FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-12

Free Writing Prospectus

Structural and Collateral Term Sheet

$750,506,780

(Approximate Initial Pool Balance)

$656,693,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2016-C37

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

 as Depositor

Barclays Bank PLC

Ladder Capital Finance LLC

Wells Fargo Bank, National Association

Silverpeak Real Estate Finance LLC

Rialto Mortgage Finance, LLC

C-III Commercial Mortgage LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2016-C37

December 6, 2016

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner	BARCLAYS Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager	Deutsche Bank Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc., Deutsche Bank Securities Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Certificate Structure

I.	Certificate Structure

Class	Expected Ratings (DBRS/Fitch/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
Offered Certificates
A-1	AAA(sf)/AAAsf/Aaa(sf)	$35,482,000	30.000%	(7)	2.62	01/17 – 09/21	43.6%	16.7%
A-2	AAA(sf)/AAAsf/Aaa(sf)	$105,724,000	30.000%	(7)	4.81	09/21 – 12/21	43.6%	16.7%
A-3	AAA(sf)/AAAsf/Aaa(sf)	$28,449,000	30.000%	(7)	6.90	11/23 – 11/23	43.6%	16.7%
A-4	AAA(sf)/AAAsf/Aaa(sf)	$120,000,000	30.000%	(7)	9.69	06/26 – 11/26	43.6%	16.7%
A-5	AAA(sf)/AAAsf/Aaa(sf)	$188,138,000	30.000%	(7)	9.90	11/26 – 11/26	43.6%	16.7%
A-SB	AAA(sf)/AAAsf/Aaa(sf)	$47,561,000	30.000%	(7)	7.28	12/21 – 06/26	43.6%	16.7%
A-S	AAA(sf)/AAAsf/Aa1(sf)	$58,165,000	22.250%	(7)	9.94	11/26 – 12/26	48.4%	15.0%
X-A	AAA(sf)/AAAsf/Aaa(sf)	$525,354,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
X-B	AAA(sf)/AA-sf/NR	$96,628,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
B	AA(low)(sf)/AA-sf/NR	$38,463,000	17.125%	(7)	9.98	12/26 – 12/26	51.6%	14.1%
C	A(low)(sf)/A-sf/NR	$34,711,000	12.500%	(7)	9.98	12/26 – 12/26	54.5%	13.4%
Non-Offered Certificates
X-D	AAA(sf)/BBB-sf/NR	$37,525,000(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
X-EF	AAA(sf)/BB-sf/NR	$17,825,000(14)	N/A	Variable(15)	N/A	N/A	N/A	N/A
X-G	AAA(sf)/B-sf/NR	$8,443,000(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
X-H	AAA(sf)/NR/NR	$7,505,000(18)	N/A	Variable(19)	N/A	N/A	N/A	N/A
X-J	AAA(sf)/NR/NR	$22,515,779(20)	N/A	Variable(21)	N/A	N/A	N/A	N/A
D	BBB(high)(sf)/BBB-sf/NR	$37,525,000	7.500%	(7)	9.98	12/26 – 12/26	57.6%	12.6%
E	BBB(sf)/BB+sf/NR	$10,320,000	6.125%	(7)	9.98	12/26 – 12/26	58.4%	12.4%
F	BBB(low)(sf)/BB-sf/NR	$7,505,000	5.125%	(7)	9.98	12/26 – 12/26	59.1%	12.3%
G	BB(high)(sf)/B-sf/NR	$8,443,000	4.000%	(7)	9.98	12/26 – 12/26	59.8%	12.2%
H	B(high)(sf)/NR/NR	$7,505,000	3.000%	(7)	9.98	12/26 – 12/26	60.4%	12.0%
J	NR/NR/NR	$22,515,779	0.000%	(7)	9.98	12/26 – 12/26	62.3%	11.7%

Notes:
(1)	The expected ratings presented are those of DBRS, Inc (“DBRS”), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”) which the depositor hired to rate the offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated December 6, 2016 (the “Preliminary Prospectus”). DBRS, Fitch and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The certificate balances and notional amounts set forth in the table are approximate. The actual initial certificate balances and notional amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus.
(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates in the aggregate.
(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.
(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Certificate Structure

(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(7)	The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, D, E, F, G, H and J Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S and B Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and B Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class X-EF Certificates are notional amount certificates. The Notional Amount of the Class X-EF Certificates will be equal to the aggregate Certificate Balance of the Class E and F Certificates outstanding from time to time. The Class X-EF Certificates will not be entitled to distributions of principal.
(15)	The pass-through rate for the Class X-EF Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class E and F Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(16)	The Class X-G Certificates are notional amount certificates. The Notional Amount of the Class X-G Certificates will be equal to the Certificate Balance of the Class G Certificates outstanding from time to time. The Class X-G Certificates will not be entitled to distributions of principal.
(17)	The pass-through rate for the Class X-G Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(18)	The Class X-H Certificates are notional amount certificates. The Notional Amount of the Class X-H Certificates will be equal to the Certificate Balance of the Class H Certificates outstanding from time to time. The Class X-H Certificates will not be entitled to distributions of principal.
(19)	The pass-through rate for the Class X-H Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(20)	The Class X-J Certificates are notional amount certificates. The Notional Amount of the Class X-J Certificates will be equal to the Certificate Balance of the Class J Certificates outstanding from time to time. The Class X-J Certificates will not be entitled to distributions of principal.
(21)	The pass-through rate for the Class X-J Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class J Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Transaction Highlights

II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Barclays Bank PLC(1)	19	35	$308,717,607	41.1%
Ladder Capital Finance LLC(2)	9	62	146,775,571	19.6
Wells Fargo Bank, National Association	10	13	116,020,374	15.5
Silverpeak Real Estate Finance LLC	9	14	93,942,500	12.5
Rialto Mortgage Finance, LLC	8	9	51,987,107	6.9
C-III Commercial Mortgage LLC(3)	8	8	33,063,621	4.4
Total	63	141	$750,506,780	100.0%

(1)	The mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Hilton Hawaiian Village, representing approximately 7.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, for which Barclays Bank PLC is the mortgage loan seller, was co-originated by Barclays Bank PLC, JPMorgan Chase Bank, National Association (“JPM”), Deutsche Bank, AG, New York Branch (“DBAG”), Goldman Sachs Mortgage Company (“GSMC”) and Morgan Stanley Bank, N.A (“MSB”). The mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Potomac Mills, representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, for which Barclays Bank PLC is the mortgage loan seller, was co-originated by Barclays Bank PLC, Societe Generale (“SG”), Cantor Commercial Real Estate Lending, L.P. (“CCRE”) and Bank of America, N.A. (“BANA”). Such Mortgage Loans were underwritten pursuant to Barclays Bank PLC’s underwriting guidelines.
(2)	The mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 1140 Avenue of the Americas, representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, for which Ladder Capital Finance LLC is the mortgage loan seller, was originated by Ladder Capital Finance I LLC. The mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 80 Park Plaza, representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, for which Ladder Capital Finance LLC is the mortgage loan seller, was co-originated by Ladder Capital Finance LLC and Citigroup Global Markets Realty Corp. (“CGMRC”). Such Mortgage Loans were underwritten pursuant to Ladder Capital Finance LLC’s underwriting guidelines.
(3)	The mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Tice Mobile Home Court, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, for which C-III Commercial Mortgage LLC is the mortgage loan seller, was originated by Union Capital Investments, LLC. In connection with the acquisition thereof by C-III Commercial Mortgage LLC, such mortgage loan was re-underwritten pursuant to C-III Commercial Mortgage LLC’s underwriting guidelines.

Loan Pool:

Initial Pool Balance:	$750,506,780
Number of Mortgage Loans:	63
Average Cut-off Date Balance per Mortgage Loan:	$11,912,806
Number of Mortgaged Properties:	141
Average Cut-off Date Balance per Mortgaged Property(1):	$5,322,743
Weighted Average Mortgage Interest Rate:	4.514%
Ten Largest Mortgage Loans as % of Initial Pool Balance(2):	45.7%
Weighted Average Original Term to Maturity or ARD (months):	110
Weighted Average Remaining Term to Maturity or ARD (months):	109
Weighted Average Original Amortization Term (months)(3):	348
Weighted Average Remaining Amortization Term (months)(3):	348
Weighted Average Seasoning (months):	1

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Includes the ten largest mortgage loans or group of cross-collateralized underlying mortgage loans.

(3)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	2.04x
Weighted Average U/W Net Operating Income Debt Yield(1):	11.7%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	62.3%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	54.2%
% of Mortgage Loans with Additional Subordinate Debt(2):	18.6%
% of Mortgage Loans with Single Tenants(3):	7.3%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.

(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 74.4% of the mortgage pool (57 mortgage loans) has scheduled amortization, as follows:

44.4% (39 mortgage loans) requires amortization during the entire loan term; and

30.0% (18 mortgage loans) provides for an interest-only period followed by an amortization period.

Interest-Only: Based on the Initial Pool Balance, 25.6% of the mortgage pool (6 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 48.5% and 3.50x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 47.4% of the mortgage pool (17 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	86.3% of the pool
Insurance:	38.3% of the pool
Capital Replacements:	75.5% of the pool
TI/LC:	53.6% of the pool(1)

(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, mixed use and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

75.8% of the mortgage pool (54 mortgage loans) features a lockout period, then defeasance only until an open period;

17.2% of the mortgage pool (8 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period; and

7.0% of the mortgage pool (1 mortgage loan) features a lockout period, then defeasance or the greater of a prepayment premium or yield maintenance until an open period.

Please refer to Annex A-1 and the footnotes related thereto to the Preliminary Prospectus for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Issue Characteristics

III.	Issue Characteristics

Securities Offered:	$656,693,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eleven classes (Classes A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Barclays Bank PLC (“Barclays”), Ladder Capital Finance LLC (“LCF”), Wells Fargo Bank, National Association (“WFB”), Silverpeak Real Estate Finance LLC (“SPREF”), Rialto Mortgage Finance, LLC (“RMF”) and C-III Commercial Mortgage LLC (“C3CM”).
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC and Barclays Capital Inc.
Co-Managers:	Academy Securities, Inc. and Deutsche Bank Securities Inc.
Rating Agencies:	DBRS, Inc. Fitch Ratings, Inc. and Moody’s Investors Service, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	LNR Partners, LLC
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Trimont Real Estate Advisors, LLC
Asset Representations Reviewer:	Trimont Real Estate Advisors, LLC
Initial Majority Controlling Class Certificateholder:	Prime Finance CMBS B-Piece Holdco VI, L.P.
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in December 2016 (or, in the case of any mortgage loan that has its first due date in January 2017, the date that would have been its due date in December 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about December 22, 2016.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in January 2017.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in January 2017.
Rated Final Distribution Date:	The Distribution Date in December 2049.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Thomson Reuters Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Characteristics of the Mortgage Pool

IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans or Groups of Cross-Collateralized Underlying Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of Rooms /SF / Units	Cut-off Date Balance Per Room / SF / Unit	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
Barclays	Hilton Hawaiian Village	Honolulu	HI	1 / 1	$52,500,000	7.0%	Hospitality	2,860	$243,566	31.2%	31.2%	4.47x	21.2%
Barclays	Quantum Park	Ashburn	VA	1 / 1	52,000,000	6.9	Office	942,843	140	66.0	66.0	3.00	11.4
LCF	Walmart Shadow Anchored Portfolio	Various	Various	1 / 34	39,536,250	5.3	Retail	881,524	101	75.0	72.0	1.36	10.6
Barclays	Potomac Mills	Woodbridge	VA	1 / 1	36,375,000	4.8	Retail	1,459,997	199	38.0	38.0	4.39	13.9
WFB	Franklin Square III	Gastonia	NC	1 / 1	32,210,163	4.3	Retail	272,222	118	74.9	66.2	1.33	9.1
LCF	1140 Avenue of the Americas	New York	NY	1 / 1	30,000,000	4.0	Office	247,183	401	55.0	55.0	2.16	9.6
Barclays	The Hamptons(2)	Las Vegas	NV	1 / 1	17,875,423	2.4	Multifamily	492	46,064	65.6	52.7	1.38	8.7
Barclays	Park Pointe(2)	Los Angeles	CA	1 / 1	8,887,780	1.2	Multifamily	89	46,064	65.6	52.7	1.38	8.7
Barclays	Hampton Inn Tropicana	Las Vegas	NV	1 / 1	25,443,445	3.4	Hospitality	322	79,017	66.4	54.4	1.73	12.6
WFB	Fremaux Town Center	Slidell	LA	1 / 1	24,700,712	3.3	Retail	397,493	181	62.7	45.2	1.32	9.0
Barclays	Midwest Industrial Portfolio	Various	Various	1 / 11	23,100,000	3.1	Industrial	1,255,014	31	71.3	65.5	1.39	9.8
Top Three Total/Weighted Average				3 / 36	$144,036,250	19.2%				55.8%	55.0%	3.09x	14.8%

Top Five Total/Weighted Average				5 / 38	$212,621,413	28.3%				55.6%	53.8%	3.04x	13.8%

Top Ten Total/Weighted Average				11 / 54	$342,628,774	45.7%				58.7%	54.0%	2.50x	12.3%

Non-Top Ten Total/Weighted Average				52 / 87	$407,878,006	54.3%				65.2%	54.4%	1.65x	11.2%

(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per Room/SF/Unit, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

(2)	The Hamptons mortgage loan and the Park Pointe mortgage loan are cross-collateralized and cross-defaulted with each other.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Characteristics of the Mortgage Pool

B.	Summary of the Pari Passu Whole Loans
Property Name	Mortgage Loan Originator	Note(s)	Related Notes in Loan Group (Original Balance)	Holder of Note	Lead Servicer for the Entire Whole loan	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
Hilton Hawaiian Village(1)	JPM/DBAG/GSMC/Barclays/MSB	A-1-A, A-1-B, A-1-C, A-1-D, A-1-E	$171,600,000	Hilton USA Trust 2016-HHV(1)	Yes	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC
	JPM	A-2-A-1	$94,000,000	JPMCC 2016-JP4(2)	No	Wells Fargo Bank, National Association	LNR Partners, LLC
	MSB	A-2-D-1, A-2-D-2	$63,000,000	MSBAM 2016-C32(3)	No	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	Barclays	A-2-E-1, A-2-E-2	$52,500,000	WFCM 2016-C37	No	Wells Fargo Bank, National Association	LNR Partners, LLC
	JPM/DBAG	A-2-A-2, A-2-A-3, A-2-A-4, A-2-B-1, A-2-B-2, A-2-B-3	$315,500,000	(4)	No	TBD	TDB
Quantum Park	Barclays	A-1	$30,000,000	CGCMT 2016-C3	No	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
	Barclays	A-2	$50,000,000	CGCMT 2016-P6(5)	No	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC
	Barclays	A-3	$52,000,000	WFCM 2016-C37	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
Walmart Shadow Anchored Portfolio	LCF	A-1	$49,500,000	WFCM 2016-LC25(6)	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	LCF	A-2	$39,536,250	WFCM 2016-C37	No	Wells Fargo Bank, National Association	LNR Partners, LLC
Potomac Mills(7)	SG/CCRE	A-1 & A-6	$70,000,000	CFCRE 2016-C6	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	SG	A-2 & A-3	$32,750,000	(8)	No	TBD	TBD
	BANA	A-4	$52,000,000	MSBAM 2016-C32(3)	No	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	BANA	A-5	$20,750,000	(9)	No	TBD	TBD
	CCRE	A-7	$35,000,000	CGCMT 2016-C3	No	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
	CCRE	A-8	$7,750,000	(10)	No	TBD	TBD
	Barclays	A-9	$36,375,000	CGCMT 2016-P6(5)	No	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC
	Barclays	A-10	$36,375,000	WFCM 2016-C37	No	Wells Fargo Bank, National Association	LNR Partners, LLC
1140 Avenue of the Americas	LCF	A-1	$30,000,000	WFCM 2016-C37	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
	LCF	A-2	$24,000,000	JPMCC 2016-JP4(2)	No	Wells Fargo Bank, National Association	LNR Partners, LLC
	LCF	A-3 & A-4	$45,000,000	WFCM 2016-LC24	No	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
Fremaux Town Center	WFB	A-1	$25,000,000	WFCM 2016-C37	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
	WFB	A-2	$30,000,000	MSC 2016-BNK2	No	Wells Fargo Bank, National Association	C-III Asset Management LLC
	WFB	A-3	$18,000,000	(11)	No	TBD	TBD
Midwest Industrial Portfolio	Barclays	A-1	$23,100,000	WFCM 2016-C37	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
	Barclays	A-2	$15,400,000	(12)	No	TBD	TBD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Characteristics of the Mortgage Pool

B.	Summary of the Pari Passu Whole Loans (continued)
80 Park Plaza	CGMRC	A-1 & A-2	$50,000,000	CGCMT 2016-C3	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
	CGMRC	A-3	$41,500,000	CD 2016-CD2(13)	No	Wells Fargo Bank, National Association	KeyBank National Association
	LCF	A-4A	$21,000,000	WFCM 2016-C37	No	Wells Fargo Bank, National Association	LNR Partners, LLC
	LCF	A-4B	$20,500,000	JPMCC 2016-JP4(2)	No	Wells Fargo Bank, National Association	LNR Partners, LLC
Redwood MHC Portfolio	LCF	A-1	$20,600,000	WFCM 2016-C37	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
	LCF	A-2	$38,400,000	WFCM 2016-LC25(6)	No	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	LCF	A-3	$37,000,000	JPMCC 2016-JP4(2)	No	Wells Fargo Bank, National Association	LNR Partners, LLC
DoubleTree by Hilton Tempe	SPREF	A-1	$11,000,000	WFCM 2016-C37	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
	SPREF	A-2	$9,600,000	(14)	No	TBD	TBD

(1)	The Hilton Hawaiian Village whole loan also includes five subordinate companion loans with an aggregate outstanding principal balance as of the cut-off date of $578,400,000, which were contributed to the Hilton USA Trust 2016-HHV securitization.

(2)	The JPMCC 2016-JP4 securitization has not yet closed, however, based on a publicly available preliminary prospectus for such securitization, it is expected that (i) the non-controlling note A-2-A-1 of the Hilton Hawaiian Village whole loan will be included in that securitization by JPM, (ii) the non-controlling note A-2 of the 1140 Avenue of the Americas whole loan will be included in that securitization by LCF, (iii) the non-controlling note A-4B of the 80 Park Plaza whole loan will be included in that securitization by LCF, (iv) the non-controlling note A-3 of the Redwood MHC Portfolio whole loan will be included in that securitization by LCF and (v) that securitization will close on the same day as this transaction.

(3)	The MSBAM 2016-C32 securitization has not yet closed, however, based on a publicly available preliminary prospectus for such securitization, it is expected that (i) the non-controlling note A-2-D-1 and A-2-D-2 of the Hilton Hawaiian Village whole loan will be included in that securitization by MSB, (ii) the non-controlling note A-4 of the Potomac Mills whole loan will be included in that securitization by BANA and (iii) that securitization will close prior to this transaction.

(4)	The related pari passu Notes A-2-A-2, A-2-A-3, A-2-A-4, A-2-B-1, A-2-B-2 and A-2-B-3 are currently held by JPMorgan Chase Bank, National Association and Deutsche Bank, AG, New York Branch and are expected to be contributed to future securitizations. No assurance can be provided that such notes will not be split further.

(5)	The CGCMT 2016-P6 securitization has not yet closed, however, based on a publicly available preliminary prospectus for such securitization, it is expected that (i) the non-controlling note A-2 of the Quantum Park whole loan will be included in that securitization by Barclays, (ii) the non-controlling note A-9 of the Potomac Mills whole loan will be included in that securitization by Barclays and (iii) that securitization will close prior to this transaction.

(6)	The WFCM 2016-LC25 securitization has not yet closed, however, based on a publicly available preliminary prospectus for such securitization, it is expected that (i) the controlling note A-1 of the Walmart Shadow Anchored Portfolio whole loan will be included in that securitization by LCF, (ii) the non-controlling note A-2 of the Redwood MHC Portfolio whole loan will be included in that securitization by LCF and (iii) that securitization will close prior to this transaction.

(7)	The Potomac Mills whole loan also includes ten subordinate companion loans with an aggregate outstanding principal balance as of the cut-off date of $125,000,000, which are currently held by Teachers Insurance and Annuity Association of America.

(8)	The related pari passu Notes A-2 and A-3 are currently held by SG and are expected to be contributed to future securitizations. No assurance can be provided that the Note A-2 and A-3 will not be split further.

(9)	The related pari passu Note A-5 is currently held by BANA and is expected to be contributed to future securitizations. No assurance can be provided that the Note A-5 will not be split further.

(10)	The related pari passu Note A-8 is currently held by CCRE and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-8 will not be split further.

(11)	The related pari passu Note A-3 is currently held by WFB and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-3 will not be split further.

(12)	The related pari passu Note A-2 is currently held by Barclays and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-2 will not be split further.

(13)	The CD 2016-CD2 securitization has not yet closed, however, based on a publicly available preliminary prospectus for such securitization, it is expected that (i) the non-controlling note A-3 of the 80 Park Plaza whole loan will be included in that securitization by CGMRC and (ii) that securitization will close prior to this transaction.

(14)	The related pari passu Note A-2 is currently held by SPREF and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-2 will not be split further.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Characteristics of the Mortgage Pool

C.	Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut- off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
1	Barclays	Hilton Hawaiian Village	$52,500,000	7.0%	$578,400,000	NAP	4.200%	4.47x	2.44x	21.2%	11.6%	31.2%	57.2%
3	LCF	Walmart Shadow Anchored Portfolio	39,536,250	5.3	NAP	8,607,106	6.067	1.36	1.17	10.6	9.7	75.0	82.3
4	Barclays	Potomac Mills	36,375,000	4.8	125,000,000	NAP	3.457	4.39	2.65	13.9	9.7	38.0	54.4
25	SPREF	DoubleTree by Hilton Tempe	11,000,000	1.5	NAP	2,200,000	6.338	1.69	1.41	14.5	13.1	63.8	70.6
Total/Weighted Average			$139,411,250	18.6%	$703,400,000	$10,807,106	4.704%	3.35x	2.05x	15.8%	10.7%	48.0%	64.6%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

(2)	With respect to the Hilton Hawaiian Village mortgage loan, the Walmart Shadow Anchored Portfolio mortgage loan, the Potomac Mills mortgage loan and the DoubleTree by Hilton Tempe mortgage loan, each of which is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Characteristics of the Mortgage Pool

D.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
1	Barclays	Hilton Hawaiian Village	Honolulu	HI	Hospitality	$52,500,000	7.0%	HILT 2013-HLT
3.01	LCF	Alice Shopping Center	Alice	TX	Retail	2,114,994	0.3	CSMC 2007-C1
3.05	LCF	Mustang Shopping Center	Mustang	OK	Retail	1,619,438	0.2	CSMC 2007-C1
3.07	LCF	Yukon Shopping Center	Yukon	OK	Retail	1,607,893	0.2	CSMC 2007-C1
3.11	LCF	Douglas Shopping Center	Douglas	AZ	Retail	1,413,401	0.2	CSMC 2007-C1
3.19	LCF	Bad Axe Shopping Center	Bad Axe	MI	Retail	1,057,719	0.1	CSMC 2007-C1
3.26	LCF	St. John’s Shopping Center	Saint Johns	MI	Retail	905,855	0.1	CSMC 2007-C1
3.33	LCF	Liberty Shopping Center	Liberty	TX	Retail	456,924	0.1	CSMC 2007-C1
4	Barclays	Potomac Mills	Woodbridge	VA	Retail	36,375,000	4.8	LBUBS 2007-C6 & WBCMT 2007-C33
5	WFB	Franklin Square III	Gastonia	NC	Retail	32,210,163	4.3	WBCMT 2007-C32
7	Barclays	The Hamptons	Las Vegas	NV	Multifamily	17,875,423	2.4	JPMCC 2007-LDPX
8	Barclays	Park Pointe	Los Angeles	CA	Multifamily	8,887,780	1.2	JPMCC 2006-LDP9
9	Barclays	Hampton Inn Tropicana	Las Vegas	NV	Hospitality	25,443,445	3.4	WBCMT 2006-C25
12	RMF	The Lodge & Waterfall Park Apartments Portfolio	Houston	TX	Multifamily	22,900,000	3.1	WFRBS 2013-C12
14	LCF	Redwood MHC Portfolio	Various	Various	MHC	20,600,000	2.7	LBUBS 2006-C6 & LBUBS 2006-C7
19	WFB	Parkway Plaza-NC	Durham	NC	Retail	14,500,000	1.9	CSFB 2005-C6
20	WFB	Victor Valley Town Center I	Victorville	CA	Retail	14,227,020	1.9	WBCMT 2006-C28
23	Barclays	Studio Village	North Hollywood	CA	Multifamily	12,033,455	1.6	JPMCC 2006-LDP9
26	LCF	Holiday Inn Express- Hauppauge	Hauppauge	NY	Hospitality	10,675,000	1.4	CDGJ 2014-BXCH
28	C3CM	CubeSmart Self Storage of Lakeway	Lakeway	TX	Self Storage	9,250,000	1.2	JPMCC 2007-LD12
36	LCF	Glendora-Whiteville Portfolio	Various	Various	Retail	7,113,983	0.9	LBUBS 2006-C6
39	LCF	Holiday Inn Express & Suites Centerville	Centerville	OH	Hospitality	6,641,811	0.9	CSMC 2006-C5
40	Barclays	Hollywood Pointe - Yucca	Los Angeles	CA	Multifamily	5,792,037	0.8	WBCMT 2006-C28
42	Barclays	Rose Terrace - Whittier	Whittier	CA	Multifamily	4,843,341	0.6	WBCMT 2006-C28
43	C3CM	The Elms MHC	Fond du Lac	WI	MHC	4,439,610	0.6	BSCMS 2007-T26
45	Barclays	Suntree	Rialto	CA	Multifamily	3,595,057	0.5	WBCMT 2006-C28
48	WFB	La Mirage Shopping Center	Southfield	MI	Retail	3,408,300	0.5	CSMC 2007-C1
52	Barclays	Courtyard - Hawthorne	Hawthorne	CA	Multifamily	3,195,606	0.4	JPMCC 2006-LDP9
53	LCF	Walgreens Brattleboro	Brattleboro	VT	Retail	3,089,776	0.4	LBUBS 2006-C6
54	Barclays	Crosswinds	Las Vegas	NV	Multifamily	3,045,812	0.4	JPMCC 2007-LDPX
55	Barclays	Mountain Gate	San Bernardino	CA	Multifamily	2,846,087	0.4	JPMCC 2007-LDPX
56	RMF	Big Spring Marketplace	Big Spring	TX	Retail	2,746,457	0.4	MLCFC 2006-4
57	RMF	Highland Park	Ocean Springs	MS	MHC	2,500,000	0.3	FNA 2015-M15
58	WFB	Sterling Climatized Storage	Shreveport	LA	Self Storage	2,415,000	0.3	CSMC 2007-C2
60	C3CM	Tice Mobile Home Court	Fort Myers	FL	MHC	1,946,576	0.3	MSC 2006-IQ12
61	C3CM	Action’s Self Storage	Saint Paul	TX	Self Storage	1,855,000	0.2	LBUBS 2007-C1
	Total					$346,127,965	46.1%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Characteristics of the Mortgage Pool

E.	Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A- 2 Certificate Principal Balance (%)(2)	SF	Loan per SF ($)(3)	U/W NCF DSCR (x) (3)	U/W NOI Debt Yield (%)(3)	Cut-off Date LTV Ratio (%)(3)	Balloon or ARD LTV Ratio (%)(3)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
2	Barclays	Quantum Park	VA	Office	$52,000,000	6.9%	$52,000,000	49.2%	942,843	$140	3.00x	11.4%	66.0%	66.0%	58	58
3	LCF	Walmart Shadow Anchored Portfolio	Various	Retail	39,536,250	5.3	37,976,898	35.9	881,524	101	1.36	10.6	75.0	72.0	21	57
21	Barclays	One Conway Park	IL	Office	12,600,000	1.7	12,600,000	11.9	105,000	120	2.60	12.8	64.0	64.0	60	60
Total/Weighted Average					$104,136,250	13.9%	$102,576,898	97.0%			2.33x	11.3%	69.2%	68.0%	44	58

(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-2 Certificate Balance.

(3)	With respect to the Quantum Park mortgage loan and the Walmart Shadow Anchored Portfolio mortgage loan, each of which is part of a whole loan, the Loan per SF, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s).

Class A-3(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-3 Certificate Principal Balance (%)(2)	SF	Loan per SF ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
5	WFB	Franklin Square III	NC	Retail	$32,210,163	4.3%	$28,449,821	100.0%	272,222	$118	1.33x	9.1%	74.9%	66.2%	0	83
Total/Weighted Average					$32,210,163	4.3%	$28,449,821	100.0%			1.33x	9.1%	74.9%	66.2%	0	83
(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Characteristics of the Mortgage Pool

F.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut- off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	52	$221,080,218	29.5%	62.0%	54.4%	1.96	x	11.0%	10.1%	4.552%
Anchored	7	112,546,196	15.0	64.0	54.1	1.54		10.4	9.5	4.588
Shadow Anchored	35	42,282,707	5.6	74.5	70.8	1.37		10.6	9.3	5.527
Super Regional Mall	1	36,375,000	4.8	38.0	38.0	4.39		13.9	13.3	2.988
Unanchored	6	19,672,556	2.6	71.4	56.9	1.41		10.3	9.5	4.989
Single Tenant	3	10,203,759	1.4	56.5	42.2	1.43		10.4	9.9	4.855
Multifamily	27	145,811,499	19.4	66.1	54.9	1.51		9.8	9.3	4.542
Garden	21	121,736,219	16.2	65.4	54.0	1.54		9.9	9.4	4.497
Student Housing	5	15,187,500	2.0	72.3	62.9	1.35		9.7	9.0	5.060
Mid rise	1	8,887,780	1.2	65.6	52.7	1.38		8.7	8.2	4.269
Hospitality	10	144,839,192	19.3	53.0	44.4	2.75		16.4	14.5	4.751
Limited Service	7	72,589,192	9.7	65.1	51.4	1.82		13.7	12.1	4.935
Full Service	2	63,500,000	8.5	36.8	35.1	3.99		20.0	17.7	4.447
Extended Stay	1	8,750,000	1.2	70.0	53.2	1.49		12.0	10.9	5.440
Office	6	140,255,000	18.7	65.4	62.0	2.29		10.6	10.1	4.116
Suburban	4	89,255,000	11.9	66.6	63.4	2.52		11.2	10.6	4.039
CBD	2	51,000,000	6.8	63.2	59.4	1.90		9.5	9.1	4.249
Manufactured Housing Community	25	41,541,308	5.5	67.7	56.0	1.53		9.7	9.5	4.412
Manufactured Housing Community	22	36,524,243	4.9	67.2	55.3	1.55		9.9	9.7	4.453
Recreational Vehicle Community	3	5,017,066	0.7	71.8	61.5	1.38		8.2	8.0	4.114
Industrial	15	34,584,562	4.6	66.3	58.8	1.80		12.7	11.1	4.640
Warehouse	15	34,584,562	4.6	66.3	58.8	1.80		12.7	11.1	4.640
Self Storage	5	18,895,000	2.5	65.0	54.4	1.37		9.0	8.8	5.003
Self Storage	5	18,895,000	2.5	65.0	54.4	1.37		9.0	8.8	5.003
Mixed Use	1	3,500,000	0.5	54.7	50.0	1.72		11.6	10.4	4.440
Retail/Office	1	3,500,000	0.5	54.7	50.0	1.72		11.6	10.4	4.440
Total/Weighted Average:	141	$750,506,780	100.0%	62.3%	54.2%	2.04	x	11.7%	10.8%	4.514%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate) and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Characteristics of the Mortgage Pool

G.	Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)		Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Virginia	5	$98,285,179	13.1%	54.6%	53.6%	3.48	x	13.	%	12.4%	3.500%
North Carolina	8	77,067,759	10.3	67.2	56.8	1.54		11.1		10.1	4.877
California	11	74,045,384	9.9	61.0	49.6	1.68		10.6		10.0	4.550
Southern	10	70,670,384	9.4	60.6	49.1	1.70		10.7		10.1	4.521
Northern	1	3,375,000	0.4	70.2	59.5	1.31		8.7		8.6	5.140
Texas	17	64,839,605	8.6	64.9	56.1	1.51		10.4		9.7	5.006
Hawaii	1	52,500,000	7.0	31.2	31.2	4.47		21.2		19.0	4.200
New York	3	48,275,000	6.4	59.2	55.0	1.98		10.8		9.8	4.570
Nevada	3	46,364,681	6.2	66.4	53.9	1.59		10.9		9.8	4.580
Other(3)	93	289,129,172	38.5	68.7	58.6	1.54		10.5		9.6	4.680
Total/Weighted Average	141	$750,506,780	100.0%	62.3%	54.2%	2.04	x	11.7%		10.8%	4.514%

(1)	The mortgaged properties are located in 31 states.

(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(3)	Includes 24 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Characteristics of the Mortgage Pool

H.	Characteristics of the Mortgage Pool (1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1,450,000 - 2,000,000	5	$8,970,076	1.2%
2,000,001 - 3,000,000	4	10,507,544	1.4
3,000,001 - 4,000,000	11	37,416,961	5.0
4,000,001 - 5,000,000	2	9,282,950	1.2
5,000,001 - 6,000,000	2	11,271,251	1.5
6,000,001 - 7,000,000	3	20,391,811	2.7
7,000,001 - 8,000,000	3	22,204,633	3.0
8,000,001 - 9,000,000	5	42,735,466	5.7
9,000,001 - 10,000,000	3	27,705,000	3.7
10,000,001 - 15,000,000	9	113,692,594	15.1
15,000,001 - 20,000,000	4	65,962,923	8.8
20,000,001 - 30,000,000	7	167,744,157	22.4
30,000,001 - 50,000,000	3	108,121,413	14.4
50,000,001 - 52,500,000	2	104,500,000	13.9
Total:	63	$750,506,780	100.0%
Average	$11,912,806
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Aggregate Cut-off Pool Balance (%)
1.33 - 1.40	5	$18,290,076	2.4%
1.41 - 1.50	18	181,940,818	24.2
1.51 - 1.60	7	115,770,792	15.4
1.61 - 1.70	7	63,383,253	8.4
1.71 - 1.80	5	33,432,156	4.5
1.81 - 1.90	5	48,540,650	6.5
1.91 - 2.00	4	48,818,445	6.5
2.01 - 2.50	4	53,121,026	7.1
2.51 - 3.00	3	26,350,000	3.5
3.01 - 3.50	3	71,984,562	9.6
4.01 - 4.98	2	88,875,000	11.8
Total:	63	$750,506,780	100.0%
Weighted Average:	2.21 x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1.30 - 1.30	2	$3,718,500	0.5%
1.31 - 1.40	22	251,029,895	33.4
1.41 - 1.50	6	56,403,292	7.5
1.51 - 1.60	8	88,622,413	11.8
1.61 - 1.70	6	45,810,589	6.1
1.71 - 1.80	7	66,391,503	8.8
1.81 - 1.90	1	9,200,000	1.2
1.91 - 2.00	1	6,641,811	0.9
2.01 - 2.50	4	49,229,215	6.6
2.51 - 3.00	4	84,584,562	11.3
4.01 - 4.47	2	88,875,000	11.8
Total:	63	$750,506,780	100.0%
Weighted Average:	2.04 x
LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Refinance	49	$525,381,177	70.0%
Acquisition	14	225,125,603	30.0
Total:	63	$750,506,780	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
2.988 - 3.500	1	$36,375,000	4.8%
3.501 - 3.750	2	76,700,712	10.2
4.001 - 4.250	7	147,879,215	19.7
4.251 - 4.500	15	112,421,570	15.0
4.501 - 4.750	7	63,343,033	8.4
4.751 - 5.000	15	178,494,230	23.8
5.001 - 5.250	5	30,131,250	4.0
5.251 - 5.500	8	51,325,520	6.8
5.501 - 5.670	3	53,836,250	7.2
Total:	63	$750,506,780	100.0%
Weighted Average:	4.514%
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
8.2 - 9.0	13	$118,994,499	15.9%
9.1 - 10.0	17	188,030,938	25.1
10.1 - 11.0	9	115,245,927	15.4
11.1 - 12.0	8	112,757,447	15.0
12.1 - 13.0	5	57,768,445	7.7
13.1 - 14.0	2	44,853,936	6.0
14.1 - 15.0	5	35,121,026	4.7
16.1 - 17.0	1	6,750,000	0.9
17.1 - 18.0	1	7,000,000	0.9
18.1 - 19.0	1	11,484,562	1.5
20.1 - 21.2	1	52,500,000	7.0
Total:	63	$750,506,780	100.0%
Weighted Average:	11.7%
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
8.0	1	$20,600,000	2.7%
8.1 - 9.0	22	237,977,704	31.7
9.1 - 10.0	13	135,531,252	18.1
10.1 - 11.0	10	107,721,503	14.4
11.1 - 12.0	6	100,516,797	13.4
12.1 - 13.0	3	16,570,747	2.2
13.1 - 14.0	3	48,375,000	6.4
14.1 - 15.0	2	12,229,215	1.6
15.1 - 16.0	2	18,484,562	2.5
18.1 - 19.0	1	52,500,000	7.0
Total:	63	$750,506,780	100.0%
Weighted Average:	10.8%
ORIGINAL TERM TO MATURITY OR ARD
Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
60	3	$104,136,250	13.9%
84	1	32,210,163	4.3
120	59	614,160,367	81.8
Total:	63	$750,506,780	100.0%

Weighted Average:	110 months

(1)	Information regarding mortgage loans that are cross-collateralized or cross-defaulted with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Characteristics of the Mortgage Pool

REMAINING TERM TO MATURITY OR ARD

Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
57 - 60	3	$104,136,250	13.9%
61 - 84	1	32,210,163	4.3
85 - 120	59	614,160,367	81.8
Total:	63	$750,506,780	100.0%

Weighted Average:	109 months

ORIGINAL AMORTIZATION TERM(2)

Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Non-Amortizing	6	$191,975,000	25.6%
240	2	11,978,936	1.6
300 – 329	9	73,757,282	9.8
330 – 360	46	472,795,562	63.0
Total:	63	$750,506,780	100.0%

Weighted Average(3):	348 months
(2)	The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)

Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Non-Amortizing	6	$191,975,000	25.6%
239 - 240	2	11,978,936	1.6
241 - 300	9	73,757,282	9.8
301 - 360	46	472,795,562	63.0
Total:	63	$750,506,780	100.0%

Weighted Average(5):	348 months
(4)	The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(5)	Excludes the non-amortizing mortgage loans.

LOCKBOXES

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Springing	38	$293,894,245	39.2%
Hard/Upfront Cash Management	7	205,240,009	27.3
Hard/Springing Cash Management	10	150,433,007	20.0
Soft/Springing Cash Management	4	86,137,895	11.5
None	4	14,801,623	2.0
Total:	63	$750,506,780	100.0%

PREPAYMENT PROVISION SUMMARY

Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Lockout / Def / Open	54	$568,931,853	75.8%
Lockout / GRTR 1% or YM / Open	8	129,074,927	17.2
Lockout / Def or GRTR 1% or YM / Open	1	52,500,000	7.0
Total:	63	$750,506,780	100.0%

 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
31.2 - 35.0	1	$52,500,000	7.0%
35.1 - 40.0	1	36,375,000	4.8
45.1 - 50.0	3	17,068,991	2.3
50.1 - 55.0	4	44,135,378	5.9
55.1 - 60.0	6	50,266,583	6.7
60.1 - 65.0	13	150,298,631	20.0
65.1 - 70.0	16	169,890,643	22.6
70.1 - 75.0	19	229,971,555	30.6
Total:	63	$750,506,780	100.0%
Weighted Average:	62.3%

BALLOON OR ARD LOAN-TO-VALUE RATIO

Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
31.2 - 35.0	3	$61,068,991	8.1%
35.1 - 40.0	2	44,853,936	6.0
40.1 - 45.0	5	29,812,398	4.0
45.1 - 50.0	8	70,904,258	9.4
50.1 - 55.0	16	197,145,332	26.3
55.1 - 60.0	14	81,148,738	10.8
60.1 - 65.0	10	97,726,716	13.0
65.1 - 70.0	4	128,310,163	17.1
70.1 - 72.0	1	39,536,250	5.3
Total:	63	$750,506,780	100.0%
Weighted Average:	54.2%

AMORTIZATION TYPE

Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Amortizing Balloon	39	$333,044,280	44.4%
Interest-only, Amortizing Balloon	18	225,487,500	30.0
Interest-only, Balloon	4	127,375,000	17.0
Interest-only, ARD	2	64,600,000	8.6
Total:	63	$750,506,780	100.0%

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS

IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
12	1	$3,375,000	0.4%
18	2	19,400,000	2.6
24	7	80,625,000	10.7
30	1	20,600,000	2.7
36	3	45,387,500	6.0
48	1	14,500,000	1.9
60	3	41,600,000	5.5
Total:	18	$225,487,500	30.0%

Weighted Average:	34 months

SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
0	27	$246,784,750	32.9%
1	27	300,202,094	40.0
2	4	81,568,991	10.9
3	3	67,250,233	9.0
5	1	30,000,000	4.0
6	1	24,700,712	3.3
Total:	63	$750,506,780	100.0%

Weighted Average:	1 month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Certain Terms and Conditions

V.            Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Master Servicer consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates, pro rata, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.
Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):
1. Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-D, X-EF, X-G, X-H and X-J Certificates: To interest on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-D, X-EF, X-G, X-H and X-J Certificates, pro rata, according to their respective interest entitlements.
2. Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates: To principal on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates, until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, to principal on the Class A-5 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vii) seventh, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.
3. Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates: To reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Certain Terms and Conditions

4.   Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.   Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5, A-SB and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.   Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.   After the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E, F, G, H and J Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance and Prepayment Premiums:	If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and D Certificates, the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, and (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates as described above, and (3) to the Class X-B Certificates, any remaining yield maintenance charge or prepayment premium not distributed as described above. No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, X-EF, X-G, X-H, X-J, E, F, G, H, J, V or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.
Realized Losses:	The Certificate Balances of the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, D, E, F, G, H and J Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Certain Terms and Conditions

Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class J Certificates; second, to the Class H Certificates; third, to the Class G Certificates; fourth, to the Class F Certificates; fifth, to the Class E Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates; ninth, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates based on their outstanding Certificate Balances.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S or B Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D Certificates as write-offs in reduction of its Certificate Balance. The notional amount of the Class X-EF Certificates will be reduced by the amount of all losses that are allocated to the Class E or F Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-G Certificates will be reduced by the amount of all losses that are allocated to the Class G Certificates as write-offs in reduction of its Certificate Balance. The notional amount of the Class X-H Certificates will be reduced by the amount of all losses that are allocated to the Class H Certificates as write-offs in reduction of its Certificate Balance. The notional amount of the Class X-J Certificates will be reduced by the amount of all losses that are allocated to the Class J Certificates as write-offs in reduction of its Certificate Balance.

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments with respect to the mortgage loans it services (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-D, X-EF, X-G, X-H and X-J Certificates would be affected on a pari passu basis).
Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to the Quantum Park whole loan, the 1140 Avenue of the Americas whole loan, the Fremaux Town Center whole loan, the Midwest Industrial Portfolio whole loan, the Redwood MHC Portfolio whole loan and the DoubleTree by Hilton Tempe whole loan. The servicer or trustee, as applicable, under the Hilton USA Trust 2016-HHV securitization will have the primary obligation to make any required servicing advances with respect to Hilton Hawaiian Village whole loan. The master servicer or trustee, as applicable, under the WFCM 2016-LC25 securitization will have the primary obligation to make any required servicing advances with respect to the Walmart Shadow Anchored Portfolio whole loan. The master servicer or trustee, as applicable, under the CFCRE 2016-C6 securitization will have the primary obligation to make any required servicing advances with respect to the Potomac Mills whole loan. The master servicer or trustee, as applicable, under the CGCMT 2016-C3 securitization will have the primary obligation to make any required servicing advances with respect to the 80 Park Plaza whole loan. The Special Servicer will have no obligation to make servicing advances but may do so in an emergency situation.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:	An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan, if any, and then to the related mortgage loan and the related pari passu companion loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Certain Terms and Conditions

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A Collateral Deficiency Amount will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the appraised value of the related mortgaged property plus (y) any capital or additional collateral contributed by the related borrower at the time the loan became an AB modified loan plus (z) certain escrows or reserves (including letters of credit) in addition to any amounts set forth in the immediately preceding clause (y)) held with respect to the mortgage loan.

A Cumulative Appraisal Reduction Amount with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Cumulative Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates (other than the Class V and Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes (other than the Class V and Class R Certificates) of outstanding certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Majority Controlling Class Certificateholder and Directing Certificateholder:

A directing certificateholder may be appointed by the “majority controlling class certificate-holder”, which will be the holder(s) of a majority of the “controlling class”, which means the most subordinate class among the Class E, F, G, H and J Certificates that has a Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial Certificate Balance; provided that if at any time the Certificate Balances of the Principal Balance Certificates (other than the Class E, F, G, H and J Certificates) have been reduced to zero as a result of principal payments on the mortgage loans, then the “controlling class” will be the most subordinate class of Class E, F, G, H and J Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The majority controlling class certificateholder will have a continuing right to appoint, remove or replace the directing certificateholder in its sole discretion. This right may be exercised at any time and from time to time. See “Pooling and Servicing Agreement—The Directing Certificateholder” in the Preliminary Prospectus.

Control and Consultation:	The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” occurs if the Class E Certificates have a Certificate Balance, net of any Cumulative Appraisal Reduction Amounts allocable to that Class, that is less than 25% of the initial Certificate Balance of that Class or, while the Class E Certificates are the controlling class, the majority (by Certificate Balance) of the holders of the Class E Certificates irrevocably waived its right, in writing, to exercise any of the rights of the majority controlling class certificateholder and such rights have not been reinstated to a successor majority controlling class certificateholder.

A “Consultation Termination Event” occurs if the Class E Certificates have a Certificate Balance, without regard to any Cumulative Appraisal Reduction Amounts allocable to that Class, that is less than 25% of the initial Certificate Balance of that Class or, while the Class E Certificates are the controlling class, the majority (by Certificate Balance) of the holders of the Class E

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Certain Terms and Conditions

Certificates irrevocably waived its right, in writing, to exercise any of the rights of the majority controlling class certificateholder and such rights have not been reinstated to a successor majority controlling class certificateholder.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) and (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that DBRS, Fitch and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to the Quantum Park mortgage loan, the 1140 Avenue of the Americas mortgage loan, the Fremaux Town Center mortgage loan, the Midwest Industrial Portfolio mortgage loan, the Redwood MHC Portfolio mortgage loan and the DoubleTree by Hilton Tempe mortgage loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holder of the related pari passu companion loan(s) as described below.

Notwithstanding any contrary description set forth above, with respect to the Quantum Park mortgage loan, the 1140 Avenue of the Americas mortgage loan, the Fremaux Town Center mortgage loan, the Midwest Industrial Portfolio mortgage loan, the Redwood MHC Portfolio mortgage loan and the DoubleTree by Hilton Tempe mortgage loan, the holder of the related pari passu companion loan(s) in the related whole loan (or its representative, including any directing certificateholder under any securitization of such pari passu companion loan(s)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related whole loan, as provided for in the related intercreditor agreement and as described in the Preliminary Prospectus, and those rights will be in addition to the rights of the directing certificateholder in this transaction described above.

For purposes of the servicing of the Quantum Park whole loan, the 1140 Avenue of the Americas mortgage loan, the Fremaux Town Center mortgage loan, the Midwest Industrial Portfolio mortgage loan, the Redwood MHC Portfolio mortgage loan and the DoubleTree by Hilton Tempe mortgage loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the consultation and other rights of the holder of the related pari passu companion loan(s).

Notwithstanding any contrary description set forth above, with respect to Hilton Hawaiian Village mortgage loan, in general the related whole loan will be serviced under the Hilton USA Trust 2016-HHV trust and servicing agreement, which grants the directing certificateholder (or equivalent) under the Hilton USA Trust 2016-HHV securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will have the right to be consulted on a non-binding basis with respect to such actions, provided that such rights will only be exercisable upon and during the termination of a subordinate control period under the Hilton USA Trust 2016-HHV trust and servicing agreement. For purposes of the servicing of Hilton Hawaiian Village whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the Hilton USA Trust 2016-HHV securitization.

Also, notwithstanding any contrary description set forth above, with respect to the Walmart Shadow Anchored Portfolio mortgage loan, in general the related whole loan will be serviced under the WFCM 2016-LC25 pooling and servicing agreement, which is expected to grant the directing certificateholder under the WFCM 2016-LC25 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Certain Terms and Conditions

Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the Walmart Shadow Anchored Portfolio whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the WFCM 2016-LC25 securitization.

Also, notwithstanding any contrary description set forth above, with respect to the Potomac Mills mortgage loan, in general the related whole loan will be serviced under the CFCRE 2016-C6 pooling and servicing agreement, which grants the directing certificateholder (or equivalent) under the CFCRE 2016-C6 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the Potomac Mills whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the CFCRE 2016-C6 securitization.

Also, notwithstanding any contrary description set forth above, with respect to the 80 Park Plaza mortgage loan, in general the related whole loan will be serviced under the CGCMT 2016-C3 pooling and servicing agreement, which grants the directing certificateholder (or equivalent) under the CGCMT 2016-C3 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the 80 Park Plaza whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the CGCMT 2016-C3 securitization.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the majority controlling class certificateholder or the directing certificateholder is (i) a borrower, a mortgagor or a manager of a mortgaged property, or the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan or any affiliate thereof, (ii) with respect to borrower, a mortgagor, a manager of a Mortgaged Property or a mezzanine lender that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender (each, a “borrower party”), the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan”.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a borrower party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement with respect to such mortgage loan, and such controlling class certificateholder will be referred to as an “excluded controlling class holder”.

Replacement of Special Servicer by General Vote of Certificateholders:	If a Control Termination Event has occurred and is continuing, the Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause DBRS, Fitch and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer may be replaced by the directing certificateholder, subject to DBRS, Fitch and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Certain Terms and Conditions

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a borrower party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a borrower party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, such resigning Special Servicer will be required to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the controlling class loses its status as controlling class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the Voting Rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the controlling class unless and until reinstated as the controlling class through such determination; and pending such determination, the rights of the controlling class will be exercised by the control eligible certificates (which may only be any one of Class E, F, G, H and J), if any, that would be the controlling class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than with respect to the Hilton Hawaiian Village whole loan, the Walmart Shadow Anchored Portfolio whole loan, the Potomac Mills whole loan and the 80 Park Plaza whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor and, in the case of the Quantum Park whole loan, the 1140 Avenue of the Americas whole loan, the Fremaux Town Center whole loan, the Midwest Industrial Portfolio whole loan, the Redwood MHC Portfolio whole loan and the DoubleTree by Hilton Tempe whole loan, consultation rights of the holders of the related pari passu companion loan(s), as described in the Preliminary Prospectus.

In the case of the Quantum Park whole loan, the 1140 Avenue of the Americas whole loan, the Fremaux Town Center whole loan, the Midwest Industrial Portfolio whole loan, the Redwood MHC Portfolio whole loan and the DoubleTree by Hilton Tempe whole loan, pursuant to the related intercreditor agreements and the pooling and servicing agreement, if the Special Servicer offers to sell to any person (or offers to purchase) for cash either such mortgage loan during such time as the related whole loan constitutes a defaulted mortgage loan, then in connection with any such sale, the Special Servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan

In the case of The Hilton Hawaiian Village whole loan, pursuant to the Hilton USA Trust 2016-HHV trust and servicing agreement and the related intercreditor agreement, the Hilton USA Trust 2016-HHV special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the applicable companion loans constitute a defaulted mortgage loan under the Hilton USA Trust 2016-HHV trust and servicing agreement, and, in connection with any such sale, the Hilton USA Trust 2016-HHV special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) and subordinate companion loans as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

In the case of the Walmart Shadow Anchored Portfolio mortgage loan, the Potomac Mills mortgage loan and the 80 Park Plaza mortgage loan, pursuant to the WFCM 2016-LC25 pooling and servicing agreement, the CFCRE 2016-C6 pooling and servicing agreement or the CGCMT 2016-C3 pooling and servicing agreement, respectively, the related special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the applicable companion loan(s) constitute a defaulted mortgage loan under the related pooling and servicing agreement, and, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Certain Terms and Conditions

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
Operating Advisor:

The Operating Advisor will perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of the Special Servicer with respect to the resolution and/or liquidation of specially serviced loans to the Certificate Administrator.  The review and report generally will be based on any asset status reports and additional information delivered to the Operating Advisor by the Special Servicer. In addition, if a Control Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor (in addition to the directing certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with material special servicing actions with respect to specially serviced loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the Operating Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all Principal Balance Certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause DBRS, Fitch and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. The Operating Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and D Certificates are retired.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:	The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Certain Terms and Conditions

applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.
Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Majority Controlling Class Certificateholder:	It is expected that Prime Finance CMBS B-Piece Holdco VI, L.P. will be the initial majority controlling class certificateholder.
Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Hilton Hawaiian Village, Quantum Park, Walmart Shadow Anchored Portfolio, Potomac Mills, 1140 Avenue of the Americas, Fremaux Town Center, Midwest Industrial Portfolio, 80 Park Plaza, Redwood MHC Portfolio and DoubleTree by Hilton Tempe, secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. The Quantum Park whole loan, the 1140 Avenue of the Americas whole loan, the Fremaux Town Center whole loan, the Midwest Industrial Portfolio whole loan, the Redwood MHC Portfolio whole loan and the DoubleTree by Hilton Tempe whole loan will each be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Certain Terms and Conditions

principally serviced under the pooling and servicing agreement for this securitization. The Hilton Hawaiian Village whole loan will be principally serviced under the trust and servicing agreement for the Hilton USA Trust 2016-HHV securitization. The Walmart Shadow Anchored Portfolio whole loan, Potomac Mills whole loan and 80 Park Plaza whole loan will be principally serviced under the pooling and servicing agreement for the WFCM 2016-LC25 securitization, the CFCRE 2016-C6 securitization and the CGCMT 2016-C3 securitization, respectively.

As of the closing date, each pari passu companion loan in each whole loan will be held by the party identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Pari Passu Whole Loans”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON HAWAIIAN VILLAGE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON HAWAIIAN VILLAGE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON HAWAIIAN VILLAGE

Honolulu Intl. Airport 3 miles
H1
63
Kamehameha Shopping Center
Liliha-Kapalama
61
KO'OLAU RANGE
Bishop Museum
N. School St
Hawaii Medical Center - East
Pali Hwy
N. King St
Kalihi St
Lunalilo Fwy
Kalihi-Palama
Dillingham Blvd
Liliha St
Royal Mausoleum State Monument
Round Top Forest Reserve
Honolulu Community College
Kuakini Medical Center
Nuuanu Ave
Dillingham Plaza
HONOLULU COUNTY
92
The Brad Powell Theater
61
N. Vineyard Blvd
Pali Hwy
Auwaiolimu St
O'ahu
Shops of Dole Cannery
Nimitz Hwy
Manoa Rd
Hawaii Theatre
Hawai'i Pacific University
NATIONAL MEM. CEMETERY OF THE PACIFIC
Manoa
E. Manoa Rd
Prospect St
Makiki - Lower Punchbowl - Tantalus
Downtown
State Capitol
Sand Island Parkway
Iolani Palace
The Queen's Medical Ctr.
Manoa Marketplace
Aloha Tower Marketplace
Lunalilo Fwy
Wilder Ave
Manoa Rd
Sand Island
Punchbowl St
Honolulu City Hall
University Ave
Blaisdell Concert Hall
Shriners Hospitals for Children
Waterfront Plaza
Kinau St
92
Piikoi St
S. Beretania St
Metcalf St
University of Hawaii at Manoa
Neal S. Blaisdell Center
Honolulu Harbor
Ala Moana Blvd
Ward Ave
HONOLULU
Stan Sheriff Center
Les Murakami Baseball Stadium
Kakaako Waterfront Park
Ward Village
Kapiolani Blvd
McCully St
Isenberg St
Children's Discovery Center
Ward Center
Ala Moana Center
Lunalilo Fwy
Chaminade University of Honolulu
Ala Moana Park
Hawaii Convention Center
Kalakaua Ave
University Ave
Waialae Ave
Ala Moana Beach
Ala Wai Community Park
Kapiolani Blvd
Kahanamoku Lagoon
92
H1
Magic Island
Date St
Magic Island Lagoon
Luxury Row
Kapahulu Ave
Hilton Hawaiian Village
2005 Kalia Road
Honolulu, HI 96815
Kahanamoku Beach
Waikiki
Waikiki Shopping Plaza
Ala Wai Golf Course
Kaimuki
Pacific Ocean
US Army Museum of Hawaii
Waikiki Beach Walk
Royal Hawaiian Ctr.
Ala Wai Blvd
Waikiki Beach
Alohea Ave
Waikiki Bay
Kuhio Beach
Honolulu Zoo
Monsarrat Ave
Queens Surf Beach
Waikiki Aquarium
Waikiki Shell
Kaimana Beach
Diamond Head State Monument
Kaluahole Channel
Makalei Beach
Diamond Head Rd
Kauai
KAUAI COUNTY
Kapaa
Lihue
Puipu
Niihau
Pacific Ocean
Kauai Channel
Oahu
Kaneohe
Kaiwi Channel
Honolulu International Airport
HONOLULU
Molokai
MAUI COUNTY
HONOLULU COUNTY
Lahaina
Kahului
Kahului Intl. Airport
Lanai
Maui
Wailea
HALEAKALA NAT'L PARK
Alenuihaha Channel
HAWAII COUNTY
Waimea
Kalaoa
Hilo
Pacific Ocean
Kailua
Hawaii
Hilo Intl. Airport
HAWAII VOLCANOES NAT'L PARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Hilton Hawaiian Village

Loan Information	Property Information
Mortgage Loan Seller:	Barclays Bank PLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	BBB(high)/BBB-sf/Aa3	Property Type:	Hospitality
Original Principal Balance(1):	$52,500,000	Specific Property Type:	Full Service
Cut-off Date Balance(1):	$52,500,000	Location:	Honolulu, HI
% of Initial Pool Balance:	7.0%	Size(4):	2,860 Rooms
Loan Purpose:	Refinance	Cut-off Date Balance Per Room(1):	$243,566
Borrower Name:	Hilton Hawaiian Village LLC	Year Built/Renovated:	1961/2016
Sponsor:	Park Intermediate Holdings LLC	Title Vesting(5):	Fee/Leasehold
Mortgage Rate:	4.19950%	Property Manager:	Hilton Management LLC
Note Date:	October 24, 2016	4th Most Recent Occupancy (As of):	88.5% (12/31/2012)
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of):	89.9% (12/31/2013)
Maturity Date:	November 1, 2026	2nd Most Recent Occupancy (As of):	90.7% (12/31/2014)
IO Period:	120 months	Most Recent Occupancy (As of):	94.4% (12/31/2015)
Loan Term (Original):	120 months	Current Occupancy (As of):	94.6% (9/30/2016)
Seasoning:	1 month
Amortization Term (Original):	NAP	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360	5th Most Recent NOI (As of):	$123,963,830 (12/31/2013)
Call Protection:	L(25),GRTR 1% or YM or D(88),O(7)	4th Most Recent NOI (As of):	$133,704,404 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management	3rd Most Recent NOI (As of):	$143,409,371 (12/31/2015)
Additional Debt(1)(2):	Yes	2nd Most Recent NOI (As of):	$146,972,618 (TTM 9/30/2016)
Additional Debt Type(1)(2):	Pari Passu and Subordinate Debt	Most Recent NOI (As of)(6):	$148,253,283 (2016 Reforecast)

U/W Revenues:	$374,437,742
U/W Expenses:	$226,873,258
U/W NOI:	$147,564,484
U/W NCF:	$132,586,975
U/W NOI DSCR(1):	4.98x
U/W NCF DSCR(1):	4.47x
U/W NOI Debt Yield(1):	21.2%
Escrows and Reserves(3):	U/W NCF Debt Yield(1):	19.0%
Type:	Initial	Monthly	Cap (If Any)	Appraised Value:	$2,230,000,000
Taxes	$0	Springing	NAP	Appraisal Valuation Date:	August 30, 2016
Insurance	$0	Springing	NAP	Cut-Off Date LTV Ratio(1):	31.2%
FF&E Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	31.2%

(1)	See “The Mortgage Loan” section. All statistical information related to balance per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the senior pari passu notes. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield based on the Hilton Hawaiian Village Whole Loan are 57.2%, 2.44x and 11.6%, respectively.

(2)	See “Subordinate Indebtedness” section.

(3)	See “Escrows” section.

(4)	The Hilton Hawaiian Village Property also includes approximately 130,489 square feet of commercial/retail space leased to more than 100 tenants.

(5)	See “Ground Lease” section.

(6)	2016 Reforecast represents actual year-to-date operating history through September 30, 2016 and the sponsor’s budget through year-end 2016.

The Mortgage Loan. The mortgage loan (the “Hilton Hawaiian Village Mortgage Loan”) is part of a whole loan (“Hilton Hawaiian Village Whole Loan”) evidenced by 16 pari passu and five subordinate promissory notes (Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D, Note A-1-E, Note A-2-A-1, Note A-2-A-2, Note A-2-A-3, Note A-2-A-4, Note A-2-B-1, Note A-2-B-2, Note A-2-B-3, Note A-2-D-1, Note A-2-D-2 , Note A-2-E-1, Note A-2-E-2, Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5) that are secured by a first lien mortgage on the borrower’s fee and leasehold interest in a 2,860-room luxury beachfront resort located in Waikiki on the Island of Oahu, Hawaii (the “Hilton Hawaiian Village Property” or “Resort”). Additionally, the Hilton Hawaiian Village Whole Loan will be secured by the operating lessee’s leasehold interest in the Hilton Hawaiian Village Property from and after the date of the Restructuring (defined below). The Hilton Hawaiian Village Whole Loan was co-originated on October 24, 2016 by Barclays Bank PLC, JPMorgan Chase Bank, National Association, Deutsche Bank, AG, New York Branch, Goldman Sachs Mortgage Company and Morgan Stanley Bank, N.A. The Hilton Hawaiian Village Whole Loan had an original principal balance of $1,275,000,000, has an outstanding principal balance as of the Cut-off Date of $1,275,000,000 and accrues interest at an interest rate of 4.19950% per annum. The Hilton Hawaiian Village Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Hilton Hawaiian Village Whole Loan. The Hilton Hawaiian Village Whole Loan matures on November 1, 2026.

The Hilton Hawaiian Village Mortgage Loan, evidenced by the non-controlling Notes A-2-E-1 and A-2-E-2, has an aggregate original principal balance of $52,500,000, and has an outstanding aggregate principal balance as of the Cut-off Date of $52,500,000. Five

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON HAWAIIAN VILLAGE

pari passu notes (Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D and Note A-1-E) and five subordinate notes (Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5) with an aggregate original principal balance of $750,000,000 were contributed to the Hilton USA Trust 2016-HHV. Note A-1-A represents the controlling interest in the Hilton Hawaiian Village Whole Loan. Each of the mortgage loans evidenced by Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5 are collectively referred to as the “Hilton Hawaiian Village Subordinate Companion Loans”. The non-controlling Note A-2-A-1, which had an original principal balance of $94,000,000, is held by JPMorgan Chase Bank, National Association, and is expected to be contributed to the JPMCC 2016-JP4 trust. The non-controlling Notes A-2-D-1 and A-2-D-2, which had an aggregate original principal balance of $63,000,000, is held by Morgan Stanley Bank, N.A., and is expected to be contributed to the MSBAM 2016-C32 trust. The non-controlling Notes A-2-A-2, A-2-A-3, A-2-A-4, A-2-B-1, A-2-B-2 and A-2-B-3, which had an aggregate original principal balance of $315,500,000, are held by JPMorgan Chase Bank, National Association and Deutsche Bank, AG, New York Branch, and are expected to be contributed to future securitization trusts. The lender provides no assurances that any non-securitized notes will not be split further. Each of the mortgage notes evidenced by Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D, Note A-1-E, Note A-2-A-1, Note A-2-A-2, Note A-2-A-3, Note A-2-A-4, Note A-2-B-1, Note A-2-B-2, Note A-2-B-3, Note A-2-D-1 and Note A-2-D-2 are collectively referred to as the “Hilton Hawaiian Village Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Hilton Hawaiian Village Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Following the lockout period, on any date before May 1, 2026, the borrower has the right to defease the Hilton Hawaiian Village Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 1, 2019. In addition, following the lockout period, on any date prior to May 1, 2026, the borrower has the right to prepay the Hilton Hawaiian Village Whole Loan in whole or in part, as long as such prepayment is accompanied with the payment of the greater of a yield maintenance premium or 1.0% of the amount being prepaid. Following the lockout period, the Hilton Hawaiian Village Whole Loan may be prepaid in part, with the payment of the greater of a yield maintenance premium or 1.0% of the amount being prepaid in connection with a partial release (see “Partial Release” section) or in order to achieve a net operating income debt yield of at least 7.0% in order to cure a Low Debt Yield Trigger. The Hilton Hawaiian Village Whole Loan is prepayable without penalty on or after May 1, 2026.

Sources and Uses

Sources			Uses
Original whole loan amount	$1,275,000,000	100.0%	Loan payoff(1)	$1,255,912,700	98.5%
			Closing costs	8,465,540	0.7
			Return of Equity	10,621,760	0.8
Total Sources	$1,275,000,000	100.0%	Total Uses	$1,275,000,000	100.0%

(1)	The Hilton Hawaiian Village Property was previously securitized in the Hilton USA Trust 2013-HLT transaction.

The Property. The Hilton Hawaiian Village Property is a 2,860-room, luxury beachfront resort hotel located in Waikiki on the Island of Oahu, Hawaii. The Hilton Hawaiian Village Property is located on 22 beachfront acres and controls the longest expanse of Waikiki Beach, offering panoramic views of Diamond Head and the Pacific Ocean. The Hilton Hawaiian Village Property is spread across five towers and offers the largest guest room inventory in the state of Hawaii and the most meeting space within its competitive set. The hotel was built and has been owned by Hilton since 1961.

The Hilton Hawaiian Village Property offers a host of resort-style amenities and services, including 20 food and beverage outlets, over 150,000 square feet of flexible indoor and outdoor function space, three conference centers, five swimming pools, a saltwater lagoon, the Mandara Spa and Fitness Center, a chapel and the longest water slide in Waikiki. The indoor and outdoor function space is split between three primary locations: the second floor of the Tapa Tower, the base of the Kalia Tower and the stand alone Mid-Pacific Convention Center. The Mid-Pacific Convention Center is located in the center of the resort and features the Coral Ballroom, Nautilus Suites, South Pacific Ballroom, and Sea Pearl Suite. It is among the largest conference centers in the Hawaiian Islands and offers the largest capacity ballroom, accommodating up to 2,600 guests.

The Hilton Hawaiian Village Property features approximately 130,489 square feet of leased Class A retail and restaurant space, which was 78.5% occupied by over 100 tenants as of September 2016. For TTM September 30, 2016 period, the retail component of the Resort generated approximately $20.8 million in retail revenue which, net of related expenses, would account for approximately 13.1% of net cash flow, providing diversity to traditional hotel revenue streams. The retail component has demonstrated strong and consistent performance, as demonstrated by total sales for 2013, 2014, 2015 and TTM September 2016 of approximately $130.6

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON HAWAIIAN VILLAGE

million ($1,552 per square foot), $141.8 million ($1,651 per square foot), $137.3 million ($1,590 per square foot) and $136.1 million ($1,496 per square foot), respectively, for reporting tenants.

Top 10 Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Lease Expiration Date
Mandara Spa	NR/NR/NR	12,583	9.6%	$53.61	$674,544	3.9%	$231	8/31/2017
Hatsuhana Hawaii	NR/NR/NR	6,026	4.6%	$52.38	$315,624	1.8%	$493	11/30/2018
Fresco	NR/NR/NR	5,983	4.6%	$58.38	$349,317	2.0%	$557	12/31/2018
Benihana of Tokyo	NR/NR/NR	5,300	4.1%	$127.67	$676,653	3.9%	$1,238	5/31/2021
Best Bridal – Lagoon Chapel	NR/NR/NR	4,755	3.6%	$57.45	$273,180	1.6%	$109	10/31/2022
Watabe Wedding(4)	NR/NR/NR	4,158	3.2%	$63.93	$265,825	1.5%	$40	1/14/2019
ABC Stores – Tapa Tower	NR/NR/NR	3,500	2.7%	$384.23	$1,344,792	7.7%	$3,493	8/31/2022
Louis Vitton	NR/NR/NR	3,500	2.7%	$146.70	$513,442	2.9%	$2,280	8/18/2023
Lamonts & Whalers General Store	NR/NR/NR	2,800	2.1%	$163.11	$456,696	2.6%	$663	MTM
ABC Discount Store	NR/NR/NR	2,145	1.6%	$812.26	$1,742,302	10.0%	$6,769	12/31/2018

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent includes base rent and contractual rent steps through September 2017.

(3)	All Sales PSF information presented herein are based upon TTM September 2016 information provided by the borrower unless otherwise noted.

Since 2008, approximately $232.2 million ($81,188 per room) has been invested in the Resort through September 2016. From 2014 through September 2016, the Hilton Hawaiian Village Property received $57.8 million ($20,215 per room) of capital investment including a $17.9 million renovation of the 380 room Diamond Head Tower in 2014. Going forward, the sponsor has budgeted for approximately $137.3 million in capital expenditures through 2021, to be spread across multiple categories with the intent of delivering a continually exceptional product offering.

Historical Capital Expenditures

	2008	2009	2010	2011	2012	2013	2014	2015	YTD 2016(1)	Total
Capital Expenditures(2)	$22,216	$16,509	$8,834	$56,117	$42,568	$28,138	$32,965	$15,559	$9,293	$232,198
Per Room	$7,768	$5,772	$3,089	$19,621	$14,884	$9,838	$11,526	$5,440	$3,249	$81,188

(1)	YTD 2016 Capital Expenditures are as of September 2016.

(2)	Capital Expenditures are presented in (000)’s.

The guestroom mix at the Hilton Hawaiian Village Property includes 1,078 king rooms, 175 queen suites and 1,607 double rooms. The Resort is divided among five primary guest room offerings: the Ali’i Tower (348 rooms), the Diamond Head Tower (380 rooms) and the three Village Towers, comprising of the Rainbow Tower (796 rooms), Kalia Tower (315 rooms) and the Tapa Tower (1,021 rooms). All guest rooms offer 37” flat-screen televisions with cable, in-room controlled air conditioning, and in-room refrigerators.

Condominium. The collateral includes the 14 hotel units of a condominium in the Kalia Tower (floors 5-11 and 19-25). The timeshare units of the condominium are not part of the collateral, but there are several agreements in place governing shared use of common facilities. See “Description of the Mortgage Pool—Mortgage Pool Characteristics— Condominium Interests” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON HAWAIIAN VILLAGE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton Hawaiian Village Property:

Cash Flow Analysis

	2013	2014	2015	TTM 9/30/2016	2016 Actual / Reforecast(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	89.9%	90.7%	94.4%	94.6%	95.6%	94.6%
ADR(2)	$247.48	$259.85	$240.62	$250.09	$248.79	$250.09
RevPAR	$222.57	$235.77	$227.20	$236.65	$237.76	$236.65

Room Revenue	$232,345,007	$246,124,088	$237,172,233	$247,711,744	$248,880,998	$247,034,700	66.0%	$86,376
F&B Revenue	56,844,007	62,740,100	70,771,369	69,023,623	68,090,781	68,996,667	18.4	24,125
Resort Fee Revenue(3)	0	0	22,462,635	22,641,808	23,217,108	22,752,381	6.1	7,955
Retail Store Rental Revenue	19,071,361	20,048,658	20,582,018	20,786,062	20,860,438	19,162,812	5.1	6,700
Other Revenue(4)	16,714,514	17,176,781	15,802,967	16,824,201	16,916,244	16,491,183	4.4	5,766
Total Revenue	$324,974,888	$346,089,627	$366,791,222	$376,987,438	$377,965,568	$374,437,742	100.0%	$130,922

Total Department Expenses	108,450,526	115,746,148	126,658,376	127,698,731	126,082,294	126,780,054	33.9	44,329
Gross Operating Profit	$216,524,362	$230,343,479	$240,132,846	$249,288,707	$251,883,274	$247,657,688	66.1%	$86,594

Total Undistributed Expenses	61,997,168	64,229,329	62,250,540	64,897,454	65,820,931	62,099,714	16.6	21,713
Profit Before Fixed Charges	$154,527,194	$166,114,150	$177,882,306	$184,391,253	$186,062,343	$185,557,974	49.6%	$64,880

Management Fee	17,783,281	19,036,711	20,311,371	21,868,482	21,129,803	21,056,417	5.6	7,362
Total Fixed Charges	12,780,083	13,373,036	14,161,563	15,550,153	16,679,257	16,937,073	4.5	5,922

Net Operating Income	$123,963,830	$133,704,404	$143,409,371	$146,972,618	$148,253,283	$147,564,484	39.4%	$51,596
FF&E	12,998,996	13,843,585	14,671,649	15,079,498	15,118,623	14,977,510	4.0	5,237
Net Cash Flow	$110,964,835	$119,860,819	$128,737,723	$131,893,120	$133,134,660	$132,586,975	35.4%	$46,359

NOI DSCR	4.18	4.51	4.84	4.96	5.00	4.98
NCF DSCR	3.74	4.04	4.34	4.45	4.49	4.47
NOI DY	17.8%	19.2%	20.6%	21.1%	21.3%	21.2%
NCF DY	15.9%	17.2%	18.5%	18.9%	19.1%	19.0%

(1)	2016 Actual / Reforecast represents actual year-to-date operating history through September 30, 2016 and the sponsor’s budget through year-end 2016.

(2)	Due to an accounting change starting in 2015, ADR is calculated based on room revenue excluding resort fee revenue. Prior to 2015, ADR was calculated based on the combined room revenue and resort fee revenue.

(3)	Prior to 2015, resort fee revenue was included in room revenue and therefore also captured in ADR.

(4)	Other Revenue includes telephone revenue, parking revenue, recreation revenue, health club revenue, water sports, beach & pool revenue and miscellaneous other revenue.

Appraisal. As of the appraisal valuation date of August 30, 2016, the Hilton Hawaiian Village Property had an “as-is” appraised value of $2,230,000,000. In addition, the appraiser concluded to an “as-stabilized” appraised value of $2,505,000,000 as of September 1, 2019.

Environmental Matters. According to the Phase I environmental assessment dated October 17, 2016, there was no evidence of any recognized environmental conditions at the Hilton Hawaiian Village Property. Historical recognized environmental conditions regarding the removal of underground storage tanks were identified in the Phase I environmental assessment. No further action or investigation was recommended. See “Description of the Mortgage Pool–Mortgage Pool Characteristics–Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Hilton Hawaiian Village Property is located in Waikiki on the Island of Oahu, Hawaii. Situated off of Kalakaua Avenue at the center of Waikiki, the resort is located only 7.9 miles from Honolulu International Airport. Additionally, the Resort is proximate to several attractions and demand generators including Ala Wai Harbor (0.4 miles), Ala Moana Mall (1.1 miles), the Hawaii Convention Center (0.7 miles), the Honolulu Zoo (1.5 miles), the University of Hawaii (2.0 miles) and Diamond Head Crater (3.8 miles).

The Hilton Hawaiian Village property is located in Honolulu, Hawaii in the greater Oahu lodging market and the Waikiki submarket. The island of Oahu serves as an economic center of the Hawaiian Islands. Oahu maintains its status as one of the world’s foremost destinations, with cultural venues, golf courses, restaurants, retail and recreational attractions. In 2015, approximately 5.3 million tourists, or 62.4% of Hawaii’s total air tourists, visited the island of Oahu, making it the most popular destination of the Hawaiian Islands. The total number of air visitors has increased by 435,867 from 2012 to 2015, which represents a 2.9% year-over-year increase. International travel to Oahu represented 46.3% of Oahu’s 5.3 million air visitors in 2015 and was marginally unchanged from 2014. Additionally, visitor expenditures in Oahu totaled $7.4 billion in 2015, which represents 49.3% of total expenditures by air visitors in 2015. Honolulu comprises the strongest lodging market in Oahu and all of the eight Hawaiian islands, a status attributable to a temperate year-round climate, popularity as one of the leading group and leisure destinations of Hawaii, superior visitor infrastructure and high barriers to new supply. Honolulu encompasses more than 24,000 guest rooms in 74 properties and consistently achieved occupancy rates in the mid 70% to 80% range, never dropping below 74%, between 2009 and 2015. During this same period, RevPAR in Honolulu increased at an average annual rate of 9.5%, ending 2015 at $190, while the average daily rate achieved a premium of $69 over 2009. The market’s RevPAR in 2009, which represented the trough during the downturn, reflects a 14.6% decline relative to 2007, less than other leading markets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON HAWAIIAN VILLAGE

The appraisal identified two hotels either recently opened or currently under construction in the Waikiki submarket that are expected to have some degree of competitive interaction with the Hilton Hawaiian Village property. The 623-room Hilton Garden Inn (Ohana Waikiki West Redevelopment) opened in June 2016, while the 230-room boutique Hyatt Centric (Waikiki Trade Center Redevelopment) is expected to open in March 2017. Though offered at a competitive price-point with national brand affiliations, the appraisal notes that both options are non-beachfront locations with select-service product offerings. Additionally, the appraisal notes significant barriers to entry, including nearly no developable ocean-front land and prohibitively high costs.

The following table presents certain information relating to the Hilton Hawaiian Village Property’s competitive set.

Subject and Market Historical Occupancy, ADR and RevPAR

	Competitive Set(1)			Hilton Hawaiian Village Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 9/30/2016	89.9%	$259.08	$232.92	94.6%	$250.09	$236.65	105.3%	96.5%	101.6%
2015	89.0%	$256.75	$228.38	94.4%	$240.62	$227.20	106.2%	93.7%	99.5%
2014	87.8%	$250.07	$219.50	90.7%	$238.34	$216.26	103.4%	95.3%	98.5%
2013	89.0%	$248.36	$221.07	89.9%	$237.77	$213.84	101.0%	95.7%	96.7%

(1)	Information obtained from third party hospitality reports dated January 19, 2016 and October 18, 2016. The competitive set includes the following hotels: Sheraton Hotel Waikiki, Marriott Waikiki Beach Resort & Spa, Hyatt Regency Waikiki Beach Resort & Spa, Westin Mona Surfrider, Sheraton Hotel Princess Kaiulani, Outrigger Reef Waikiki Beach Resort and Outrigger Waikiki Beach Resort.

(2)	Based on borrower provided operating statements, with the exception of 2013 and 2014 ADR and RevPAR which is based on a third party hospitality report that accounts for a change in accounting methodology in 2015. For 2013 through TTM September 2016, ADR is calculated exclusive of resort fees.

The Borrower. The borrower is Hilton Hawaiian Village LLC, a Hawaii limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Hawaiian Village Whole Loan. Park Intermediate Holdings LLC is the guarantor of certain nonrecourse carveouts under the Hilton Hawaiian Village Whole Loan.

The Sponsor. The sponsor is Park Intermediate Holdings LLC, a wholly owned subsidiary of Park Hotels & Resorts Inc. Park Hotels & Resorts is one of two Hilton Worldwide Holdings Inc. (“Hilton”) spin-offs. On February 26, 2016, Hilton announced plans to separate into three independent, publicly traded companies: Park Hotels & Resorts Inc. (NYSE: PK), Hilton Grand Vacations Inc. (NYSE: HGV) and Hilton (NYSE: HLT). Park Hotels & Resorts Inc. will own most of Hilton’s owned and leased real estate properties and, with over 35,000 rooms and 69 hotels, is expected to be the second-largest publicly traded real estate investment trust in the lodging industry (the “Restructuring”). Hilton Grand Vacations Inc. will own and operate Hilton’s timeshare business. Hilton will retain its core management and franchise business and continue to trade on the New York Stock Exchange. In connection with the proposed Restructuring, the borrower has signed an operating lease with an affiliate, which is also a signatory to the loan documents (other than the promissory notes) as a co-obligor. The operating lease will automatically be effective upon consummation of the Restructuring. The borrower is also required to deliver a substitute management agreement at that time. The aggregate liability of the guarantor with respect to all full recourse carveouts in the Hilton Hawaiian Village Whole Loan may not exceed an amount equal to 10.0% of the principal balance of the Hilton Hawaiian Village Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party collection costs actually incurred by the lender. In addition, the guarantor is not a party to the environmental indemnity, and in lieu of the guarantors signing the indemnity, the Hilton Hawaiian Village Whole Loan documents require the borrower to obtain environmental insurance.

Escrows. Pursuant to the Hilton Hawaiian Village Whole Loan documents, monthly escrows for real estate taxes, insurance premiums (unless insurance is maintained under a blanket policy) and other assessments, if any, are only required during a Trigger Period (defined below) unless such amounts are held in reserve by the property manager.

The loan documents also provide for monthly escrows in an amount equal to 4.0% of total revenues for the calendar month that is two months prior to the date when an applicable deposit to the FF&E reserve is to be made. However, such deposits will be waived if the property manager is making the deposits into a manager reserve account for the payment of replacements in accordance with the provisions of the management agreement and the amount being deposited in such account equals or exceeds 4.0% of total revenue and if the borrower and operating lessee maintain the Hilton Hawaiian Village Property in accordance with the management agreement.

A “Trigger Period” will commence upon, (i) an event of default or (ii) the net operating income debt yield falling below 7.0% for two consecutive quarters (a “Low Debt Yield Trigger”). A Trigger Period will end with respect to clause (i) above, upon the cure of an event of default or with respect to clause (ii) above, when the net operating income debt yield exceeds 7.0% for two consecutive quarters or if the borrower cures a Low Debt Yield Trigger by making a voluntary prepayment in such amounts necessary to achieve a net operating income debt yield of 7.0%.

Lockbox and Cash Management. The Hilton Hawaiian Village Mortgage Loan requires the borrower to establish a lender-controlled lockbox account, which is already in place, and to direct all tenants to pay their rents and all credit card companies under merchant agreements to pay receipts directly into such manager accounts and transferred to the cash management account. Prior to the occurrence and continuance of a Trigger Period, all excess funds should be transferred to the borrower and after the occurrence of a Trigger Period excess funds should be transferred to a lender controlled account.

Property Management. The Hilton Hawaiian Village Property is managed by Hilton Management LLC, a subsidiary of Hilton. The current management agreement is effective as of October 25, 2013 and expires as of December 31, 2073 (fully extended term); however, as part of the Restructuring, the current management agreement will be replaced with new management agreements with the same management companies. The terms of the new management agreement will provide for a fully extended term of 70 years

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON HAWAIIAN VILLAGE

from the effective date and (i) a base management fee equal to 3.0% of gross revenue (less revenue from the retail component of the property), (ii) an incentive management fee equal to 6.0% of adjusted gross profit (exclusive of the retail component of the Hilton Hawaiian Village Property), (iii) a management fee equal to 5.5% of net retail income with respect to the retail component of the Hilton Hawaiian Village Property and (iv) monthly FF&E deposits equal to 4.0% of gross revenue.

Assumption. The borrower has the right to transfer the Hilton Hawaiian Village Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) continued management by the property manager or another qualified manager; (iii) the proposed transferee is a qualified transferee as provided in the loan documents (including a minimum net worth of $500.0 million by the transferee or its controlling parent); and (iv) rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C37 Certificates and similar confirmations from each rating agency rating any securities backed by any Hilton Hawaiian Village Pari Passu Companion Loan or Hilton Hawaiian Village Subordinate Companion Loan with respect to the ratings of such securities.

Partial Release. Following the lockout period, the borrower is permitted to obtain releases (each, a “Partial Release”) of portions of the Resort (each, a “Release Parcel”) subject to, in addition to other requirements: (1) payment of a release price equal to the product of (x) 110% and (y) the product of (A) the Cut-Off Date LTV Ratio of the Hilton Hawaiian Village Whole Loan on the closing date (57.2%) and (B) the difference between the appraised value of the Hilton Hawaiian Village Property with and without the Release Parcel (the “Parcel Release Price”) (and such payment will be deemed to be a voluntary prepayment under the Hilton Hawaiian Village Whole Loan documents and the requirement of the Hilton Hawaiian Village Whole Loan documents relating to prepayments must be satisfied, including the payment of any applicable yield maintenance premium if made prior to May 1, 2026); (2) no event of default continuing, (3) delivery of evidence that would be reasonably acceptable to a prudent lender that the release of the Release Parcel will not materially and adversely affect the economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the Release Parcel), the remaining improvements located on the Hilton Hawaiian Village Property, (4) delivery of any necessary easements together with evidence that the Hilton Hawaiian Village Property and the Release Parcel have been legally subdivided (or an application therefore shall have been filed and the transferee and transferor have entered into a property tax allocation agreement with the same economic effect of a tax lot subdivision) and continued zoning compliance, with any zoning, building, land use, parking or other similar legal requirements, (5) after giving effect to such release, the net operating income debt yield for the portion of the Hilton Hawaiian Village Property then remaining subject to the Hilton Hawaiian Village Whole Loan shall be equal to or greater than the Release Debt Yield (defined below), (6) if a Release Parcel encompasses more than 15% of the hotel rooms in the Hilton Hawaiian Village Property or the Parcel Release Price equals or exceeds the product of (i) 15% and (ii) the original principal balance of the Mortgage Loan, then the borrower may release such Release Parcel only if, following a securitization, the lenders have received rating agency confirmation and (7) if the Release Parcel is released to an affiliate, delivery of a non-consolidation opinion. No portion of the retail component of the Property may be released pursuant to the above provisions.

“Release Debt Yield” means the greater of (i) the lesser of (A) 15% or (B) the net operating income debt yield immediately prior to the release or (ii) 10.2%.

Following the lockout period, the retail component of the Hilton Hawaiian Village Property (or portions thereof) may be released (any such parcel, a “Retail Release Parcel”) subject to, in addition to other customary requirements: (1) no event of default continuing, (2) delivery of evidence that would be satisfactory to a prudent lender acting reasonably that (A) the Hilton Hawaiian Village Property and the Retail Release Parcel have been or will be concurrently with the release legally subdivided (or an application therefore shall have been filed and the transferee and transferor have entered into a property tax allocation agreement with the same economic effect of a tax lot subdivision) and (B) the Retail Release Parcel is not necessary for the Hilton Hawaiian Village Property to comply with any zoning, building, land use or parking or other similar legal requirements or that a reciprocal easement agreement, joint development agreement or other agreement (in each case superior to the Mortgage) has been executed and recorded that would allow the borrower to continue to use the Retail Release Parcel to the extent necessary for such purpose, (3) payment of a release price equal to product of (x) 110% and (y) the product of (A) the Cut-Off Date LTV Ratio of the Hilton Hawaiian Village Whole Loan on the closing date (57.2%) and (B) the greater of (i) the difference between the appraised value of the Hilton Hawaiian Village Property with and without the Retail Release Parcel and (ii) net sale proceeds (and such payment will be deemed to be a voluntary prepayment under the Mortgage Loan documents and the requirement of the Mortgage Loan documents relating to prepayments must be satisfied, including the payment of any applicable yield maintenance premium if made prior to May 1, 2026), (4) after giving effect to such release, the net operating income debt yield for the portion of the Hilton Hawaiian Village Property then remaining subject to the Hilton Hawaiian Village Whole Loan shall be equal to or greater than the Release Debt Yield, (5) receipt of rating agency confirmation and (6) the lender shall have received reasonable satisfactory evidence that any termination fees payable under the sub-management agreement have been paid in full.

Following the lockout period, a non-income producing ground-leased portion of the Hilton Hawaiian Village Property known as the “Taran Outparcel” may be released subject to, in addition to other customary requirements, payment of the $2,500,000 (and such payment will be deemed to be a voluntary prepayment under the Hilton Hawaiian Village Whole Loan documents which satisfies all requirements of the Hilton Hawaiian Village Whole Loan documents relating to prepayments, including the payment of any applicable yield maintenance premium if made prior to May 1, 2026). The Taran Outparcel is subject to a ground lease with Virginia L. Taran. The fully extended term of the ground lease expires on July 31, 2035 and governs an approximately 5,900 square foot piece of land historically used for employee housing.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Hilton Hawaiian Village Whole Loan includes 16 pari passu and five subordinate promissory notes (Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D, Note A-1-E, Note A-2-A-1, Note A-2-A-2, Note A-2-A-3, Note A-2-A-4, Note A-2-B-1, Note A-2-B-2, Note A-2-B-3, Note A-2-D-1, Note A-2-D-2 , Note A-2-E-1, Note A-2-E-2, Note B-1, Note B-2,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON HAWAIIAN VILLAGE

Note B-3, Note B-4 and Note B-5) with an aggregate original principal balance of $1,275,000,000, and an outstanding aggregate principal balance as of the Cut-off Date of $1,275,000,000. The five subordinate notes (Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5) have an aggregate original principal balance of $578,400,000 and an aggregate outstanding principal balance as of the Cut-off Date of $578,400,000.

Ground Lease. A portion of the Hilton Hawaiian Village Property consisting of 5,900 square feet of non-income producing space, the Taran Outparcel, is subject to a ground lease with Virginia L. Taran that expires July 31, 2035. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Ground Leases” in the Preliminary Prospectus.

Terrorism Insurance. The Hilton Hawaiian Village Whole Loan documents require that an “all risk” insurance policy (or if excluded from the “all risk” policy, coverage for the peril of terrorism and acts of terrorism shall be provided through a separate policy) be maintained by the borrower to provide coverage for terrorism equal to the lesser of (i) full replacement cost and (ii) $1,275,000,000 (provided that, in the event such limit is an annual aggregate and said limit is eroded by 5.0% or more due to claims, the borrower is required to reinstate the available limits within 90 days); provided that (a) TRIPRA or a similar statute is not in effect, (b) TRIPRA or a similar statute is modified which results in a significant increase in terrorism insurance premiums or (c) there is a disruption in the terrorism insurance marketplace as a result of a terrorism event which results in a material increase in terrorism insurance premiums for properties located in the United States, then provided terrorism insurance is commercially available, the borrower shall not be required to spend more than two times the amount of insurance premium that is payable at such time in respect of the property and/or business interruption insurance required under the loan documents (without giving effect to the cost of terrorism, earthquake and windstorm components). The loan documents also require business interruption insurance for the entire period of restoration or for a 24-months, plus an additional six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QUANTUM PARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QUANTUM PARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QUANTUM PARK

Quantum Park
22001 Loudoun County Parkway
Ashburn, VA 20147
Leesburg
Lansdowne
Ashburn
Countryside
Sugarland Run
Great Falls
Sterling
Brambleton
Arcola
Stone Ridge
South Riding
Herndon
Reston
Franklin Farm
Chantilly
Centreville
Fair Oaks
Poolesville
MARYLAND
MONTGOMERY COUNTY
VIRGINIA
LOUDOUN COUNTY
FAIRFAX COUNTY
Potomac River
Washington Dulles International Airport
Leesburg Executive Airport
Morven Park
Marion duPont Scott Equine Medical Ctr.
Loudoun Comm. Health Center
Ball's Bluff Battlefield Regional Park
Chesapeake & Ohio Canal Natl. Historic Park
Leesburg Corner Premium Outlets
Village at Leesburg
River Creek Club
The National Conference Center
Lansdowne Town Center
The Golf Club at Lansdowne
Loudoun Hosp.-Lansdowne Campus
Howard Hughes Medical Institute-Janelia Farm Research Campus
George Washington Univ. Virginia Campus
Goose Creek GC
Belmont Country Club
Village Ctr. at Belmont Greene
Ashburn Farm Village Center
Redskins Park
Broadlands Village Ctr.
Beaverdam Reservoir
Brambleton Golf Course
Westpark Golf Club
Poolesville Golf Course
Seneca Creek State Park
Algonkian Golf Course
Algonkian Regional Park
Cascades Marketplace
Dulles Town Center
Northern VA Comm. College Loudoun Campus
Claude Moore Park
Potomac Run Plaza
Town Center at Sterling
Dulles 28 Centre
Sugarland Run Stream Valley Park
Herndon Centennial Golf Course
Herndon Centre
Reston Hospital Center
Reston Town Center
Village Center at Dulles
US Geological Survey
Reston National Golf Course
Natl. Air and Space Museum/ Steven F. Udvar-Hazy Center
Sully Place
Dulles Expo and Conference Center
International Country Club
Inova Fair Oaks Hospital
Fair Oaks Mall
Fox Mill District Park
Little Difficult Run Valley Park
Cub Run Stream Valley Park
Pleasant Valley Golf Course
South Riding Golfers Club
Ellanor C. Lawrence Park
Cub Run Park
Harry Byrd Hwy
Leesburg Pike
Edwards Ferry Rd
Battlefield Pkwy
Ft. Evans Rd
Dulles Greenway
Loudoun Co. Pkwy
Ryan Rd
Waxpool Rd
Farmwell Rd
Gloucester Pkwy
Claiborne Pkwy
Ashburn Rd
Hay Rd
Sycolin Rd
Gleedsville Rd
Evergreen Mills Rd
Belmont Ridge Rd
Dry Mill Rd
James Madison Hwy
Watson Rd
New Rd
Old Ox Rd
John Mosby Hwy
Braddock Rd
Willard Rd
Pleasant Valley Rd
Stone Rd
Stringfellow Rd
Centreville Rd
McLearen Rd
Fairfax County Pkwy
Reston Pkwy
Fox Mill Rd
Lawyers Rd
Lee Jackson Hwy
Fairfax Co. Pkwy
Sterling Blvd
Sterling Rd
Nokes Blvd
Cascades Pkwy
River Rd
Hughes Rd
ROUTE 772
ROUTE 606
ROUTE 28
METRO
SILVER LINE
HERNDON-MONROE
RESTON PARKWAY
DULLES
(Under Construction)
Germantown
Gaithersburg
Rockville
Wheaton
Silver Spring
Bethesda
Potomac
WASHINGTON, DC
ARLINGTON
ALEXANDRIA
Annandale
Manassas
Woodbridge
Dale City
Columbia
Laurel
Burke
Springfield
Vienna
Oakton
Landover
Largo
Clinton
Nokesville
Lorton
Mount Vernon
St. Charles
Waldorf
Brandywine

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Quantum Park

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	BBB(high)/NR/NR			Property Type:	Office
Original Principal Balance(1):	$52,000,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$52,000,000			Location:	Ashburn, VA
% of Initial Pool Balance:	6.9%			Size:	942,843 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$140.00
Borrower Name:	Solace Ashburn DFG LLC			Year Built/Renovated:	1998, 2001/NAP
Sponsor:	AGC Equity Partners Holding Ltd.			Title Vesting:	Fee
Mortgage Rate(1):	3.6885%			Property Manager:	American Real Estate Partners Management LLC
Note Date:	September 28, 2016			4th Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	October 6, 2021			3rd Most Recent Occupancy(3):	NAV
Maturity Date:	October 6, 2026			2nd Most Recent Occupancy(3):	NAV
IO Period:	60 months			Most Recent Occupancy (As of)(3):	100.0% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of):	100.0% (12/1/2016)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type(1):	Interest-only, ARD
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAV
Call Protection:	L(24),GRTR 1% or YM(31),O(5)			3rd Most Recent NOI(4):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI(4):	NAV
Additional Debt(1):	Yes			Most Recent NOI(4):	NAV
Additional Debt Type(1):	Pari Passu
				U/W Revenues(4):	$27,065,253
				U/W Expenses(4):	$12,043,225
				U/W NOI(4):	$15,022,028
				U/W NCF(4):	$14,786,318
Escrows and Reserves(2):				U/W NOI DSCR(1):	3.04x
				U/W NCF DSCR(1):	3.00x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	11.4%
Taxes	$0	$191,400	NAP	U/W NCF Debt Yield(1):	11.2%
Insurance	$25,086	Springing	NAP	As-Is Appraised Value:	$200,000,000
Replacement Reserves	$0	$11,786	NAP	As-Is Appraisal Valuation Date:	September 12, 2016
Rollover Reserve	$0	Springing	$37,713,720	Cut-off Date LTV Ratio(1):	66.0%
Condominium Charge Reserve	$0	$439,668	NAP	LTV Ratio at Maturity or ARD(1):	66.0%

(1)	See “The Mortgage Loan” section. All statistical information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Quantum Park Whole Loan (as defined below) as of the Cut-off Date.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Quantum Park Mortgage Loan”) is part of a whole loan (the “Quantum Park Whole Loan”) that is evidenced by three pari passu promissory notes (Notes A-1, A-2 and A-3) secured by a first mortgage encumbering the fee interest in an office complex located in Ashburn, Virginia (the “Quantum Park Property”). The Quantum Park Whole Loan was originated on September 28, 2016 by Barclays Bank PLC. The Quantum Park Whole Loan had an original principal balance of $132,000,000, has an outstanding principal balance as of the Cut-off Date of $132,000,000 and accrues interest at an interest rate of 3.6885% per annum (the “Initial Interest Rate”). The Quantum Park Whole Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date and requires payments of interest-only through the anticipated repayment date (“ARD”). The ARD is October 6, 2021 and the final maturity date is October 6, 2026. In the event that the Quantum Park Whole Loan is not repaid in full on or prior to the ARD, the Quantum Park Whole Loan will accrue interest at a per annum rate equal to the Initial Interest Rate plus 3.0000% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (the “Accrued Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the Quantum Park Property after the payment of reserves, interest calculated at the Initial Interest Rate and operating expenses will be applied (i) first to repay the principal balance of the Quantum Park Whole Loan and (ii) second to the payment of Accrued Interest. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—the Quantum Park Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QUANTUM PARK

The Quantum Park Mortgage Loan, evidenced by the controlling Note A-3 will be contributed to the WFCM 2016-C37 Trust, had an original principal balance of $52,000,000 and has an outstanding principal balance as of the Cut-off Date of $52,000,000. The non-controlling Note A-1, which had an original principal balance of $30,000,000, was contributed to the CGCMT 2016-C3 Trust. The non-controlling Note A-2, which had an original principal balance of $50,000,000, is expected to be contributed to the CGCMT 2016-P6 Trust.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$30,000,000	CGCMT 2016-C3	No
A-2	$50,000,000	CGCMT 2016-P6	No
A-3	$52,000,000	WFCM 2016-C37	Yes
Total	$132,000,000

Following the lockout period, the borrower has the right to prepay the Quantum Park Whole Loan in whole, but not in part, on any date before June 6, 2021, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Quantum Park Whole Loan is prepayable without penalty on or after June 6, 2021.

Sources and Uses(1)

Sources			Uses
Original whole loan amount	$132,000,000	67.1%	Purchase price	$193,000,000	98.1%
Sponsor’s new cash contribution	61,070,342	31.0	Reserves	25,086	0.0
Other sources	3,675,273	1.9	Closing costs	3,720,528	1.9
Total Sources	$196,745,614	100.0%	Total Uses	$196,745,614	100.0%

(1)	In conjunction with the acquisition of the Quantum Park Property, the sponsor also acquired two adjacent buildings which are not collateral for the Quantum Park Whole Loan. The Sources and Uses table reflect amounts allocated to the sponsor’s acquisition of the Quantum Park Property which serves as collateral for the Quantum Park Whole Loan.

The Property. The Quantum Park Property consists of five Class A buildings totaling 942,843 square feet located in Ashburn, Virginia. The Quantum Park Property is part of a larger 128-acre campus totaling 1,518,366 square feet (the “Quantum Park Campus”) comprising a main campus building (collateral), 10 mid-rise office and data center buildings (four of which are collateral) and two other buildings (non-collateral) which house mechanical spaces. The 10 mid-rise office buildings are three to four stories in height and are inter-connected via a main corridor known as “Main Street” which also links to the main campus building. The main campus building includes approximately 56,000 square feet of secured data center space, a 38,000 square foot dining hall, collaborative meeting spaces, high-tech conference centers, and a 5,000 square foot fitness center. The Quantum Park Property includes approximately 842,843 square feet of office space and approximately 100,000 square feet of data center space. Parking at the Quantum Park Property is provided through perpetual reciprocal easement agreements and includes five parking structures and surface lots totaling 5,685 spaces, resulting in a parking ratio of 6.03 spaces per 1,000 square feet of net rentable area.

The Quantum Park Property was constructed between 1998 and 2001 as the original headquarters for MCI Communications, Corp. which subsequently became MCI Inc. MCI Inc. was acquired by Verizon Communications Inc. (“Verizon”) in January 2006 and changed its name to Verizon Business Network Services Inc. (“VZ Business”). In December 2015, VZ Business completed a sale-leaseback transaction with a joint venture between Davidson Kempner Capital Management L.P. and American Real Estate Partners for $212,500,000. In conjunction with the sale-leaseback transaction, VZ Business executed a lease through November 2027 with two, seven-year renewal options and no early termination rights. The lease is guaranteed by Verizon (NYSE: VZ) (Moody’s/Fitch/S&P: Baa1/A-/BBB+). As of December 31, 2015, Verizon had approximate consolidated revenues of $131.6 billion, net income of $17.9 billion, operating cash flows from continuing operations of $38.9 billion and total assets of $244.6 billion.

Following the sale-leaseback transaction, VZ Business began consolidating employees from the greater Quantum Park Campus into the buildings that comprise the Quantum Park Property. According to the sponsor, 2,917 VZ Business employees are currently on site. The consolidation into the Quantum Park Property coincided with Verizon’s 2015 reorganization of its wireless operations which consolidated 20 regional offices to six. VZ Business currently maintains mission-critical infrastructure and fiber optic connectivity at the Quantum Park Property including Verizon’s Network Operations Center (the “NOC”). Verizon uses the NOC to monitor and control the firms’ global internet protocol (“IP”) network, the FiOS network and the Digital Media Services Group. To support and develop this infrastructure, the Quantum Park Property features an executive briefing center, a FiOS testing lab, and Tier III data center space. Additionally, Verizon reported an $80.0 million investment into a public IP lab at the Quantum Park Property, which allows for full scale network server stress testing and internet traffic simulations.

The collateral for the Quantum Park Whole Loan includes five buildings comprised of buildings D-1, F-1, F-2, G- 1 and G-2, all of which are fully leased to VZ Business. The sponsor also acquired buildings E-1 and E-2, each of which is partially leased to VZ Business. The seller retained buildings B-1, B-2, C-1 and C-2. Buildings B-1 and B-2 are unimproved and have no assigned net rentable area and are not included in the total Quantum Park Campus square feet. Buildings C-1 and C-2 have short-term leases in place with VZ Business. The seller also retained several plots of future development land around the perimeter of the Quantum Park Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QUANTUM PARK

Condominium. In conjunction with the acquisition of the Quantum Park Property by the borrower, the Quantum Park Campus was structured as a building condominium over a land condominium. The dual condominium structure results in borrower ownership of both the land and the improvements that comprise the Quantum Park Property, which serves as collateral for the Quantum Park Whole Loan.

Under the building condominium (the “Building Condo”) and as of the Cut-off Date, (i) the borrower owns five Building Condo units, comprising 62.1% of the interest/voting rights in the Building Condo association, (ii) a sponsor affiliate owns two Building Condo units, comprising 18.9% of the interest/voting rights in the Building Condo association and (iii) the seller owns two Building Condo units, comprising 19.0% of the interest/voting rights in the Building Condo association. The Building Condo association owns and operates the parking garages, the central plant (electricity, heating and cooling) and the cafeteria, and is responsible for all common elements of maintenance, operations and security.

Under the land condominium (the “Land Condo”) and as of the Cut-off Date, (a) the borrower owns five Land Condo units, comprising 34.3% of the interest/voting rights in the Land Condo association, (b) a sponsor-affiliate owns two Land Condo units, comprising 9.5% of the interest/voting rights in the Land Condo association, (c) the seller owns two Land Condo units, comprising 9.5% of the interest/voting rights in the Land Condo association and (d) the Building Condo association owns five Land Condo units, comprising 46.8% of the interest/voting rights in the Land Condo association. The Land Condo association grants perpetual, non-exclusive reciprocal easements for ingress and egress and use of the parking garages.

As of the Cut-off Date, since the borrower controls the Building Condo association by virtue of holding 62.1% of the interest/voting rights in the Building Condo association and the Building Condo association holds 46.8% of the interest/voting rights in the Land Condo association, then the borrower indirectly controls the land condominium association with a combined interest/voting rights of 81.1% (inclusive of the borrower’s directly-held 34.3% of the interest/voting rights in the Land Condo association). Certain non-collateral parcels of land located around the perimeter of the Quantum Park Property were retained by the seller for future development and, as of the Cut-off Date, were not included in the Land Condo; however, pursuant to the Land Condo declaration, such parcels of land may be added to the Land Condo in the future which would have the effect of diluting the borrower’s interest/voting rights in the Land Condo association. See “Description of the Mortgage Pool–Mortgage Pool Characteristics–Condominium Interests” in the Preliminary Prospectus.

The following table presents certain information relating to the tenancy at the Quantum Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Verizon Business Network Services Inc.	A- / Baa1/ BBB+	942,843	100.0%	$16.52	$15,574,380	100.0%	11/30/2027(3)
Total Major Tenant		942,843	100.0%	$16.52	$15,574,380	100.0%

Vacant Space		0	0.0%

Collateral Total		942,843	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2017 totaling $273,424 and straight-lined rent from December 2017 through November 2027 totaling $1,629,733.

(3)	Verizon Business Network Services Inc. has two, seven-year lease extension option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QUANTUM PARK

The following table presents certain information relating to the lease rollover schedule at the Quantum Park Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	942,843	100.0%	942,843	100.0%	$15,574,380	100.0%	$16.52
Vacant	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Total/Weighted Average	1	942,843	100.0%			$15,574,380	100.0%	$16.52

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Quantum Park Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	12/31/2015(1)	12/1/2016
NAV	NAV	NAV	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Historical Occupancy is not available as the Quantum Park Property was acquired by the seller in December 2015.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Quantum Park Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$15,574,380(2)	57.5%	$16.52
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	12,043,225	44.5	12.77
Less Vacancy & Credit Loss	(552,352)(3)	(2.0)	(0.59)
Effective Gross Income	$27,065,253	100.0%	$28.71

Total Operating Expenses	$12,043,225(4)	44.5%	$12.77

Net Operating Income	$15,022,028	55.5%	$15.93
TI/LC	0	0.0	0.00
Capital Expenditures	235,711	0.9	0.25
Net Cash Flow	$14,786,318	54.6%	$15.68

NOI DSCR(5)	3.04x
NCF DSCR(5)	3.00x
NOI DY(5)	11.4%
NCF DY(5)	11.2%

(1)	Historical financial information is not available as the Quantum Park Property was acquired by the seller in December 2015 as part of a sale-leaseback transaction with VZ Business.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2017 totaling $273,424 and straight-lined rent from December 2017 through November 2027 totaling $1,629,733.

(3)	The underwritten economic vacancy is 2.0%. Current occupancy at the Quantum Park Property was 100.0%, as of December 1, 2016. See “Historical Occupancy” section.

(4)	Operating Expenses were generally underwritten to the borrower’s 2016 budget and are fully reimbursable pursuant to the BZ Business lease.

(5)	The debt service coverage ratios and debt yields are based on the Quantum Park Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QUANTUM PARK

Appraisal. As of the appraisal valuation date of September 12, 2016, the Quantum Park Property had an “as-is” appraised value of $200,000,000. In addition, the appraisal for the Quantum Park Property set forth a “hypothetical go-dark” appraised value of $95,600,000 as of September 12, 2016.

Environmental Matters. According to the Phase I environmental site assessment dated August 18, 2016, there are no recognized environmental conditions at the Quantum Park Property.

Market Overview and Competition. The Quantum Park Property is located in the Ashburn area of Loudoun County in Northern Virginia. Ashburn, Virginia is located in the Northern Virginia office market and is approximately 25 miles northwest of Washington D.C. The Quantum Park Property is located approximately one mile away from the Dulles Greenway which connects to Routes 7 and 28 as well as Interstate 66, each of which provides access to Washington D.C. In addition, the Quantum Park Property is located approximately four miles north of Dulles International Airport, which served 21.7 million passengers in 2015. According to the appraisal, the Quantum Park Property is situated in the Loudoun County submarket, which contains approximately 13.9 million square feet of office space in 214 buildings. As of the second quarter of 2016, the Loudoun County office submarket vacancy was 13.9%, decreasing steadily from 16.3% in 2013. The completion of the first phase of the Washington Metropolitan Transit Authority Silver Line rail project in July 2014 extended the reach of public transportation from Washington D.C. to Reston, Virginia (east of the Quantum Park Property). The completion of the second phase of the Silver Line rail project is scheduled for 2020 and will coincide with the opening of the new Ashburn Silver Line Metro Station, one mile from the Quantum Park Property. VZ Business’ base rent is approximately 27.5% below the appraiser-concluded median triple net office market base rental rate of $20.00 per square foot.

According to the appraisal, the Quantum Park Property is located in Northern Virginia’s Data Center Alley, the largest data center area globally in terms of demand with 56 data center facilities and 12.5 million square feet of space. The Metropolitan Area Exchange-East is a driver of the technological development and infrastructure in the area and is located approximately 15 miles east of the Quantum Park Property in Vienna, Virginia. According to the appraisal, the Data Center Alley submarket exhibited a data center vacancy rate of 3.8% with 109.9 megawatts of data center absorption in 2015. Data Center Alley is in close proximity to the Dulles Technology Corridor, home to over 30,000 research, technology and development-related companies including Accenture, Airbus, DynCorp, Microsoft, Nortel Networks and Oracle.

The following table presents certain information relating to comparable office leases for the Quantum Park Property:

Comparable Leases(1)

Property Name/Location	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF
460 Herndon Parkway Herndon, Virginia	7.7 miles	Boeing	Jun. 2016 / 7.3 Yrs	168,154	$15.00
8270 Willow Oaks Corporate Drive Fairfax, Virginia	21.1 miles	Fairfax County School Board (FCPS)	Sep. 2015 / 13.0 Yrs	122,000	$14.00
13560 Dulles Technology Drive Herndon, Virginia	7.2 miles	Lockheed Martin Corp.	Jun. 2015 / 5.5 Yrs	189,764	$13.00
12000 Sunrise Valley Drive Reston, Virginia	9.4 miles	Fannie Mae	Feb. 2015 / 5.0 Yrs	185,857	$24.00
2070 Chain Bridge Road Vienna, Virginia	17.0 miles	GSA – FINCEN	Feb. 2015 / 15.0 Yrs	124,990	$19.98
5107 Leesburg Pike Falls Church, Virginia	26.4 miles	GSA – Execute Office of Immigration Review	Dec. 2014 / 15.0 Yrs	169,131	$20.00
5107 Leesburg Pike Falls Church, Virginia	26.4 miles	GSA – DMV	Dec. 2014 / 1.3 Yrs	166,685	$20.00
2600 Park Tower Drive Vienna, Virginia	19.7 miles	Boeing	Nov. 2014 / 3.0 Yrs	121,000	$26.25
2100 Washington Boulevard Arlington, Virginia	26.7 miles	Arlington County Department of Human Services	Jul. 2014 / 7.0 Yrs	144,740	$31.78

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Solace Ashburn DFG LLC, a single purpose Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Quantum Park Whole Loan. Solace Ashburn Investments LLC is the guarantor of certain nonrecourse carveouts under the Quantum Park Whole Loan.

The Sponsor. The sponsor is AGC Equity Partners Holding Ltd. (“AGC”), a global alternative asset investment firm which manages equity capital in excess of $5.0 billion. Based out of London, AGC invests globally across a wide range of real estate, infrastructure and other opportunities focusing on European and North American markets. AGC invests directly in real estate assets and focuses on high quality tenants, long-term creditworthy leases and properties in primary markets. Other notable AGC investments include the Citigroup Tower in London, PwC headquarters in Dublin and the Vodafone Campus in Dusseldorf, Germany.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QUANTUM PARK

Escrows. The Quantum Park Whole Loan documents provide for an upfront escrow at closing in the amount of $25,086 for insurance expenses. The Quantum Park Whole Loan documents also provide for an escrow funded by two payments in the amount of $333,186 each for real estate taxes on October 6, 2016 and November 6, 2016.

The Quantum Park Whole Loan documents provide for ongoing monthly escrows of $191,400 for real estate taxes, $11,786 for replacement reserves and $439,668 for condominium charges. The Quantum Park Whole Loan documents do not require ongoing monthly escrows for insurance premiums so long as the borrower provides the lender with evidence that the Quantum Park Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. The Quantum Park Whole Loan documents do not require ongoing escrows for rollover reserves as long as no Verizon Trigger Period (as defined below) is in effect.

A “Verizon Trigger Period” means a period (A) commencing upon the first to occur of (i) a material monetary default under the VZ Business lease beyond all applicable notice and cure periods, (ii) any bankruptcy action or similar insolvency of VZ Business or Verizon, (iii) VZ Business giving notice that it is terminating the VZ Business lease for all or any portion of its space at the Quantum Park Property and (iv) the withdrawal or downgrade of the credit rating of Verizon to below an Investment Grade Rating (as defined below) by at least two of S&P, Moody’s or Fitch, and (B) ending upon the first to occur of (1) (a) with respect to clause (i) above, such event of default being cured; (b) with respect to clause (ii) above, VZ Business or Verizon no longer being insolvent or subject to any bankruptcy or insolvency proceedings and VZ Business affirming the VZ Business lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (c) with respect to clause (iii) above, VZ Business revoking or rescinding all termination or cancellation notices with respect to the VZ Business lease and re-affirming the VZ Business lease as being in full force and effect and (d) with respect to clause (iv) above, (I) the credit rating of Verizon being reinstated by each of the rating agencies that withdrew such rating or increased to at least the Investment Grade Rating (as defined below) by each of the rating agencies that downgraded Verizon or (II) the credit rating of Verizon being at least “B1” or the equivalent thereof by each of S&P, Moody’s and Fitch and the amount on deposit in the rollover reserve account being equal to or exceeding $37,713,720, or (2) the borrower having leased the entire VZ Business space to one or more replacement tenants and (aa) each replacement tenant accepting the applicable premises demised under its lease and paying the full amount of the rent due thereunder (unless any such free rent is reserved with lender) and (bb) each such replacement tenant or guarantor of replacement tenant having an Investment Grade Rating by at least two of S&P, Moody’s or Fitch.

An “Investment Grade Rating” means a long-term unsecured debt or equity rating or corporate credit rating of “BBB-” or higher by S&P, an issuer default rating of “BBB-” or higher by Fitch or a long-term issuer rating of “Baa3” or higher by Moody’s.

Lockbox and Cash Management. The Quantum Park Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenant to pay its rents directly to such lockbox account. The Quantum Park Whole Loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account. All excess funds are required to be distributed to the borrower except during (i) the continuance of a Verizon Trigger Period (while the amount on deposit in the rollover reserve is equal to or exceeds $37,713,720) or (ii) the continuance of a Quantum Park Trigger Period (as defined below), other than a Verizon Trigger Period, when the remainder is held by the lender in an excess cash flow fund.

A “Quantum Park Trigger Period” means a period commencing upon (a) an event of default under the Quantum Park Whole Loan documents and ending once such event of default has been cured, (b) the occurrence of the ARD or (c) the continuance of a Verizon Trigger Period.

Property Management. The Quantum Park Property is managed by American Real Estate Partners Management LLC.

Assumption. The borrower has the right to transfer the Quantum Park Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Moody’s, Fitch, Kroll and DBRS that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C37 certificates, Series 2016-C3 certificates and Series 2016-P6 certificates.

Partial Release. None permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Quantum Park Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Quantum Park Property, as well as loss of rents and/or business interruption insurance for a period no less than 18 months following the occurrence of a casualty event together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALMART SHADOW ANCHORED PORTFOLIO

ORGANIC SPA
DOLLAR TREE
CATO

RIBS-N-MORE
Check n Go

CATO

ADVANCE AMERICA
CASH ADVANCE
DOLLAR TREE

DOLLAR TREE

maurices
NAILS
Wireless
SALLY
CASH
MARINES

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALMART SHADOW ANCHORED PORTFOLIO

UTAH
Boulder
Aurora
DENVER
NEBRASKA
St. Joseph
Grand Jct.
Colorado Springs
Salina
Topeka
KANSAS CITY
COLORADO
KANSAS
Pueblo
La Junta
Dodge City
Wichita
Flagstaff
Santa Fe
Tulsa
Pampa
OKLAHOMA CITY
ALBUQUERQUE
Amarillo
Shawnee
ARIZONA
PHOENIX
Mesa
NEW MEXICO
Plainview
OKLAHOMA
Wichita Falls
Durant
Lubbock
TUCSON
Las Cruces
FT. WORTH
DALLAS
Douglas
EL PASO
Abilene
Arlington
CIUDAD JUÁREZ
Midland
TEXAS
Waco
Tyler
Belton
AUSTIN
Liberty
SAN ANTONIO
HOUSTON
CHIHUAHUA
MEXICO
Laredo
Corpus Christi
Alice
Gulf of California
Gulf of Mexico
McAllen
MONTERREY
Brownsville

Oshkosh
Lake Huron
ONTARIO
WI
Midland
Saginaw
Bad Axe
MICHIGAN
MILWAUKEE
GRAND RAPIDS
Saint Johns
Flint
LONDON
Lake Michigan
Lansing
Troy
DETROIT
Kalamazoo
Battle Creek
Ann Arbor
WINDSOR
Erie
CHICAGO
Elkhart
Lake Erie
Gary
South Bend
Wauseon
TOLEDO
CLEVELAND
Elyria
FORT WAYNE
AKRON
INDIANA
Findlay
Lima
Mansfield
Canton
Lafayette
OHIO
Champaign
Anderson
Wheeling
COLUMBUS
INDIANAPOLIS
IL
Terre Haute
Shelbyville
DAYTON
Lancaster
Hamilton
Athens
Bloomington
CINCINNATI
WEST VIRGINIA
Portsmouth
Huntington
Charleston
LOUISVILLE
Frankfort
Tell City
Evansville
Radcliff
LEXINGTON
Owensboro
KENTUCKY
Beckley

	Walmart Shadow Anchored Portfolio			
1	Alice Shopping Center	Alice, TX		
2	Shawnee Shopping Center	Shawnee, OK		
3	Durant Shopping Center	Durant, OK		
4	Radcliff Shopping Center	Radcliff, KY		
5	Mustang Shopping Center	Mustang, OK		
6	Pineville Shopping Center	Pineville, LA		
7	Yukon Shopping Center	Yukon, OK		
8	Fort Dodge Shopping Center	Fort Dodge, IA		
9	Belton Shopping Center	Belton, TX		
10	Petal Shopping Center	Petal, MS		
11	Douglas Shopping Center	Douglas, AZ		
12	Boaz Shopping Center	Boaz, AL		
13	Zachary Shopping Center	Zachary, LA		
14	Plainview Shopping Center	Plainview, TX		
15	Minden Shopping Center	Minden, LA		
16	West Burlington Shopping Center	West Burlington, IA		
17	Pulaski Shopping Center	Pulaski, TN		
18	Marshalltown Shopping Center	Marshalltown, IA		
19	Bad Axe Shopping Center	Bad Axe, MI		
20	Ottumwa Shopping Center	Ottumwa, IA		
21	Tyler Shopping Center	Tyler, TX		
22	Oskaloosa Shopping Center	Oskaloosa, IA		
23	Shelbyville Shopping Center	Shelbyville, IN		
24	Alexandria Shopping Center	Alexandria, LA		
25	La Junta Shopping Center	La Junta, CO		
26	St. John's Shopping Center	Saint Johns, MI		
27	Newton Shopping Center	Newton, IA		
28	Tell City Shopping Center	Tell City, IN		
29	Newcastle Shopping Center	Newcastle, OK		
30	Wauseon Shopping Center	Wauseon, OH		
31	Pampa Shopping Center	Pampa, TX		
32	Keokuk Shopping Center	Keokuk, IA		
33	Liberty Shopping Center	Liberty, TX		
34	Perry Shopping Center	Perry, FL		

MINNEAPOLIS
Eau Claire
Marshfield
Marshall
MINNESOTA
Red Wing
Brookings
Faribault
Winona
Mankato
Rochester
La Crosse
SD
Albert Lea
Austin
WISCONSIN
Sioux Falls
Mason City
Spencer
Algona
Storm Lake
Cedar Falls
Waterloo
Sioux City
Fort Dodge
Dubuque
IOWA
Cedar Rapids
Marshalltown
Carroll
Ames
Clinton
West Des Moines
Ankeny
Newton
Iowa City
Davenport
OMAHA
DES MOINES
Oskaloosa
Muscatine
Council Bluffs
Rock Island
Bellevue
Ottumwa
Burlington
Lincoln
NEBR.
Keokuk
ILLINOIS
Maryville
Kirksville
MISSOURI
Quincy

Topeka
KANSAS CITY
ST. LOUIS
Frankfort
Charleston
KS
Jefferson City
IL
Louisville
WV
VA
Wichita
MO
KY
Raleigh
Tulsa
NASHVILLE
Knoxville
NC
CHARLOTTE
OKLAHOMA CITY
Little Rock
MEMPHIS
TN
Pulaski
OK
Columbia
AR
Boaz
ATLANTA
SC
MS
Birmingham
Macon
Charleston
DALLAS
Arlington
Minden
Shreveport
Jackson
AL
Savannah
GA
Atlantic Ocean
Pineville
Montgomery
Alexandria
Zachary
Petal
TX
Baton Rouge
Tallahassee
JACKSONVILLE
Lafayette
Mobile
LA
Perry
HOUSTON
NEW ORLEANS
Orlando
TAMPA
FL
Gulf of Mexico
MIAMI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Walmart Shadow Anchored Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$39,536,250			Specific Property Type:	Shadow Anchored
Cut-off Date Balance(1):	$39,536,250			Location:	Various – See Table
% of Initial Pool Balance:	5.3%			Size:	881,524 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$101.00
Borrowers(2):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	David W. Schostak			Title Vesting(5):	Various
Mortgage Rate:	5.5898%			Property Manager:	Self-managed
Note Date:	September 1, 2016			4th Most Recent Occupancy (As of):	93.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	92.1% (12/31/2013)
Maturity Date:	September 6, 2021			2nd Most Recent Occupancy(As of):	92.2% (12/31/2014)
IO Period:	24 months			Most Recent Occupancy (As of):	93.4% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of):	93.1% (10/31/2016)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$8,667,457 (12/31/2013)
Call Protection:	L(27),D(28),O(5)			3rd Most Recent NOI (As of):	$9,035,547 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$9,045,481 (12/31/2015)
Additional Debt(1)(3):	Yes			Most Recent NOI (As of):	$9,050,388 (TTM 6/30/2016)
Additional Debt Type(1)(3):	Pari Passu; Mezzanine
				U/W Revenues:	$12,603,392
				U/W Expenses:	$3,145,985
Escrows and Reserves(4):				U/W NOI:	$9,457,407
				U/W NCF:	$8,311,424
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.54x
Taxes	$682,795	$136,559	NAP	U/W NCF DSCR(1):	1.36x
Insurance	$150,051	$12,504	NAP	U/W NOI Debt Yield(1):	10.6%
Replacement Reserves	$0	$14,692	$528,915	U/W NCF Debt Yield(1):	9.3%
TI/LC Reserve	$850,000	$80,806	$2,909,034	As-Is Appraised Value:	$118,715,000
Deferred Maintenance	$218,304	$0	NAP	As-Is Appraisal Valuation Date(6):	Various
Tell City Engineering Reserve	$129,000	$0	NAP	Cut-off Date LTV Ratio(1):	75.0%
Ground Rent Reserve	$8,216	Springing	$8,216	LTV Ratio at Maturity or ARD(1):	72.0%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Walmart Shadow Anchored Portfolio Whole Loan (as defined below).

(2)	See “Borrowers” section.

(3)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $8,613,750. All statistical information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Walmart Shadow Anchored Portfolio Whole Loan. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Walmart Shadow Anchored Portfolio Whole Loan and the Walmart Shadow Anchored Portfolio Mezzanine Loan (as defined below) in the aggregate were $110.77, 1.17x, 8.5%, 82.3% and 79.2%, respectively.

(4)	See “Escrows” section.

(5)	The Walmart Shadow Anchored Portfolio Whole Loan is secured by the leasehold interests in two of the Walmart Shadow Anchored Portfolio Properties (as defined below) and by the fee interests in the remaining 32 Walmart Shadow Anchored Portfolio Properties. See “Ground Lease” section.

(6)	See “Appraisals” section.

The Mortgage Loan. The mortgage loan (the “Walmart Shadow Anchored Portfolio Mortgage Loan”) is part of a whole loan (the “Walmart Shadow Anchored Portfolio Whole Loan”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) and secured by a first mortgage encumbering the fee (or, as to two properties, the leasehold) interests in 34 retail properties, each shadow anchored by Walmart, across 14 states (the “Walmart Shadow Anchored Portfolio Properties”). The Walmart Shadow Anchored Portfolio Whole Loan was originated on September 1, 2016 by Ladder Capital Finance LLC. The Walmart Shadow Anchored Portfolio Whole Loan had an original principal balance of $89,036,250, has an outstanding principal balance as of the Cut-off Date of $89,036,250 and accrues interest at an interest rate of 5.5898% per annum. The Walmart Shadow Anchored Portfolio Whole Loan had an initial term of 60 months, has a remaining term of 57 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Walmart Shadow Anchored Portfolio Whole Loan matures on September 6, 2021.

The non-controlling Note A-2, which will be contributed to the WFCM 2016-C37 Trust, had an original principal balance of $39,536,250 and has an outstanding principal balance as of the Cut-off Date of $39,536,250. Note A-1, which is currently held by Ladder Capital Finance LLC or an affiliate and is expected to be contributed to the WFCM 2016-LC25 Trust, had an original principal balance of $49,500,000, has an outstanding principal balance as of the Cut-off Date of $49,500,000 and represents the controlling

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALMART SHADOW ANCHORED PORTFOLIO

interest in the Walmart Shadow Anchored Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—Non-Serviced Whole Loans—The Walmart Shadow Anchored Portfolio Whole Loan” in the Preliminary Prospectus.

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Piece
Note A-1	$49,500,000	WFCM 2016-LC25	Yes
Note A-2	$39,536,250	WFCM 2016-C37	No
Total	$89,036,250

Following the lockout period, the borrower has the right to defease the Walmart Shadow Anchored Portfolio Whole Loan in whole but not in part, on any due date before May 6, 2021. In addition, the Walmart Shadow Anchored Portfolio Whole Loan is prepayable without penalty commencing on May 6, 2021. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) September 1, 2019. It is anticipated that the Walmart Shadow Anchored Portfolio Mortgage Loan will be the last note securitized from the Walmart Shadow Anchored Portfolio Whole Loan.

Sources and Uses

Sources			Uses
Original Whole Loan amount	$89,036,250	91.2%	Loan payoff(1)	$89,698,349	91.9%
Mezzanine Loan	8,613,750	8.8	Reserves	2,038,365	2.1
			Closing costs	1,464,686	1.5
			Return of equity	4,448,600	4.6
Total Sources	$97,650,000	100.0%	Total Uses	$97,650,000	100.0%

(1)	Seven of the Walmart Shadow Anchored Portfolio Properties were previously securitized in the CSMC 2007-C1 transaction. The remainder of the properties were securitized in the CSMC 2006-C3 and CSMC 2006-C4 transactions but were not directly paid off by the Walmart Shadow Anchored Portfolio Whole Loan.

The Properties. The Walmart Shadow Anchored Portfolio Properties consist of 34 retail properties, each shadow anchored by Walmart, comprised of approximately 881,524 rentable square feet that were built between 2002 and 2006 and are located in 14 states. The related borrowers hold leasehold interests in two of the Walmart Shadow Anchored Portfolio Properties (see “Ground Lease” section) and fee interests in the remaining 32 Walmart Shadow Anchored Portfolio Properties. No property accounts for more than 5.3% of allocated Cut-off Date Principal Balance. Since 2006, the Walmart Shadow Anchored Portfolio Properties have never been less than 91.0% occupied in the aggregate. The Walmart Shadow Anchored Portfolio Properties range in size from 10,160 square feet to 39,100 square feet and were 93.1% occupied as of October 31, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALMART SHADOW ANCHORED PORTFOLIO

The following table presents certain information relating to the Walmart Shadow Anchored Portfolio Properties:

Property Information(1)(2)

Property Name	City, State	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Alice Shopping Center	Alice, TX	$4,763,000	5.3%	91.8%	2005/NAP	39,100	$6,100,000	78.1%
Shawnee Shopping Center	Shawnee, OK	$4,186,000	4.7%	100.0%	2004/NAP	35,640	$5,360,000	78.1%
Durant Shopping Center	Durant, OK	$3,834,000	4.3%	100.0%	2003/2012	32,200	$4,910,000	78.1%
Radcliff Shopping Center	Radcliff, KY	$3,819,000	4.3%	84.8%	2005/NAP	36,900	$4,890,000	78.1%
Mustang Shopping Center	Mustang, OK	$3,647,000	4.1%	100.0%	2004/NAP	35,849	$4,670,000	78.1%
Pineville Shopping Center	Pineville, LA	$3,639,000	4.1%	100.0%	2002/NAP	32,300	$4,660,000	78.1%
Yukon Shopping Center	Yukon, OK	$3,621,000	4.1%	100.0%	2004/NAP	31,500	$4,560,000	79.4%
Fort Dodge Shopping Center	Fort Dodge, IA	$3,491,000	3.9%	95.3%	2004/NAP	33,700	$4,470,000	78.1%
Belton Shopping Center	Belton, TX	$3,389,000	3.8%	100.0%	2005/NAP	28,052	$4,340,000	78.1%
Petal Shopping Center	Petal, MS	$3,183,000	3.6%	84.8%	2003/NAP	30,180	$4,100,000	77.6%
Douglas Shopping Center	Douglas, AZ	$3,183,000	3.6%	93.8%	2004/NAP	32,140	$4,100,000	77.6%
Boaz Shopping Center	Boaz, AL	$3,077,000	3.5%	88.5%	2004/NAP	27,900	$3,940,000	78.1%
Zachary Shopping Center	Zachary, LA	$3,065,000	3.4%	100.0%	2002/NAP	29,600	$3,925,000	78.1%
Plainview Shopping Center	Plainview, TX	$2,875,000	3.2%	72.3%	2005/NAP	31,720	$4,510,000	63.7%
Minden Shopping Center	Minden, LA	$2,796,000	3.1%	95.6%	2003/NAP	27,300	$3,580,000	78.1%
West Burlington Shopping Center	West Burlington, IA	$2,522,000	2.8%	100.0%	2004/NAP	26,100	$3,230,000	78.1%
Pulaski Shopping Center	Pulaski, TN	$2,430,000	2.7%	100.0%	2004/NAP	28,100	$3,600,000	67.5%
Marshalltown Shopping Center	Marshalltown, IA	$2,422,000	2.7%	87.8%	2004/NAP	22,900	$3,140,000	77.1%
Bad Axe Shopping Center	Bad Axe, MI	$2,382,000	2.7%	100.0%	2005/NAP	28,353	$3,050,000	78.1%
Ottumwa Shopping Center	Ottumwa, IA	$2,307,000	2.6%	91.9%	2004/NAP	22,190	$3,380,000	68.3%
Tyler Shopping Center	Tyler, TX	$2,286,250	2.6%	85.9%	2004/NAP	35,840	$3,580,000	63.9%
Oskaloosa Shopping Center	Oskaloosa, IA	$2,249,000	2.5%	100.0%	2004/NAP	20,700	$2,880,000	78.1%
Shelbyville Shopping Center	Shelbyville, IN	$2,187,000	2.5%	100.0%	2005/NAP	14,150	$2,800,000	78.1%
Alexandria Shopping Center	Alexandria, LA	$2,090,000	2.3%	92.2%	2003/NAP	20,400	$2,690,000	77.7%
La Junta Shopping Center	La Junta, CO	$2,085,000	2.3%	100.0%	2004/NAP	20,500	$2,670,000	78.1%
St. John’s Shopping Center	Saint Johns, MI	$2,040,000	2.3%	74.0%	2006/NAP	29,930	$3,400,000	60.0%
Newton Shopping Center	Newton, IA	$2,008,000	2.3%	88.2%	2004/NAP	20,300	$2,610,000	76.9%
Tell City Shopping Center	Tell City, IN	$1,952,000	2.2%	82.2%	2005/NAP	27,000	$2,740,000	71.2%
Newcastle Shopping Center	Newcastle, OK	$1,577,000	1.8%	100.0%	2004/NAP	11,600	$2,020,000	78.1%
Wauseon Shopping Center	Wauseon, OH	$1,406,000	1.6%	100.0%	2005/NAP	13,100	$1,800,000	78.1%
Pampa Shopping Center	Pampa, TX	$1,374,000	1.5%	100.0%	2005/NAP	16,160	$1,760,000	78.1%
Keokuk Shopping Center	Keokuk, IA	$1,203,000	1.4%	100.0%	2004/NAP	10,160	$1,540,000	78.1%
Liberty Shopping Center	Liberty, TX	$1,029,000	1.2%	67.9%	2006/NAP	14,960	$1,960,000	52.5%
Perry Shopping Center	Perry, FL	$919,000	1.0%	100.0%	2004/NAP	15,000	$1,750,000	52.5%
Total/Weighted Average		$89,036,250	100.0%	93.1%	881,524		$118,715,000	75.0%

(1)	Based on the Walmart Shadow Anchored Portfolio Whole Loan.

(2)	The 34 Walmart Shadow Anchored Portfolio Properties are cross collateralized with no partial release provisions in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALMART SHADOW ANCHORED PORTFOLIO

The following table presents certain information relating to the tenancies at the Walmart Shadow Anchored Portfolio Properties (based on the portfolio in its entirety):

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Dollar Tree	NR/Ba2/BB+	245,426	27.8%	$8.22	$2,017,160	20.8%	Various(2)
Cato’s	NR/NR/NR	79,910	9.1%	$11.34	$906,555	9.3%	Various(2)
Gamestop	NR/Ba1/BB+	45,503	5.2%	$16.90	$769,216	7.9%	Various(2)
Shoe Show	NR/NR/NR	41,500	4.7%	$10.48	$434,775	4.5%	Various(2)
Sally Beauty	NR/NR/NR	26,950	3.1%	$13.99	$377,128	3.9%	Various(2)
Total Major Tenants		439,289	49.8%	$10.25	$4,504,834	46.4%

Non-Major Tenants		380,990	43.2%	$13.66	$5,203,573	53.6%

Occupied Collateral Total		820,279	93.1%	$11.84	$9,708,407	100.0%

Vacant Space		61,245	6.9%

Collateral Total		881,524	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	See Annex A-1 to the Preliminary Prospectus for detailed information on lease expiration of individual properties.

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2013	2014	2015	Current Occupancy Cost(2)
Dollar Tree	$102	$105	$109	7.5%
Cato’s	$163	$167	$166	6.8%
Shoe Show	$115	$118	$97	10.1%
Sally Beauty	$228	$236	$245	3.9%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Chart includes only tenants who have reported full sales for each respective year.

(2)	Current Occupancy Costs are based on the Annual U/W Base Rent, percentage rent and reimbursements and the most recent available historical sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALMART SHADOW ANCHORED PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Walmart Shadow Anchored Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	7	12,500	1.4%	12,500	1.4%	$155,500	1.6%	$12.44
2016	3	7,600	0.9%	20,100	2.3%	$85,600	0.9%	$11.26
2017	52	119,310	13.5%	139,410	15.8%	$1,602,251	16.5%	$13.43
2018	60	171,759	19.5%	311,169	35.3%	$2,106,097	21.7%	$12.26
2019	55	188,860	21.4%	500,029	56.7%	$2,093,540	21.6%	$11.09
2020	45	142,392	16.2%	642,421	72.9%	$1,727,315	17.8%	$12.13
2021	33	111,170	12.6%	753,591	85.5%	$1,254,114	12.9%	$11.28
2022	2	3,200	0.4%	756,791	85.9%	$38,400	0.4%	$12.00
2023	6	26,888	3.1%	783,679	88.9%	$314,380	3.2%	$11.69
2024	3	24,200	2.7%	807,879	91.6%	$214,950	2.2%	$8.88
2025	0	0	0.0%	807,879	91.6%	$0	0.0%	$0.00
2026	3	11,200	1.3%	819,079	92.9%	$105,196	1.1%	$9.39
Thereafter	1	1,200	0.1%	820,279	93.1%	$11,064	0.1%	$9.22
Vacant	0	61,245	6.9%	881,524	100.0%	$0	0.0%	$0.00
Total/Weighted Average	270	881,524	100.0%			$9,708,407	100.0%	$11.84

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Walmart Shadow Anchored Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	10/31/2016(3)
93.9%	92.1%	92.2%	93.4%	93.1%

(1)	Information obtained from a third party source.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALMART SHADOW ANCHORED PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Walmart Shadow Anchored Portfolio Properties:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,657,624	$9,058,380	$9,288,461	$9,423,033	$9,708,407	77.0%	$11.01
Grossed Up Vacant Space	0	0	0	0	$903,439	7.2	1.02
Total Reimbursables	2,539,364	2,655,932	2,787,371	2,842,337	2,842,337	22.6	3.22
Other Income	691,995	504,250	199,885	52,648	52,648	0.4	0.06
Less Vacancy & Credit Loss	0	0	0	0	(903,439)(1)	(7.2)	(1.02)
Effective Gross Income	$11,888,983	$12,218,562	$12,275,717	$12,318,018	$12,603,392	100.0%	$14.30

Total Operating Expenses	$3,221,526	$3,183,015	$3,230,236	$3,267,630	$3,145,985	25.0%	$3.57

Net Operating Income	$8,667,457	$9,035,547	$9,045,481	$9,050,388	$9,457,407	75.0%	$10.73
TI/LC	0	0	0	0	969,678	7.7	1.10
Capital Expenditures	0	0	0	0	176,305	1.4	0.20
Net Cash Flow	$8,667,457	$9,035,547	$9,045,481	$9,050,388	$8,311,424	65.9%	$9.43

NOI DSCR(2)	1.41x	1.47x	1.48x	1.48x	1.54x
NCF DSCR(2)	1.41x	1.47x	1.48x	1.48x	1.36x
NOI DY(2)	9.7%	10.1%	10.2%	10.2%	10.6%
NCF DY(2)	9.7%	10.1%	10.2%	10.2%	9.3%

(1)	Underwritten economic vacancy is 6.9%. The Walmart Shadow Anchored Properties were 93.1% physically occupied as of October 31, 2016.

(2)	The debt service coverage ratios and debt yields are based on the Walmart Shadow Anchored Portfolio Whole Loan.

Appraisals. As of the appraisal valuation dates ranging from July 12, 2016 to July 30, 2016, the Walmart Shadow Anchored Portfolio Properties had an aggregate “as-is” appraised value of $118,715,000.

The Borrowers. The borrowers are: SFP Pool One Shopping Centers L.P.; SFP Pool Two Shopping Centers L.P.; SFP Pool Three Shopping Centers L.P.; SFP Pool Four Shopping Centers L.P.; and SFP Pool Five Shopping Centers L.P. Each of the borrowers is a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Walmart Shadow Anchored Portfolio Whole Loan. David W. Schostak is the guarantor of certain nonrecourse carveouts under the Walmart Shadow Anchored Portfolio Whole Loan.

The Sponsor. The sponsor is David W. Schostak, who is the co-CEO of Schostak Brothers & Company with his brother Robert Schostak. The Schostaks are a fourth generation real estate family that has been involved in Michigan development, acquisitions, and leasing of retail, office, industrial, residential, and mixed use projects for over 100 years. Mr. Schostak’s current activities include joint ventures, build-to-suit projects, mixed-use developments and a variety of necessity-based retail and open air centers in 24 states. The Schostak family’s portfolio now includes over 100 restaurants including Applebee’s, Del Tacos, MOD Pizzas and Olga’s Kitchens.

The sponsor was involved in three defaults, one loan modification and one discounted payoff for loans as to which he was a sponsor. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $682,795 for real estate taxes, $150,051 for insurance, $850,000 for upfront tenant improvements and leasing commissions, $218,304 for deferred maintenance, $129,000 for an engineering reserve, and $8,216 for future ground rent payments. The loan documents also require monthly deposits in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums, which currently equate to $136,559 and $12,504, respectively, $14,692 for replacement reserves (capped at $528,915), and $80,806 for tenant improvements and leasing commissions (capped at $2,909,034).

Lockbox and Cash Management. The Walmart Shadow Anchored Portfolio Whole Loan documents require a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager will be deposited into the lockbox account within two business days of receipt. Prior to a Sweep Event Period (as defined below), all excess cash flow will be disbursed to the related borrower. Upon a Sweep Event Period, excess cash flow will be held by the lender.

A “Sweep Event Period” will commence upon the earlier of (i) an event of default occurs under the loan documents or the property management agreement, (ii) the aggregate amortizing debt service coverage ratio for the Walmart Shadow Anchored Portfolio Properties falls below 1.05x at any time and/or (iii) any tenant occupying (physical or economic) more than 10.0% of the entire Walmart Shadow Anchored Portfolio Properties files or bankruptcy, becomes insolvent, or goes dark in the majority of its locations. A Sweep Event Period will end with respect to clause (i) upon the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being at least 1.10x for at least two consecutive quarters; or, with respect to clause (iii) if the tenant is no longer a debtor in any bankruptcy action and pays full rent for two consecutive quarters or reopens and pays full rent for two consecutive quarters. A Sweep Event Period with respect to clause (iii) may also be cured if the borrower releases the space and either the rents payable under the replacement leases are no less than 95.0% of the rent payable under the lease being replaced or if the debt service coverage ratio is at least 1.10x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALMART SHADOW ANCHORED PORTFOLIO

Property Management. The Walmart Shadow Anchored Portfolio Properties are managed by an affiliate of the sponsor.

Assumption. The borrower has the right to transfer the Walmart Shadow Anchored Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s, and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C37 certificates and similar confirmations from each rating agency rating any securities backed by the Walmart Shadow Anchored Portfolio Companion Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Ladder Capital Finance LLC (the “Walmart Shadow Anchored Portfolio Mezzanine Lender”) funded an $8,613,750 mezzanine loan (the “Walmart Shadow Anchored Portfolio Mezzanine Loan”) to SFP LP Holdco L.P., a Delaware limited partnership owning the limited partnership interests of each borrower under the Walmart Shadow Anchored Portfolio Whole Loan, and SFP GP Holdco LLC, a Delaware limited liability company owning the general partnership interests of each borrower under the Walmart Shadow Anchored Portfolio Whole Loan (collectively, the “Walmart Shadow Anchored Portfolio Mezzanine Borrower”). The Walmart Shadow Anchored Portfolio Mezzanine Loan is secured by a pledge of the Walmart Shadow Anchored Portfolio Mezzanine Loan Borrowers’ interest in the borrowers under the Walmart Shadow Anchored Portfolio Whole Loan. The Walmart Shadow Anchored Portfolio Mezzanine Loan accrues interest at an interest rate of 11.000% per annum and requires payments of principal and interest based on a 30-year amortization schedule. The Walmart Shadow Anchored Portfolio Mezzanine Loan matures on September 6, 2021. The rights of The Walmart Shadow Anchored Portfolio Mezzanine Lender are further described under “Description of the Mortgage Pool–Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Ground Lease. Two of the Walmart Shadow Anchored Portfolio Properties are subject to ground leases: (i) the Tyler Shopping Center property is subject to a ground lease with Jack and Peggy Waldie as ground lessor that expires on April 26, 2024 with 15 five-year ground lease extension options, each with $5,000 rent increases; and (ii) the Pulaski Shopping Center property is subject to a ground lease with Wakefield Realty, LLC as ground lessor that expires on October 31, 2023 with 15 five-year ground lease extension options, each with 5% rent increases. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Walmart Shadow Anchored Portfolio Properties. The loan documents also require business interruption insurance that provides coverage for no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Walmart Shadow Anchored Portfolio Properties during the loan term. At the time of closing, the Walmart Shadow Anchored Portfolio Properties had windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

POTOMAC MILLS

POTOMAC MILLS

LAST CALL

amc

JOHNSTON & MURPHY

COACH

bloomingdales

XXI
FOREVER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

POTOMAC MILLS

T.J.maxx
searsoutlet
Burlington
jcpenney
Marshalls
buybuy BABY
BAM!
dressbarn
rue21
MODELL'S
FOREVER 21
PLACE
Nike Factory Store
LOFT
EXPRESS
carter's
GROUP USA
H&M
AMC THEATRES
COSTCO
TALBOTS
CHICO'S
Columbia
ANN TAYLOR
kate spade
GUESS
COACH
J.CREW
Calvin Klein
rack

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

POTOMAC MILLS

Potomac Mills
2700 Potomac Mills Circle
Woodbridge, VA 22192
Franklin Farm
Dulles Intl. Airport 4 miles
Oakton
Vienna
Tysons Corner
McLean
WASH D.C.
Virginia Hospital Center
Tattersall Park
Fair Oaks Mall
Merrifield
Falls Church
West Falls Church
East Falls Church
Dunn Loring-Merrifield
Vienna-Fairfax-GMU
Arlington National Cemetery
The Pentagon
Ballston Common
Arlington Blvd
Seven Corners Center
ARLINGTON
Fair Oaks
Lee Hwy
Fairfax
Old Town Fairfax
Fair City Mall
Inova Fairfax Hospital
Mantua
Capital Beltway
West Falls Church
Lake Barcroft
Reagan National Airport
Village at Shirlington
Northern VA Community College-Alexandria
Braddock Rd
George Mason University
Twin Lakes Golf Course
Country Club of Fairfax
Annandale
Little River Tpke
Lincolnia
ALEXANDRIA
Landmark Mall
Van Dorn Street
Braddock Rd
Burke Centre Shopping Center
Fairfax Station
Burke
Burke Centre Pkwy
Kings Park
Lake Accotink
Rolling Rd
Springfield
Metro
Old Town
Rose Hill
Huntington
Clifton
Chapel Rd
Rolling Valley Mall
West Springfield
Springfield Plaza
Springfield Mall
Springfield Commons
Franconia
Franconia-Springfield
Belle Haven
Fairfax County Pkwy
Ox Rd
Burke Lake
Henderson Rd
Wolf Run Shoals Rd
FAIRFAX COUNTY
South Run Park
US Coast Guard Radio Station
Groveton
Huntley Meadows Park
G. Washington Pkwy
Potomac River
Kingstowne
Newington
Telegraph Rd
Woodlawn
Fort Hunt
Occoquan River
Fountainhead Regional Park
Silverbrook Rd
Lorton Station Town Ctr.
Lorton
Lorton Auto Train
Davis Ford Rd
Ox Rd
Davison Army Airfield
Donald W. Reynolds Mus. and Educ. Ctr.
George Washington's Mount Vernon
Mount Vernon
Lake Ridge
Prince William County Stadium
Prince William Pkwy
Fort Belvoir US Army Reserve
Pohick Bay Golf Course
Gunston Rd
Pirate's Cove Waterpark
Piscataway Park
Tackett's Mill at Lake Ridge Shopping Center
VIRGINIA
Gunston Cove
CHARLES COUNTY
PRINCE GEORGE'S COUNTY
MARYLAND
Woodbridge
Andrew Leitch Park
Dale City
Marumsco Plaza
Belmont Bay
Prince William Shopping Ctr.
Minnieville Rd
Sentara Northern VA Med. Ctr.
Occoquan Bay Natl. Wildlife Refuge
Mason Neck State Park
Potomac Festival
Stonebridge at Potomac Town Center
PRINCE WILLIAM COUNTY
Cardinal Dr
Amtrak/VRE
Occoquan Bay
Montclair
Montclair Golf Club
Northern VA Community College-Woodbridge
Rippon
Potomac River
Fortuna Center Plaza
Dumfries Rd
Leesylvania State Park
Prince William Forest
Southbridge
Indian Head
Dumfries
Joplin Rd
Triangle
Smallwood State Park
Naval Support Facility Indian Head
Quantico Marine Corps Base
Natl. Museum of the Marine Corps
Quantico
Reston
Wolf Trap
McLean
WASHINGTON D.C.
Chantilly
Centreville
Oakton
Vienna
Falls Church
ARLINGTON
Suitland
Hillcrest Heights
Fairfax
Annandale
ALEXANDRIA
Yorkshire
Fairfax Station
Burke
Springfield
Camp Springs
Linton Hall
Manassas Park
Manassas
Franconia
National Harbor
Nokesville
Lorton
Mount Vernon
Lake Ridge
Brandywine
Dale City
Woodbridge
Accokeek
Waldorf
St. Charles
Montclair
Dumfries
Potomac River
Indian Head
Bensville
Pomfret
VIRGINIA
Triangle
Quantico
La Plata
Garrisonville
MARYLAND
Aquia Harbour

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Potomac Mills

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/DBRS):	BBBsf/Baa1/A(low)			Property Type:	Retail
Original Principal Balance(1):	$36,375,000			Specific Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$36,375,000			Location:	Woodbridge, VA
% of Initial Pool Balance:	4.8%			Size(4):	1,459,997 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1)(4):	$199.32
Borrower Name:	Mall at Potomac Mills, LLC			Year Built/Renovated:	1985/2012
Sponsors:	Simon Property Group, L.P.			Title Vesting:	Fee
Mortgage Rate:	2.988213%			Property Manager:	Self-managed
Note Date:	October 5, 2016			3rd Most Recent Occupancy (As of)(5):	98.8% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(5):	99.6% (12/31/2014)
Maturity Date:	November 1, 2026			Most Recent Occupancy (As of)(5):	98.8% (12/31/2015)
IO Period:	120 months			Current Occupancy (As of)(5):	97.7% (9/20/2016)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(6):	$34,999,313 (12/31/2013)
Call Protection:	L(25), D(88), O(7)			3rd Most Recent NOI (As of)(6):	$37,395,215 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(6):	$38,949,641 (12/31/2015)
Additional Debt(1)(2):	Yes			Most Recent NOI (As of)(6):	$40,298,052 (TTM 8/31/2016)
Additional Debt Type(1)(2):	Pari Passu, Subordinate Debt
				U/W Revenues(6):	$53,920,492
				U/W Expenses(6):	$13,594,604
				U/W NOI(6):	$40,325,888
				U/W NCF(6):	$38,713,977
				U/W NOI DSCR(1):	4.57x
Escrows and Reserves(3):				U/W NCF DSCR(1):	4.39x
				U/W NOI Debt Yield(1):	13.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	13.3%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$765,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	September 12, 2016
Replacement Reserves	$0	Springing	$645,000	Cut-off Date LTV Ratio(1):	38.0%
TI/LC Reserve	$0	Springing	$2,580,000	LTV Ratio at Maturity or ARD(1):	38.0%

(1)	See “The Mortgage Loan” section. All statistical information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the senior pari passu notes. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield based on the Potomac Mills Whole Loan are 54.4%, 2.65x and 9.7%, respectively.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	Size represents the square footage of collateral for the Potomac Mills Whole Loan. Total square footage of the Potomac Mills Property (as defined below) including non-collateral retail space is 1,839,997 square feet. See “The Property” and “Major Tenants” sections.
(5)	See “Historical Occupancy” section.
(6)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Potomac Mills Mortgage Loan”) is part of a whole loan (the “Potomac Mills Whole Loan”) evidenced by ten pari passu and ten subordinate promissory notes (Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note, A-9, Note A-10, Note B-1, Note B-2, Note B-3, Note B-4, Note B-5, Note B-6, Note B-7, Note B-8, Note B-9 and Note B-10) that are secured by a first lien deed of trust on the Borrower’s fee simple interest in a super regional mall located in Woodbridge, Virginia (“Potomac Mills Property”). The Potomac Mills Whole Loan was co-originated on October 5, 2016 by Barclays Bank PLC, Société Générale, Cantor Commercial Real Estate Lending, L.P. and Bank of America, N.A. The Potomac Mills Whole Loan had an original principal balance of $416,000,000 and has an outstanding principal balance as of the Cut-off Date of $416,000,000. The Potomac Mills Mortgage Loan and each Potomac Mills Pari Passu Companion Loan accrues interest at an interest rate of 2.988213% per annum and each Potomac Mills Subordinate Companion Loan accrues interest at an interest rate of 4.55000% per annum. The Potomac Mills Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Potomac Mills Whole Loan. The Potomac Mills Whole Loan matures on November 1, 2026.

The Potomac Mills Mortgage Loan, evidenced by the non-controlling Note A-10, had an original principal balance of $36,375,000, has an outstanding principal balance as of the Cut-off Date of $36,375,000 and represents a non-controlling interest in the Potomac Mills Whole Loan. Two pari passu notes (Note A-1 and Note A-6), with an aggregate original principal balance of $70,000,000 were contributed to the CFCRE 2016-C6 Trust. Note A-1 represents the controlling interest in the Potomac Mills Whole Loan during a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

POTOMAC MILLS

control appraisal period, otherwise the controlling noteholder is the junior noteholder. The non-controlling Note A-7, which had an original principal balance of $35,000,000, was contributed to the CGCMT 2016-C3 Trust. The non-controlling Note A-9, which had an original principal balance of $36,375,000, is held by Barclays Bank, PLC and is expected to be contributed to the CGCMT 2016-P6 Trust. The non-controlling Note A-2 and Note A-3, which had an aggregate original principal balance of $32,750,000, are held by Société Générale, and are expected to be contributed to one or more future securitization trusts. The non-controlling Note A-4, which had an original principal balance of $52,000,000, is held by Bank of America, N.A. and is expected to be contributed to the MSBAM 2016-C32 Trust. The non-controlling Note A-5, which had an original principal balance of $20,750,000, is held by Bank of America, N.A., and is expected to be contributed to one or more future securitization trusts. The non-controlling Note A-8, which had an original principal balance of $7,750,000, is held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to one or more future securitization trusts. The Potomac Mills Subordinate Companion Loans are currently held by Teachers Insurance and Annuity Association of America. The lender provides no assurances that any non-securitized notes will not be split further. The mortgage loans evidenced by Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8 and Note A-9 are collectively referred to as the “Potomac Mills Pari Passu Companion Loans”. The mortgage loans evidenced by Note B-1, Note B-2, Note B-3, Note B-4, Note B-5, Note B-6, Note B-7, Note B-8. Note B-9 and Note B-10 are collectively referred to as the “Potomac Mills Subordinate Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Potomac Mills Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$40,000,000	CFCRE 2016-C6	Yes
A-2	$20,000,000	Société Générale	No
A-3	$12,750,000	Société Générale	No
A-4	$52,000,000	MSBAM 2016-C32	No
A-5	$20,750,000	Bank of America, N.A.	No
A-6	$30,000,000	CFCRE 2016-C6	No
A-7	$35,000,000	CGCMT 2016-C3	No
A-8	$7,750,000	Cantor Commercial Real Estate Lending, L.P.	No
A-9	$36,375,000	CGCMT 2016-P6	No
A-10	$36,375,000	WFCM 2016-C37	No
Junior Notes	$125,000,000	Teachers Insurance and Annuity Association of America	No
Total	$416,000,000

Following the lockout period, on any date before May 1, 2026, the Borrower has the right to defease the Potomac Mills Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 5, 2019. The Potomac Mills Whole Loan is prepayable without penalty on or after May 1, 2026.

Sources and Uses

Sources			Uses
Original whole loan amount	$416,000,000	100.0%	Loan payoff(1)	$411,992,396	99.0%
			Closing costs	2,011,635	0.5
			Return of equity	1,995,969	0.5
Total Sources	$416,000,000	100.0%	Total Uses	$416,000,000	100.0%

(1)	The Potomac Mills Property was previously securitized in LBUBS 2007-C6 and WBCMT 2007-C33.

The Property. The Potomac Mills Property is a super regional mall located in Woodbridge, Virginia approximately 25.0 miles south of Washington, D.C. Built in 1985 by the sponsor, the Potomac Mills Property contains approximately 1,839,997 square feet of retail space, of which 1,459,997 square feet serves as collateral for the Potomac Mills Whole Loan (the “Potomac Mills Mortgaged Property”). The Potomac Mills Mortgaged Property features 7,292 parking spaces, resulting in a parking ratio of approximately 5.0 spaces per 1,000 feet of rentable area.

The Potomac Mills Property is anchored by IKEA, Burlington Coat Factory, Costco Warehouse, J.C. Penney, AMC Theatres, Buy Buy Baby/and That! and Marshalls; however, IKEA and Burlington Coat Factory are not part of the collateral for the Potomac Mills Whole Loan. Based on 2015 year-end sponsor-estimated sales, IKEA generated sales of $175.0 million. The IKEA located at the Potomac Mills Property is the only IKEA located in the state of Virginia. As of the trailing 12-month period ending June 2016 (“TTM June 2016”), Burlington Coat Factory generated approximately $22.3 million in sales. Per 2015 year-end sponsor-estimated sales, Costco Warehouse generated sales of $116.0 million ($783 sales per square foot). AMC Theatres achieved sales of approximately $14.5 million as of TTM June 2016, or approximately $804,794 per screen. AMC Theatres includes 18 screens at the Potomac Mills Property, which features an IMAX theater with stadium seating.

The Potomac Mills Property, features over 200 tenants, including retailers such as American Eagle Outfitters ($610 sales per square foot), Bloomingdales the Outlet ($138 sales per square foot), Coach ($757 sales per square foot), Fossil Company Store ($879 sales per square foot), GameStop ($1,162 sales per square foot), H&M ($309 sales per square foot), Michael Kors ($2,572 sales per square foot), Nike Factory Store ($577 sales per square foot), Polo Ralph Lauren Factory Store ($618 sales per square foot), Saks Fifth Avenue Off 5th ($185 sales per square foot) and Victoria’s Secret ($722 sales per square foot). Sales per square foot information is as of TTM June 2016.

Since 2012, the sponsor has invested approximately $30.0 million in the Potomac Mills Property adding four freestanding restaurants, renovating the exterior of the southern portion of the mall and main entrances, relocating Saks Fifth Avenue Off 5th and adding Buy Buy Baby/and That! in 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

POTOMAC MILLS

The following table presents certain information relating to the tenancy at the Potomac Mills Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF(2)	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Sales PSF(4)	Occupancy Cost(4)	Lease Expiration Date

Anchor Tenants – Non-Collateral
IKEA	NR/NR/NR	300,000	ANCHOR OWNED – NON-COLLATERAL				$583	NAP	NAP
Burlington Coat Factory	NR/Ba3/NR	80,000					$279	NAP	NAP
Total Anchor Tenants – Non- Collateral		380,000

Anchor Tenant - Collateral
AMC Theatres	B+/NR/B+	75,273	5.2%	$23.00	$1,731,279	5.4%	$804,794(5)	12.7%(5)	2/28/2019(6)
Buy Buy Baby/and That!	NR/Baa1/BBB+	73,432	5.0%	$10.61	$779,114	2.4%	NAV	NAV	1/31/2025(7)
J.C. Penney	B+/B1/B	100,140	6.9%	$7.33	$733,824	2.3%	$112	7.4%	2/28/2022(8)
Costco Warehouse	A+/A1/A+	148,146	10.1%	$4.39	$650,943	2.0%	$783	0.6%	5/31/2032(9)
Marshalls	NR/A2/A+	61,763	4.2%	$9.75	$602,189	1.9%	$291	3.8%	1/31/2019(10)
Total Anchor Tenants – Collateral		458,754	31.4%	$9.80	$4,497,349	13.9%

Major Tenants – Collateral
XXI Forever		30,428	2.1%	$24.00	$730,337	2.3%	$197	12.0%	1/31/2020
H&M		22,686	1.6%	$28.98	$657,499	2.0%	$309	9.4%	1/31/2023
Saks Fifth Avenue Off 5th		28,000	1.9%	$20.77	$581,560	1.8%	$185	11.2%	10/31/2023(11)
Bloomingdales the Outlet		25,038	1.7%	$21.13	$529,053	1.6%	$138	14.7%	1/31/2021
Last Call Neiman Marcus		34,000	2.3%	$14.67	$498,780	1.5%	$125	12.1%	1/31/2020(12)
Total Major Tenants – Collateral		140,152	9.6%	$21.39	$2,997,229	9.3%

Non-Major Tenants – Collateral		827,291	56.7%	$29.98	$24,801,560	76.8%

Occupied Collateral Total		1,426,197	97.7%	$22.64	$32,296,138	100.0%

Vacant Space		33,800	2.3%

Collateral Total		1,459,997	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	% of NRSF is based on the Potomac Mills Mortgaged Property collateral square footage of 1,459,997, which excludes all non-collateral anchor tenants.
(3)	Annual U/W Base Rent includes base rent and contractual rent steps through May 2017 equal to $548,234.
(4)	All Sales PSF and Occupancy Cost information presented herein are based upon TTM June 2016 information provided by the Borrower unless otherwise noted. Sales PSF figures include 2015 year-end sponsors’ estimates for IKEA and Costco Warehouse.
(5)	AMC Theatres Sales PSF on a per screen basis, based on 18 screens. AMC Theatre’s TTM June 2016 Occupancy Cost is calculated on a PSF basis.
(6)	AMC Theatres has four, five-year extension options remaining.
(7)	Buy Buy Baby/and That! has two, five-year extension options remaining.
(8)	J.C. Penney has six, five-year extension options remaining.
(9)	Costco Warehouse has five, five-year extension options remaining.
(10)	Marshalls has two, five-year extension options remaining.
(11)	Saks Fifth Avenue Off 5th has two, five-year extension options remaining.
(12)	Last Call Neiman Marcus has two, five-year extension options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

POTOMAC MILLS

The following table presents certain information relating to the historical sales and occupancy costs at the Potomac Mills Property:

Historical Sales (PSF)(1)(2)

	2014	2015(3)	TTM June 2016(3)
Comparable Inline Sales PSF	$481	$461	$451
Occupancy Costs	13.0%	14.1%	14.4%

(1)	All Historical Sales PSF presented herein are based upon information provided by the Borrower.
(2)	Inline tenant sales include all tenants occupying less than 10,000 SF and who have reported sales for at least two full calendar years.
(3)	According to the sponsor, traffic into the center in 2015 was affected by construction on Interstate 95, which negatively impacted sales. The construction is now complete.

The following table presents certain information relating to the lease rollover schedule at the Potomac Mills Mortgaged Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	7	11,168	0.8%	11,168	0.8%	$840,364	$75.25
2016	1	734	0.1%	11,902	0.8%	$76,417	$104.11
2017	23	74,317	5.1%	86,219	5.9%	$2,927,149	$39.39
2018	16	81,032	5.6%	167,251	11.5%	$1,837,124	$22.67
2019	18	278,554	19.1%	445,805	30.5%	$5,003,818	$17.96
2020	19	155,373	10.6%	601,178	41.2%	$3,746,585	$24.11
2021	19	111,242	7.6%	712,420	48.8%	$3,103,543	$27.90
2022	16	170,887	11.7%	883,307	60.5%	$3,037,142	$17.77
2023	25	137,241	9.4%	1,020,548	69.9%	$4,286,413	$31.23
2024	16	70,806	4.8%	1,091,354	74.8%	$2,098,728	$29.64
2025	17	132,240	9.1%	1,223,594	83.8%	$2,786,460	$21.07
2026	11	33,666	2.3%	1,257,260	86.1%	$1,247,258	$37.05
Thereafter	4	168,937	11.6%	1,426,197	97.7%	$1,305,137	$7.73
Vacant	0	33,800	2.3%	1,459,997	100.0%	$0	$0.00
Total/Weighted Average	192	1,459,997	100.0%			$32,296,138	$22.64

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

POTOMAC MILLS

The following table presents historical occupancy percentages at the Potomac Mills Mortgaged Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	9/20/2016(2)
98.8	99.6%	98.8%	97.7%

(1)	Information obtained from the Borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Potomac Mills Mortgaged Property:

Cash Flow Analysis

	2014	2015	TTM 8/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$30,841,532	$31,686,259	$32,123,521	$32,296,138(2)	59.9%	$22.12
Grossed up Vacant Space	0	0	0	2,034,462	3.8	1.39
Percentage Rent(3)	1,084,831	942,235	1,184,702	1,018,596	1.9	0.70
Total Reimbursables	17,019,559	16,706,267	17,076,158	17,154,584	31.8	11.75
Other Income(4)	4,050,543	4,001,498	4,254,633	4,254,633	7.9	2.91
Less Vacancy & Credit Loss	0	0	0	(2,837,921)	(5.3)	(1.94)
Effective Gross Income	$52,996,465	$53,336,259	$54,639,014	$53,920,492	100.0%	$36.93

Total Operating Expenses	$15,601,250	$14,386,618	$14,340,962	$13,594,604	25.2%	$9.31

Net Operating Income	$37,395,215	$38,949,641	$40,298,052	$40,325,888	74.8%	$27.62
TI/LC	0	0	0	1,289,527	2.4	0.88
Capital Expenditures	0	0	0	322,385	0.6	0.22
Net Cash Flow	$37,395,215	$38,949,641	$40,298,052	$38,713,977	71.8%	$26.52

NOI DSCR(5)	4.24x	4.42x	4.57x	4.57x
NCF DSCR(5)	4.24x	4.42x	4.57x	4.39x
NOI DY(5)	12.9%	13.4%	13.8%	13.9%
NCF DY(5)	12.9%	13.4%	13.8%	13.3%

(1)	Historical Base Rent is inclusive of collection loss.
(2)	U/W Base Rent includes rent steps through May 2017 totaling $548,234.
(3)	Percentage Rent was underwritten to in-place breakpoints as of June 30, 2016 and percentage rents based on TTM June 2016 sales.
(4)	Historical and TTM 8/31/2016 Other Income includes income from special leasing/temporary tenants, miscellaneous income, local media income, local and play area sponsorships, food court digital rent and other non-rental income
(5)	The debt service coverage ratios and debt yields are calculated based on the senior pari passu notes.

Appraisal. As of the appraisal valuation date of September 12, 2016, the Potomac Mills Mortgaged Property had an “as-is” appraised value of $765,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated September 16, 2016, there was no evidence of any recognized environmental conditions at the Potomac Mills Mortgaged Property.

Market Overview and Competition. The Potomac Mills Property is located in Prince William County, along the north side of Smoketown Road and Opitz Boulevard, west of its intersection with Interstate 95 and approximately 25 miles south of Washington, DC. Potomac Mills Circle encircles the Potomac Mills Property and has multiple points of access along Smoketown Road, Gideon Drive, Telegraph Road and Worth Avenue, which extends north to Prince Williams Parkway. According to the appraisal, Smoketown Road and Prince Williams Parkway have average daily traffic counts of 33,749 and 44,512, respectively. Within a 25-mile drive of the Potomac Mills Property are Falls Church and Fairfax counties, which were two of the three wealthiest counties in the nation according to the 2014 Census Bureau Report.

The Potomac Mills Property is located within the Washington, D.C. Metropolitan Statistical Area, which is the seventh most populous Metropolitan Statistical Area in the nation. Fourteen Fortune 500 companies have headquarters located in the Washington, D.C. Metropolitan Statistical Area, including but not limited to Northrop Grumman, Lockheed Martin, General Dynamics, Fannie Mae and Freddie Mac. According to the appraisal, the Washington, D.C. Metropolitan Statistical Area Gross Metro Product (GMP) increased by 2.2% in 2015 and is expected to grow by an average of 2.6% annually from 2016 to 2020. The primary economic drivers of the Washington, D.C. Metropolitan Statistical Area are the federal government, defense and high technology. The Washington, D.C. Metropolitan Statistical Area is home to both the Ronald Reagan Washington National Airport and Washington Dulles International Airport, which are utilized by approximately 45.0 million passengers annually. The unemployment rate in the Washington, D.C. Metropolitan Statistical Area was 4.1% in the first quarter of 2016 which represents a decline of approximately 0.0060% versus the prior 12 month period. In 2015, the population and average household income within the Potomac Mills Property trade area were 1,076,175 and $124,574, respectively. The appraiser estimated market rent to be $33.21 per sq. ft. on a triple-net basis for in-line tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

POTOMAC MILLS

Competitive Set(1)

	Potomac Mills (Subject)	Manassas Mall	Fair Oaks Mall	Springfield Town Center	Stonebridge At Potomac Town Center	Tanger Outlet Center	St. Charles Town Center	Spotsylvania Towne Centre
Location	Woodbridge, VA	Manassas, VA	Fairfax, VA	Springfield, VA	Woodbridge, VA	Fort Washington, MD	Waldorf, MD	Fredericksburg, VA
Distance from Subject	--	15.0 miles	15.0 miles	11.0 miles	1.0 miles	19.0 miles	20.0 miles	27.0 miles
Property Type	Super Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional Mall	Lifestyle Center	Outlet Center	Super Regional Mall	Super Regional Mall
Year Built/Renovated	1985/2012	1972/2015	1980/NAP	1973/2014	2008/NAP	2013/NAP	1990/2015	1980/2008
Anchors	IKEA, Costco Warehouse, J.C. Penney, Burlington Coat Factory	Macy’s, At Home, Sears, Walmart	J.C. Penney, Lord & Taylor, Macy’s, Macy’s Home, Sears	Macy’s, Target, J.C. Penney, Dick’s Sporting Goods, Regal Cinema, LA Fitness	Wegmans	NAP	Macy’s, Macy’s Home, J.C. Penney, Sears, Kohl’s, Dick’s Sporting Goods	Belk, Costco, Dick’s Sporting Goods, J.C. Penney, Macy’s, Sears
Total GLA (SF)	1,839,997(2)	906,463	1,550,434	1,300,000	485,611	221,765	960,618	1,600,000
Inline Sales PSF	$452	$345	$620	$500	$460	NAV	$365	$365
Total Occupancy	97.7%	94.0%	93.0%	87.0%	87.0%	100.0%	97.0%	95.0%

(1)	Information obtained from the appraisal and underwritten rent roll.
(2)	Total GLA includes non-collateral anchor tenants comprising 380,000 square feet.

The Borrower. The borrowing entity, Mall at Potomac Mills, LLC, is a Delaware limited liability company and special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with origination. Simon Property Group, L.P. (“Simon”) is the guarantor of certain non-recourse carveouts under the Potomac Mills Whole Loan. Liabilities under the guaranty are capped at $83,200,000.

The Sponsor. The sponsor of the Potomac Mills Mortgage Loan is Simon.

Simon, the operating partnership of Simon Property Group, Inc., is a publicly traded (S&P 100; NYSE: SPG) real estate investment trust headquartered in Indianapolis, Indiana focused on retail real estate ownership, management and development. Simon owns or retains an interest in 227 retail real estate properties comprising 189.0 million square feet in North America, Europe and Asia. Simon’s portfolio was 96.3% occupied and generated tenant sales of $604 per square foot as of September 30, 2016. According to its consolidated balance sheet dated December 31, 2015, Simon reported cash and cash equivalents of approximately $701.1 million and total equity of approximately $70.3 billion. Simon has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deed-in-lieu of foreclosure. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. Pursuant to the Potomac Mills Whole Loan documents, monthly escrows for real estate taxes are required (i) during a Debt Service Coverage Ratio Reserve Trigger Period (as defined below), (ii) during an event of default or (iii) if the borrower fails to provide satisfactory evidence to the lender that taxes have been paid prior to delinquency. Monthly escrows for insurance premiums are required (i) during an event of default or (ii) if the borrower fails to provide satisfactory evidence that the insurance policies are being maintained as part of a reasonably acceptable blanket insurance policy providing coverage required under the loan agreement. Monthly escrows for capital expenditures and tenant improvements and leasing commissions are required (i) during a Debt Service Coverage Ratio Reserve Trigger Period or (ii) during an event of default.

Following the occurrence and during the continuance of a Debt Service Coverage Ratio Reserve Trigger Period or an event of default under Potomac Mills Whole Loan documents, the borrower is required to escrow on each payment date: (i) one-twelfth of the taxes that the lender estimates will be payable during the next ensuing 12 months; (ii) $26,900 (approximately $0.22 per square foot annually) for capital expenditures and such reserve will be capped at approximately 24 monthly payments ($645,000); and (iii) $107,500 (approximately $0.88 per square foot annually) for tenant improvements and leasing commissions and such reserve will be capped at 24 monthly payments ($2,580,000). Following an event of default or if borrower fails to provide satisfactory evidence that the insurance policies are being maintained as part of a reasonably acceptable blanket policy providing coverage required under the loan agreement, one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies up on the expiration thereof.

A “Debt Service Coverage Ratio Reserve Trigger Period” will be in effect if, as of the date of determination, the amortizing debt service coverage ratio based on the trailing four-calendar quarter period immediately preceding the date of such determination falls below 1.40x for two consecutive calendar quarters and will end if the debt service coverage ratio, as calculated under the loan documents, is at least equal to 1.40x for two consecutive calendar quarters based on the trailing four calendar quarter period immediately preceding the date of determination.

Lockbox and Cash Management. The Potomac Mills Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay all rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. So long as no Lockbox Period (as defined below) has occurred and is continuing, the funds in the deposit account will be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

POTOMAC MILLS

swept on a periodic basis to the borrower’s operating account. Upon the occurrence and during the continuance of a Lockbox Period, all cash flow is swept into a lender-controlled cash management account.

A “Lockbox Period” will commence upon, (i) an event of default under the Potomac Mills Whole Loan documents until such event of default is cured, (ii) the occurrence of any bankruptcy or insolvency proceeding of the property manager (if the property manager is an affiliate of the borrower) until the property manager is replaced with a qualified property manager pursuant to a replacement management agreement within 60 days or such bankruptcy action is dismissed within 90 days or (iii) the occurrence of, as of the date of determination, the debt service coverage ratio based on the trailing four-calendar quarter period immediately preceding the date of such determination falling below 1.35x for two consecutive calendar quarters until an amortizing debt service coverage ratio based on the trailing four-calendar quarters of at least 1.35x has been achieved for two consecutive calendar quarters. A Lockbox Period is only permitted to be cured up to five times in the aggregate during the term of the Potomac Mills Whole Loan provided that no event of default is continuing.

Property Management. The Potomac Mills Property is managed by an affiliate of the borrower.

Assumption. The borrower has, at anytime (other than the period 60 days prior to and 60 days after securitization of the Potomac Mills Whole Loan), the right to transfer the Potomac Mills Property or more than 50.0% of the aggregate interests in the borrower, provided that no event of default exists under the Potomac Mills Whole Loan documents and certain other conditions are satisfied, including, but not limited to: either (a) that the transfer is not a prohibited transfer under Potomac Mills Whole Loan documents or (b) that the proposed transferee will have been approved by the lender, which may be conditioned upon rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C37 Certificates or similar ratings confirmations from each rating agency rating any securities backed by any Potomac Mills Pari Passu Companion Loans with respect to the ratings of such securities.

Partial Release. Provided no event of default has occurred and is continuing under the Potomac Mills Whole Loan, the borrower has the right to obtain the release of immaterial or non-income producing portions of the Potomac Mills Property, at any time during the term of the Potomac Mills Whole Loan.

If the tenant under the IKEA lease exercises its purchase option, the borrower may also obtain the release of the IKEA parcel without the consent of any person if the borrower delivers reasonably satisfactory evidence to the lender that the IKEA parcel has been subdivided from the remainder of the Potomac Mills Property in accordance with applicable legal requirements and the remainder of the Potomac Mills Property constitutes a separate tax lot.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Potomac Mills Whole Loan includes ten pari passu and ten subordinate promissory notes (Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note A-9, Note A-10, Note B-1, Note B-2, Note B-3, Note B-4, Note B-5, Note B-6, Note B-7, Note B-8. Note B-9 and Note B-10) with an aggregate original principal balance of $416,000,000, and an outstanding aggregate principal balance as of the Cut-off Date of $416,000,000. The ten subordinate notes (Note B-1, Note B-2, Note B-3, Note B-4, Note B-5, Note B-6, Note B-7, Note B-8. Note B-9 and Note B-10) have an aggregate original principal balance of $125,000,000 and an aggregate outstanding principal balance as of the Cut-off Date of $125,000,000. The subordinate notes are currently held by Teachers Insurance and Annuity Association of America.

Ground Lease. None.

Terrorism Insurance. The Potomac Mills Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of Potomac Mills Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist; provided, however, that (A) in such event the borrower will not be required to pay annual premiums in excess of the Terrorism Cap (as defined below) in order to obtain the terrorism coverage, and (B) such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to Potomac Mills Property and reasonable for the geographic region where Potomac Mills Property is located, so long as in no event may such deductible exceed $5,000,000.

“Terrorism Cap” means an amount equal to two times the then-current annual insurance premiums payable by the borrower for the policies insuring only Potomac Mills Property (excluding the wind and flood components of such insurance premiums) on a stand-alone basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FRANKLIN SQUARE III

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FRANKLIN SQUARE III

85
LANE BRYANT
rue21
Party City
OLD NAVY
PETSMART
GANDER MTN.
WE LIVE OUTDOORS
BAM!
SHOE CARNIVAL
Justice
dressbarn
weightwatchers
FANTASY NAILS
SHANES RIBS
SAKURA
AAA
Jersey Mike's SUBS
AUTHENTIC SUBS SINCE 1956
Pier 1 imports
Great Clips
PORTOFINO'S RESTAURANT
LifeWay
CiCi's PIZZA
KOHL'S
LINEBERGER DRIVE
ANDREW JACKSON HIGHWAY – U.S. HIGHWAYS 29-74
N
Anchor
Major
In-Line
Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FRANKLIN SQUARE III

Franklin Square III
3648-3758 East Franklin Boulevard
Gastonia, NC 28056
GASTONIA
Downtown Gastonia
Dallas
Bessemer City
Ranlo
Spencer Mountain
Mt. Holly
McAdenville
Belmont
South Gastonia
GASTON COUNTY
NORTH CAROLINA
SOUTH CAROLINA
YORK COUNTY
Charlotte 15 miles
Sen. Marshall Arthur Rauch Hwy
Wilkinson Blvd
CaroMont Regional Medical Ctr.
Eastridge Mall
Akers Center
Franklin Square
Gastonia Conference Ctr.
GASTONIA AMTRAK
AMTRAK
Dixie Village Shopping Center
Windsor Park Shopping Center
Gaston College
Rankin Lake Park
Flyer Park
George Poston Park
Gaston Co. South Fork River Park
Belmont Abbey College
Belmont Abbey College - Sacred Heart Campus
Cramer Mountain Country Club
Linwood Springs Golf Course
Gastonia Municipal Golf Course
Robinwood Crossing
Forest Brook Shopping Center
Gastonia Country Club
Gastonia Municipal Airport
Daniel Stowe Botanical Garden
South Fork Catawba R.
Long Shoals Rd
Hardin Rd
Church Rd
Old Willis School Rd
Rhyne Rd
Philadelphia
Dallas-High Shoals Hwy
N. Oakland St
Dallas-Cherryville Hwy
Costner School Rd
Dallas-Stanley Hwy
Dallas-Bessemer City Hwy
Fairview Dr
Chester St
Old Dallas Hwy
Spencer Mtn. Rd
Main St
Old Hickory Grove Rd
Hickory Grove Rd
Perfection Ave
2nd Ave
Garrison Blvd
York St
Redbud Dr
Myrtle School Rd
Linwood Rd
E. Hudson Blvd
Neal Hawkins Rd
Union Rd
Hoffman Rd
Kendrick Rd
Beaty Rd
S. New Hope Rd
Armstrong Ford Rd
Chapel Grove Rd
Crowders Cr. Rd
Robinson Rd
Bud Wilson Rd
Meek Rd
Patrick Rd
Union New Hope Rd
Wilson Farm Rd
Union Rd
Rufus Ratchford Rd
New Hope Rd
Ferguson Ridge Rd
85
321
279
275
274
7
29
74
Lowesville
Huntersville
Kannapolis
CONCORD
Stanley
Mt. Holly
Gastonia
Belmont
CHARLOTTE
Uptown
Harrisburg
Mint Hill
Matthews
Pineville
Stallings
Indian Trail
Weddington
Monroe
Fort Mill
SOUTH CAROLINA
Rock Hill
Waxhaw
NORTH CAROLINA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Franklin Square III

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$32,250,000			Specific Property Type:	Anchored
Cut-off Date Balance:	$32,210,163			Location:	Gastonia, NC
% of Initial Pool Balance:	4.3%			Size:	272,222 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$118.32
Borrower Name:	Andrew Square85 LLC			Year Built/Renovated:	1998/2004
Sponsors:	Amy Stevens; David Weinstein			Title Vesting:	Fee
Mortgage Rate:	4.850%			Property Manager:	Self-managed
Note Date:	November 10, 2016			4th Most Recent Occupancy (As of):	83.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	98.0% (12/31/2013)
Maturity Date:	November 11, 2023			2nd Most Recent Occupancy (As of):	98.0% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	84 months			Current Occupancy (As of):	98.4% (11/8/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(2):	NAV
Call Protection:	L(25),D(55),O(4)			3rd Most Recent NOI (As of):	$2,924,801 (Annualized 6 12/31/2014)
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI (As of):	$3,041,262 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$3,066,080 (TTM 8/31/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$3,591,382
				U/W Expenses:	$659,315
				U/W NOI:	$2,932,067
				U/W NCF:	$2,717,471
Escrows and Reserves(1):				U/W NOI DSCR:	1.44x
				U/W NCF DSCR:	1.33x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.1%
Taxes	$0	$21,997	NAP	U/W NCF Debt Yield:	8.4%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$43,000,000
Replacement Reserves	$344,378	Springing	$272,222	As-Is Appraisal Valuation Date:	September 12, 2016
TI/LC Reserve	$0	$28,357	$680,555	Cut-off Date LTV Ratio:	74.9%
Kohl’s TI/LC Reserve	$525,000	$0	NAP	LTV Ratio at Maturity or ARD:	66.2%

(1)	See “Escrows” section.

(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Franklin Square III Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an anchored retail property located in Gastonia, North Carolina (the “Franklin Square III Property”). The Franklin Square III Mortgage Loan was originated on November 10, 2016 by Wells Fargo Bank, National Association. The Franklin Square III Mortgage Loan had an original principal balance of $32,250,000, has an outstanding principal balance as of the Cut-off Date of $32,210,163 and accrues interest at an interest rate of 4.850% per annum. The Franklin Square III Mortgage Loan had an initial term of 84 months, has a remaining term of 83 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule through the term of the Franklin Square III Mortgage Loan. The Franklin Square III Mortgage Loan matures on November 11, 2023.

Following the lockout period, the borrower has the right to defease the Franklin Square III Mortgage Loan in whole, but not in part, on any date before August 11, 2023. In addition, the Franklin Square III Mortgage Loan is prepayable without penalty on or after August 11, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$32,250,000	100.0%	Loan payoff(1)	$29,547,085	91.6%
			Reserves	869,378	2.7
			Closing costs	147,039	0.5
			Return of equity	1,686,498	5.2
Total Sources	$32,250,000	100.0%	Total Uses	$32,250,000	100.0%

(1)	The Franklin Square III Property was previously securitized in the WBCMT 2007-C32 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FRANKLIN SQUARE III

The Property. The Franklin Square III Property is a 272,222 square foot anchored retail power center situated on a 30.0-acre parcel of land and located on the north side of East Franklin Boulevard in Gastonia, North Carolina, approximately 16.4 miles west of the Charlotte central business district. Constructed in 1998 and renovated in 2004, the Franklin Square III Property is anchored by Kohl’s, Gander Mountain, PetSmart and Books-A-Million with additional major tenants including Dress Barn, Shoe Carnival, Old Navy, Party City, Lifeway Christian Stores, and Pier 1 Imports, among others. According to the appraisal, the Franklin Square III Property is located along East Franklin Boulevard in the heart of the region’s primary retail corridor. In addition to East Franklin Boulevard, the Franklin Square III Property abuts to Interstate 85 to the north. The Franklin Square III Property benefits from its proximity to these major roadways, which have a combined average daily vehicle count of approximately 142,000.

The Franklin Square III Property has maintained an average occupancy of 96.3% since 2007. In addition, 12 tenants at the Franklin Square III Property (including 9 of the 10 largest tenants) accounting for approximately 73.1% of the net rentable area, have been in occupancy since the center was originally constructed in 1998. As of November 8, 2016, the Franklin Square III Property was 98.4% occupied by 23 tenants.

The following table presents certain information relating to the tenancy at the Franklin Square III Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Kohl’s	BBB/Baa2/BBB	80,684	29.6%	$7.50	$605,130	19.1%	$184	4.1%	2/28/2029(4)
Gander Mountain	NR/NR/NR	42,972	15.8%	$8.75	$376,005	11.8%	NAP	NAP	5/31/2028(5)
PetSmart	NR/B1/B+	26,040	9.6%	$10.50	$273,420	8.6%	NAP	NAP	1/31/2025(6)
Books-A-Million	NR/NR/NR	20,000	7.3%	$11.00	$220,000	6.9%	$132	9.8%	1/31/2019(7)
Total Anchor Tenants		169,696	62.3%	$8.69	$1,474,555	46.4%

Major Tenants
Dress Barn	NR/Ba2/BB-	9,000	3.3%	$20.54	$184,860	5.8%	NAP	NAP	1/31/2019(8)
Shoe Carnival	NR/NR/NR	12,000	4.4%	$14.50	$174,000	5.5%	$325	5.3%	1/31/2019
Old Navy	BB+/Baa2/BB+	15,000	5.5%	$11.25	$168,750	5.3%	$311	4.5%	7/31/2020
Party City	NR/NR/NR	11,970	4.4%	$12.50	$149,625	4.7%	$248	6.5%	8/15/2018
Lifeway Christian Stores	NR/NR/NR	7,300	2.7%	$19.00	$138,700	4.4%	$220	10.3%	11/30/2019
Pier 1 Imports	NR/NR/B	8,000	2.9%	$16.00	$128,000	4.0%	NAP	NAP	6/30/2018(9)
Total Major Tenants		63,270	23.2%	$14.92	$943,935	29.7%

Non-Major Tenants		34,776	12.8%	$21.76	$756,594	23.8%

Occupied Collateral Total		267,742	98.4%	$11.86	$3,175,084	100.0%

Vacant Space		4,480	1.6%

Collateral Total		272,222	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2017 totaling $11,163.

(3)	Sales PSF and Occupancy Costs are for the period ending December 31, 2015.

(4)	Kohl’s has four, five-year lease extension options.

(5)	Gander Mountain has four, five-year lease extension options.

(6)	PetSmart has four, five-year lease extension options.

(7)	Books-A-Million has one, five-year lease extension option.

(8)	Dress Barn has one, five-year lease extension option.

(9)	Pier 1 Imports has one, five-year lease extension option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FRANKLIN SQUARE III

The following table presents certain information relating to the historical sales and occupancy costs at the Franklin Square III Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2013	2014	2015	Current Occupancy Cost(2)
Kohl’s	$208	$192	$184	4.1%
Books-A-Million	$126	$127	$132	9.8%
Old Navy	NAV	$288	$311	4.5%
Shoe Carnival	NAV	$327	$325	5.3%
Party City	$209	$228	$248	6.5%
Lifeway Christian Stores	NAV	$222	$220	10.3%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Current Occupancy Cost is based on the most recent available Historical Sales.

(2)	Current Occupancy Costs are based on the Annual U/W Base Rent and reimbursements and historical sales.

The following table presents certain information relating to the lease rollover schedule at the Franklin Square III Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	2	3,700	1.4%	3,700	1.4%	$87,103	2.7%	$23.54
2018	6	31,250	11.5%	34,950	12.8%	$525,383	16.5%	$16.81
2019	7	59,611	21.9%	94,561	34.7%	$928,728	29.3%	$15.58
2020	3	18,000	6.6%	112,561	41.3%	$262,932	8.3%	$14.61
2021	1	2,485	0.9%	115,046	42.3%	$60,883	1.9%	$24.50
2022	1	3,000	1.1%	118,046	43.4%	$55,500	1.7%	$18.50
2023	0	0	0.0%	118,046	43.4%	$0	0.0%	$0.00
Thereafter	3	149,696	55.0%	267,742	98.4%	$1,254,555	39.5%	$8.38
Vacant	0	4,480	1.6%	272,222	100.0%	$0	0.0%	$0.00
Total/Weighted Average	23	272,222	100.0%			$3,175,084	100.0%	$11.86

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Franklin Square III Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	11/8/2016(2)
83.0%	98.0%	98.0%	100.0%	98.4%

(1)	Information obtained from the servicer of the previous loan securitized in WBCMT 2007-C32.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FRANKLIN SQUARE III

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Franklin Square III Property:

Cash Flow Analysis(1)

	Annualized 6 12/31/2014	2015	TTM 8/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,078,270	$3,130,750	$3,155,643	$3,175,084(2)	88.4%	$11.66(2)
Grossed Up Vacant Space	0	0	0	85,120	2.4	0.31
Total Reimbursables	559,464	539,784	544,522	493,488	13.7	1.81
Less Vacancy & Credit Loss	0	0	0	(162,311)(3)	(4.5)	(0.60)
Effective Gross Income	$3,637,734	$3,670,534	$3,700,165	$3,591,382	100.0%	$13.19

Total Operating Expenses	$712,933	$629,272	$634,085	$659,315	18.4%	$2.42

Net Operating Income	$2,924,801	$3,041,262	$3,066,080	$2,932,067	81.6%	$10.77
TI/LC	0	0	0	160,151	4.5	0.59
Capital Expenditures	0	0	0	54,444	1.5	0.20
Net Cash Flow	$2,924,801	$3,041,262	$3,066,080	$2,717,471	75.7%	$9.98

NOI DSCR	1.43x	1.49x	1.50x	1.44x
NCF DSCR	1.43x	1.49x	1.50x	1.33x
NOI DY	9.1%	9.4%	9.5%	9.1%
NCF DY	9.1%	9.4%	9.5%	8.4%

(1)	Historical operating statements prior to 2014 are not available because the sponsor purchased the Franklin Square III Property in June 2014 and such information was not provided by the seller.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2017 totaling $11,163.

(3)	The underwritten economic vacancy is 5.0%. The Franklin Square III Property was 98.4% physically occupied as of November 8, 2016.

Appraisal. As of the appraisal valuation date of September 12, 2016, the Franklin Square III Property had an “as-is” appraised value of $43,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated September 22, 2016, there was no evidence of any recognized environmental conditions at the Franklin Square III Property.

Market Overview and Competition. The Franklin Square III Property is located in Gastonia, North Carolina, approximately 16.4 miles west of the Charlotte central business district. The Franklin Square III Property has excellent visibility and direct access from both East Franklin Boulevard and Interstate 85, the major east/west thoroughfares in the region with a traffic count of approximately 118,000 vehicles per day. The Franklin Square III Property is one in a series of anchored retail power centers located along East Franklin Boulevard, which include national retailers such as Regal Cinemas, Ashley Furniture, hhgregg, Sam’s Club, Lowe’s, Best Buy, Walmart Supercenter, Home Depot, Dick’s Sporting Goods, and Target.

According to the appraisal, the Franklin Square III Property has a trade area that encompasses a five-mile radius. The 2015 population within a three- and five-mile radius were reported at approximately 44,598 and 99,985, respectively, and the average household income within the same radii were reported at approximately $58,278 and $58,259, respectively. The population is expected to grow 0.8% and 0.7% within the same three- and five-mile radius from 2015 to 2020.

The appraiser estimated market rent for the Franklin Square III Property to be $11.96 per square foot on a triple net basis, compared to the Annual U/W Base Rent PSF of $11.86 per square foot. According to a third party market research report, the Franklin Square III Property is located in the Gaston County retail submarket, which as of the second quarter of 2016, had a total inventory of 12.5 million square feet and exhibits an average vacancy of 6.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FRANKLIN SQUARE III

The following table presents certain information relating to properties that are comparable to the Franklin Square III Property:

Competitive Set(1)

	Franklin Square III (Subject)	The Shops at Franklin Square	Franklin Square II	Gaston Mall	Akers Center
Location	Gastonia, NC	Gastonia, NC	Gastonia, NC	Gastonia, NC	Gastonia, NC
Distance from Subject	--	0.0 miles	0.1 miles	1.1 miles	2.2 miles
Property Type	Anchored	Community Center	Power Center	Power Center	Power Center
Year Built/Renovated	1998/2004	2006	1989	1970/2008	1954/2015
Anchors	Kohl’s, Gander Mountain, PetSmart, Books-A-Million	Ashley Furniture, hhgregg	Best Buy, Ross Dress For Less, Dollar Tree, Pep Boys, Michaels, Walmart	Target, Dick’s Sporting Goods, TJ Maxx, Mary Jo’s Cloth Store, Ulta, Bed, Bath & Beyond	Gabe’s, Conn’s HomePlus, Ollie’s Bargain Outlet
Total GLA	272,222 SF	134,299 SF	317,705 SF	346,603 SF	336,974 SF
Total Occupancy	98.4%	100.0%	85.0%	100.0%	60.0%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Andrew Square85 LLC, a Delaware limited liability company and single purpose entity with one independent director. Andrew Square85 LLC is 20% owned by DNA Franklin LLC, which is 100% owned by DNA Helix LLC. DNA Helix LLC is 50% owned by Amy Stevens and 50% owned by David Weinstein. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Franklin Square III Mortgage Loan. Amy Stevens and David Weinstein are the guarantors of certain nonrecourse carveouts under the Franklin Square III Mortgage Loan.

The Sponsor. The sponsors are Amy Stevens and David Weinstein, who founded DNA Partners in 2002 to acquire and manage commercial real estate in select markets with strong demographics and economic drivers. Ms. Stevens has over 25 years of experience in commercial real estate as an owner, asset manager, lender, and mortgage broker, and currently oversees the leasing of all properties within DNA Partners’ portfolio. Mr. Weinstein has over 10 years of experience in commercial real estate and oversees the financial and property management of all properties within DNA Partners’ portfolio. Ms. Stevens and Mr. Weinstein are actively involved in all aspects of acquisition, disposition, and property management of the DNA Partners’ portfolio.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $344,378 for replacement reserves and $525,000 for future tenant improvements related to Kohl’s.

The loan documents provide for ongoing monthly escrows of $21,997 for taxes, $28,357 for tenant improvements and leasing commissions (capped at $680,555), and $4,537 for replacement reserves (capped at $272,222). However, the loan documents do not require ongoing monthly escrows for replacement reserves as long as (i) the replacement reserves on deposit are greater than the cap of $272,222, (ii) no event of default has occurred and is continuing, and (iii) the Franklin Square III Property is being adequately maintained as determined by the lender based on annual site inspections. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing and (ii) borrower provides the lender with evidence that the Franklin Square III Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect.

Lockbox and Cash Management. The Franklin Square III Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower deposits all rents directly into such lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all cash flow is distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” means the occurrence of (i) an event of default; (ii) the debt service coverage ratio falling below 1.15x at the end of any calendar month; or (iii) Kohl’s or Gander Mountain defaulting on its respective lease, going dark, vacating, or entering into bankruptcy or similar insolvency proceedings. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; and with respect to clause (iii), upon the cure of such default and no other default under Kohl’s or Gander Mountain’s respective lease occuring for two consecutive calendar quarters, any bankruptcy proceedings related to Kohl’s or Gander Mountain being terminated, or the respective spaces being re-tenanted and leased to one or more replacement tenants reasonably acceptable to the lender who are in occupancy and paying full unabated rent.

Property Management. The Franklin Square III Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Franklin Square III Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, the lender has received confirmation from DBRS, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C37 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FRANKLIN SQUARE III

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Franklin Square III Property, as well as business interruption insurance covering no less than an amount equal to 100% of the projected gross income from the Franklin Square III Property on an actual loss sustained basis for a period beginning on the date of business interruption and continuing until the restoration of the Franklin Square III Property is completed, or the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1140 AVENUE OF THE AMERICAS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1140 AVENUE OF THE AMERICAS

# 1140 AVENUE OF THE AMERICAS

| Floor | Tenant | SF | Expiration |
|---|---|---|---|
| 22 | Vacant | 5,500 SF | |
| 21 | Upsilon Ventures LLC | 8,500 SF | Exp. 4/2026 |
| 20 | Vacant | 8,500 SF | |
| 19 | HWE New York, LLC | 10,000 SF | Exp. 4/2026 |
| 18 | Trilogy Global Advisors | 12,750 SF | Exp. 11/2024 |
| 17 | Almanac Realty Invest | 9,811 SF | Exp. 1/2024 |
| 17 | Al Neil Associates Co | 2,862 SF | Exp. 1/2020 |
| 16 | Vacant | 5,275 SF | |
| 16 | Grace Beauty, LLC | 7,466 SF | Exp. 7/2020 |
| 15 | Fidus Partners | 5,284 SF | Exp. 1/2021 |
| 15 | P\S\L Group America Limited | 6,052 SF | Exp. 1/2021 |
| 15 | P\S\L Group America Limited | 1,311 SF | Exp. 1/2021 |
| 14 | P\S\L Group America Limited | 12,750 SF | Exp. 1/2021 |
| 12 | Knighthead Capital Management | 12,750 SF | Exp. 12/2017 |
| 11 | CityMD | 12,750 SF | Exp. 4/2021 |
| 10 | Office Space Solution | 11,900 SF | Exp. 8/2021 |
| 9 | Office Space Solution | 11,900 SF | Exp. 8/2021 |
| 8 | Waterfall Asset Management | 7,909 SF | Exp. 8/2022 |
| 8 | Waterfall Asset Management | 4,841 SF | Exp. 8/2022 |
| 7 | Waterfall Asset Management | 12,750 SF | Exp. 8/2022 |
| 6 | Field Street Capital | 12,750 SF | Exp. 8/2019 |
| 5 | Starwood Property Trust | 12,750 SF | Exp. 8/2019 |
| 4 | Flow Traders U.S. LLC | 12,750 SF | Exp. 11/2021 |
| 3 | City National Bank | 12,750 SF | Exp. 6/2023 |
| 2 | City National Bank | 11,667 SF | Exp. 6/2023 |
| 1 Mezz | Vacant | 3,401 SF | |
| 1 | Red Flame Diner | 1,900 SF | Exp. 6/2025 |
| 1 | Red Flame Diner | 2,412 SF | Exp. 6/2025 |
| 1 | City National Bank | 3,378 SF | Exp. 6/2023 |
| Basement | City National Bank | 2,564 SF | Exp. 6/2023 |

Vacant | 2017 – 2018 | 2019 – 2020 | 2021 – 2022 | 2023+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1140 AVENUE OF THE AMERICAS

1140 Avenue of the Americas
1140 Avenue of the Americas
New York, NY 10036
MANHATTAN
Midtown
East Side
Murray Hill
Flatiron District
East River
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
METRO NORTH
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
FDR Drive
Park Ave. South
W. 57th St.
E. 57th St.
W. 55th St.
E. 56th St.
E. 55th St.
E. 54th St.
W. 53rd St.
E. 53rd St.
W. 52nd St.
E. 52nd St.
E. 51st St.
W. 50th St.
E. 50th St.
W. 49th St.
E. 49th St.
W. 48th St.
E. 48th St.
E. 47th St.
W. 46th St.
E. 46th St.
W. 45th St.
E. 45th St.
W. 44th St.
E. 44th St.
W. 43rd St.
E. 43rd St.
W. 42nd St.
E. 42nd St.
E. 41st St.
W. 40th St.
E. 40th St.
W. 39th St.
E. 39th St.
W. 38th St.
E. 38th St.
W. 37th St.
E. 37th St.
W. 36th St.
E. 36th St.
W. 35th St.
E. 35th St.
W. 34th St.
E. 34th St.
W. 33rd St.
E. 33rd St.
W. 32nd St.
E. 32nd St.
W. 31st St.
E. 31st St.
W. 30th St.
E. 30th St.
W. 29th St.
E. 29th St.
W. 28th St.
E. 28th St.
W. 27th St.
E. 27th St.
W. 26th St.
E. 26th St.
W. 25th St.
E. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
9 West 57th
Grand Army Plaza
Fuller Building
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
Trump Tower
The Peninsula New York
St. Regis New York
909 Third
Lever House
399 Park
Citigroup Center
Lipstick Building
Museum of Modern Art
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
AXA Center
75 Rockefeller Plaza
345 Park
Gershwin Theatre
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Paramount Plaza
Exxon Building
ROCKEFELLER CENTER
GE Building
Saks Fifth Avenue
ITT-American Building
Palmolive Building
1 Rockefeller Plaza
Tower 49
US Plywood Building
News Corp. Building
Morgan Stanley Building
JPMorgan Chase Tower
Japan Society
245 Park Avenue
485 Lexington
747 Third Avenue
Imperial Theatre
TIMES SQUARE
Viacom Intl.
Bank of America Tower
Condé Nast Bldg. (4 Times Sq.)
2 Grand Central Tower
Winstar Building
United Nations Headquarters
SUNY College of Optometry
Grand Central Terminal (Metro North)
Chrysler Building
Bryant Park
New York Public Library
Daily News
Midtown Tunnel
Queens-
495
New York Times Building
Republic Bank Tower
Garment Centre Capitol
The Morgan Library & Museum
St. Vartan's Park
Macy's
HERALD SQUARE
Empire State Building
One Penn Plaza
LONG ISLAND RAILROAD
FERRY TO LONG ISLAND CITY
NYU Medical Center
Penn Station
Manhattan Mall
Madison Square Garden
Lexington Avenue Campus, Touro College
Fashion Institute of Technology
NY Life Insurance Bldg.
Supreme Court-Appellate Division
Madison Square Park
Metropolitan Life Building
Baruch College
Flatiron Building
Gramercy Park
57TH ST
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
49TH ST
ROCKEFELLER CTR.
42ND ST/ TIMES SQ.
TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
HERALD SQUARE
34TH ST/ PENN STA.
33RD ST/ LEXINGTON
28TH ST
28TH ST/ 7TH AVE
28TH ST/ LEXINGTON
23RD ST/ 7TH AVE
23RD ST
23RD ST/ LEXINGTON
N Q R
B D F M
4 5 6
1 2 3
7
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
SoHo
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – 1140 Avenue of the Americas

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$30,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$30,000,000			Location:	New York, NY
% of Initial Pool Balance:	4.0%			Size:	247,183 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$400.51
Borrower Name:	ARC NYC1140SIXTH, LLC			Year Built/Renovated:	1926/2015
Sponsor:	American Realty Capital New York City REIT, Inc.			Title Vesting:	Leasehold
Mortgage Rate:	4.109%			Property Manager:	CBRE, Inc.
Note Date:	June 15, 2016			4th Most Recent Occupancy (As of)(3):	53.9% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	82.3% (12/31/2014)
Maturity Date:	July 6, 2026			2nd Most Recent Occupancy (As of)(3):	90.1% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(3):	92.1% (3/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	90.8% (6/8/2016)
Seasoning:	5 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(4):	$5,713,542 (12/31/2013)
Call Protection:	L(24),GRTR1% or YM(92),O(4)			3rd Most Recent NOI (As of)(4):	$10,868,784 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)(4):	$13,011,926 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(4):	$13,948,046 (TTM 3/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$20,833,881
				U/W Expenses:	$11,323,332
				U/W NOI(4):	$9,510,549
Escrows and Reserves(2):				U/W NCF(4):	$8,893,069
				U/W NOI DSCR(1):	2.31x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.16x
Taxes	$342,123	$171,061	NAP	U/W NOI Debt Yield(1):	9.6%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	9.0%
Replacement Reserve	$0	Springing	NAP	As-Is Appraised Value:	$180,000,000
TI/LC Reserve	$961,116	Springing	NAP	As-Is Appraisal Valuation Date:	May 1, 2016
Ground Rent Reserve	$116,016	$29,004	NAP	Cut-off Date LTV Ratio(1):	55.0%
Free Rent Reserve	$712,266	$0	NAP	LTV Ratio at Maturity or ARD(1):	55.0%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 1140 Avenue of the Americas Whole Loan.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “1140 Avenue of the Americas Mortgage Loan”) is part of a whole loan (the “1140 Avenue of the Americas Whole Loan”) that is evidenced by four pari passu promissory notes (Notes A-1, A-2, A-3, and A-4) and secured by a first mortgage encumbering the leasehold interest in an office building located in New York, New York (the “1140 Avenue of the Americas Property”). The 1140 Avenue of the Americas Whole Loan was originated on June 15, 2016 by Ladder Capital Finance I LLC and Series TRS of Ladder Capital Finance I LLC. The 1140 Avenue of the Americas Whole Loan had an original principal balance of $99,000,000, has an outstanding principal balance as of the Cut-off Date of $99,000,000 and accrues interest at an interest rate of 4.109% per annum. The 1140 Avenue of the Americas Whole Loan had an initial term of 120 months, has a remaining term of 115 months as of the Cut-off Date and requires interest-only payments through the term of the 1140 Avenue of the Americas Whole Loan. The 1140 Avenue of the Americas Whole Loan matures on July 6, 2026.

The 1140 Avenue of the Americas Mortgage Loan, evidenced by the controlling Note A-1, which will be contributed to the WFCM 2016-C37 Trust, had an original principal balance of $30,000,000 and has an outstanding principal balance as of the Cut-off Date of $30,000,000. The non-controlling Note A-3 and non-controlling Note A-4, were contributed to the WFCM 2016-LC24 Trust and had an aggregate original principal balance of $45,000,000. The non-controlling Note A-2, which is expected to be contributed to the JPMCC 2016-JP4 Trust, had an original principal balance of $24,000,000. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The 1140 Avenue of the Americas Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1140 AVENUE OF THE AMERICAS

Pari Passu Note Summary

Notes	Original Balance	Note Holder	Controlling Piece
Note A-1	$30,000,000	WFCM 2016-C37	Yes
Note A-2	$24,000,000	JPMCC 2016-JP4	No
Note A-3	$25,000,000	WFCM 2016-LC24	No
Note A-4	$20,000,000	WFCM 2016-LC24	No
Total	$99,000,000

Following the lockout period, the borrower has the right to prepay the 1140 Avenue of Americas Whole Loan in whole, but not in part, subject to payment of the greater of (i) a 1% prepayment premium or (ii) a yield maintenance premium, in each case based on the amount of principal balance being prepaid, on any date before April 6, 2026. In addition, the 1140 Avenue of the Americas Whole Loan is prepayable without penalty on or after April 6, 2026.

Sources and Uses

Sources			Uses
Original whole loan amount	$99,000,000	52.5%	Purchase price	$180,000,000	95.4%
Sponsor’s new cash contribution	88,177,366	46.7	Reserves	2,131,521	1.1
Seller credits(1)	1,485,544	0.8	Closing costs	6,531,388	3.5
Total Sources	$188,662,909	100.0%	Total Uses	$188,662,909	100.0%

(1)	The seller provided credits of approximately $1.5 million for outstanding free rent and tenant improvements which were reserved at closing.

The Property. The 1140 Avenue of the Americas Property is a 22-story class A, office building located in New York, New York. Constructed in 1926 and most recently renovated in 2015, the 1140 Avenue of the Americas Property is located at the northeastern corner of West 44th Street and Avenue of the Americas. The 1140 Avenue of the Americas Property totals 247,183 square feet and is comprised of 236,929 square feet of office space (95.9% of the net rentable area), 5,790 square feet of retail space (2.3% of the net rentable area) and 4,464 square feet of storage space (1.8% of the net rentable area). Office floor plates at the 1140 Avenue of the Americas Property average 11,242 square feet. The 1140 Avenue of the Americas Property has approximately 75 feet of frontage along Avenue of the Americas and 125 feet of frontage along West 44th Street. The 1140 Avenue of the Americas Mortgage Loan constitutes acquisition financing, and the seller thereof acquired the 1140 Avenue of the Americas Property after purchasing a note secured thereby following default on that note during the renovation of the 1140 Avenue of the Americas Property in 2011. For additional information, see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The 1140 Avenue of the Americas Property is leased to tenants in the financial and professional services industries and the largest tenants include City National Bank (12.3% of net rentable area; rated AA-, A3 and A+ by Fitch, Moody’s and S&P, respectively), Waterfall Asset Management (10.3% of net rentable area) and Office Space Solution (9.6% of net rentable area). Other office tenants at the 1140 Avenue of the Americas Property include Starwood Property Trust (5.2% of net rentable area), Knighthead Capital Management (5.2% of net rentable area), Flow Traders U.S. LLC (5.2% of net rentable area) and Field Street Capital (5.2% of net rentable area).

The 1140 Avenue of the Americas Property has undergone an extensive renovation, completed in 2015, including replacing the exterior of the building with an aluminum and glass curtain wall façade and providing floor-to-ceiling windows and enhanced sun exposure in tenant spaces. According to the seller of the 1140 Avenue of the Americas Property, $85.0 million ($343.87 per square foot) has been invested in renovations, tenant improvements and leasing costs at the 1140 Avenue of the Americas Property since 2007, with over $39.9 million ($161.42 per square foot) invested since 2011. As of June 8, 2016, the 1140 Avenue of the Americas Property was 90.8% occupied by 17 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1140 AVENUE OF THE AMERICAS

The following table presents certain information relating to the tenancy at the 1140 Avenue of the Americas Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
City National Bank	AA-/A3/A+	30,359	12.3%	$122.54(3)	$3,720,105	19.0%	6/30/2023(4)
Waterfall Asset Management(5)	NR/NR/NR	25,500	10.3%	$79.65	$2,031,135	10.4%	8/31/2022(6)
P\S\L Group America Limited	NR/NR/NR	20,113	8.1%	$82.94	$1,668,155	8.5%	1/31/2021(7)
Office Space Solution	NR/NR/NR	23,800	9.6%	$57.38	$1,365,644	7.0%	8/31/2021(8)
Trilogy Global Advisors	NR/NR/NR	12,750	5.2%	$84.00	$1,071,000	5.5%	11/30/2024(9)
Total Major Tenants		112,522	45.5%	$87.59	$9,856,039	50.5%

Non-Major Tenants		111,985	45.3%	$86.38	$9,672,718	49.5%

Occupied Collateral Total		224,507	90.8%	$86.99	$19,528,757	100.0%

Vacant Space		22,676	9.2%

Collateral Total		247,183	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 1, 2017, totaling $758,916.
(3)	City National Bank occupies 24,417 square feet of office space, for which they pay $75.00 per square foot in Annual U/W Base Rent, 3,378 square feet of retail space, for which they pay $525.00 per square foot in Annual U/W Base Rent, and 2,564 square feet of storage space, for which they pay $45.00 per square foot in Annual U/W Base Rent.
(4)	City National Bank has two, five-year lease renewal options.
(5)	Waterfall Asset Management recently executed a lease for an additional 7,909 square feet that is currently occupied by TriOptima North America. TriOptima North America is to occupy this space until their lease expires on April 30, 2017 and Waterfall Asset Management is expected to take occupancy and commence rental payments on May 1, 2017. The additional space is included in Waterfall Asset Management’s underwritten NRSF.
(6)	Waterfall Asset Management has one, five-year lease renewal option.
(7)	P\S\L Group America Limited has one, five-year lease renewal option.
(8)	Office Space Solution has one, five-year lease renewal option.
(9)	Trilogy Global Advisors has one, five-year lease renewal option.

The following table presents certain information relating to the lease rollover schedule at the 1140 Avenue of the Americas Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	12,750	5.2%	12,750	5.2%	$1,211,250	6.2%	$95.00
2018	0	0	0.0%	12,750	5.2%	$0	0.0%	$0.00
2019	2	25,500	10.3%	38,250	15.5%	$1,969,875	10.1%	$77.25
2020	2	10,328	4.2%	48,578	19.7%	$869,443	4.5%	$84.18
2021	5	74,697	30.2%	123,275	49.9%	$5,401,447	27.7%	$72.31
2022	1	25,500	10.3%	148,775	60.2%	$2,031,135	10.4%	$79.65
2023	1	30,359	12.3%	179,134	72.5%	$3,720,105	19.0%	$122.54
2024	2	22,561	9.1%	201,695	81.6%	$1,875,502	9.6%	$83.13
2025	1	4,312	1.7%	206,007	83.3%	$510,000	2.6%	$118.27
2026	2	18,500	7.5%	224,507	90.8%	$1,940,000	9.9%	$104.86
Thereafter	0	0	0.0%	224,507	90.8%	$0	0.0%	$0.00
Vacant	0	22,676	9.2%	247,183	100.0%	$0	0.0%	$0.00
Total/Weighted Average	17	247,183	100.0%			$19,528,757	100.0%	$86.99

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1140 AVENUE OF THE AMERICAS

The following table presents historical occupancy percentages at the 1140 Avenue of the Americas Property:

Historical Occupancy

12/31/2013(1)(2)	12/31/2014(1)(2)	12/31/2015(1)(2)	3/31/2016(1)	6/08/2016(3)
53.9%	82.3%	90.1%	92.1%	90.8%

(1)	Information obtained from the borrower.
(2)	Occupancy increased from 2013 to 2015 due to tenants representing approximately 75.0% of the net rentable area executing leases since the repositioning of the 1140 Avenue of the Americas Property in 2012.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 1140 Avenue of the Americas Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015(1)	TTM 3/31/2016(2)	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,572,440	$16,494,082	$18,732,841	$19,210,125	$19,528,757(3)	93.7%	$79.01(3)
Grossed Up Vacant Space	0	0	0	0	2,137,460	10.3	8.65
Total Reimbursables	(48,910)	52,675	354,068	435,992	754,179	3.6	3.05
Other Income	202,726	439,581	498,390	550,946	550,946	2.6	2.23
Less Vacancy & Credit Loss	0	0	0	0	(2,137,460)(4)	(10.3)	(8.65)
Effective Gross Income	$10,726,256	$16,986,338	$19,585,299	$20,197,064	$20,833,881	100.0%	$84.29

Total Operating Expenses	$5,012,714	$6,117,554	$6,573,373	$6,249,017	$11,323,332	54.4%	$45.81

Net Operating Income	$5,713,542	$10,868,784	$13,011,926	$13,948,046	$9,510,549	45.6%	$38.48
TI/LC	0	0	0	0	555,684	2.7	2.25
Capital Expenditures	0	0	0	0	61,796	0.3	0.25
Net Cash Flow	$5,713,542	$10,868,784	$13,011,926	$13,948,046	$8,893,069	42.7%	$35.98

NOI DSCR(5)	1.39x	2.64x	3.15x	3.38x	2.31x
NCF DSCR(5)	1.39x	2.64x	3.15x	3.38x	2.16x
NOI DY(5)	5.8%	11.0%	13.1%	14.1%	9.6%
NCF DY(5)	5.8%	11.0%	13.1%	14.1%	9.0%

(1)	Net Operating Income increased from 2013 to 2014 to 2015 due to tenants representing approximately 75.0% of the net rentable area executing leases since the repositioning of the 1140 Avenue of the Americas Property in 2012.
(2)	The decrease in Net Operating Income from TTM 3/31/2016 to U/W is primarily due to the U/W ground rent increasing. The current annual ground rent of $348,047 increases to $4,746,094 on January 1, 2017 which was underwritten.
(3)	U/W Base Rent includes contractual rent steps through May 1, 2017, totaling $758,916.
(4)	The underwritten economic vacancy is 9.5%. The 1140 Avenue of the Americas Property was 90.8% physically occupied as of June 8, 2016.
(5)	Debt service coverage ratios and debt yields are based on the 1140 Avenue of the Americas Whole Loan.

Appraisal. As of the appraisal valuation date of May 1, 2016, the 1140 Avenue of the Americas Property had an “as-is” appraised value of $180,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated March 25, 2016 there was no evidence of any recognized environmental conditions at the 1140 Avenue of the Americas Property.

Market Overview and Competition. The 1140 Avenue of the Americas Property is located in the Midtown Manhattan market within the Sixth Avenue/Rockefeller Center office submarket in New York City. The 1140 Avenue of the Americas Property is directly accessible by the A/C/E, B/D/F/M, N/Q/R, 1/2/3, 4/5/6, and 7 subway lines. New York City is the home to the headquarters of 48 companies on the 2015 Fortune 500 list and the two largest stock exchanges in the world. According to the appraisal, New York City has created more jobs over the past five years than during any five-year period in the last half century. According to the appraisal, as of the first quarter of 2016, Sixth Avenue/Rockefeller Center office inventory was comprised of approximately 40.3 million square feet, the largest submarket of primary office inventory in the country. As of the same quarter, Class A office inventory within the Sixth Avenue/Rockefeller Center office submarket was comprised of approximately 38.3 million square feet with a vacancy rate of 5.9%. As of first quarter 2016, the Class A Sixth Avenue/Rockefeller Center office submarket rental rates were $96.71 per square foot gross. The appraiser analyzed a set of five directly competitive properties within the immediate competitive area of the 1140 Avenue of the Americas Property and concluded an office market rental range of $64.00 to $120.00 per square foot gross. Underwritten weighted average office rents at the 1140 Avenue of the Americas Property is $86.99 per square foot gross, which is below the appraisal’s concluded office submarket rent for the 1140 Avenue of the Americas Property of $96.71 per square foot gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1140 AVENUE OF THE AMERICAS

The following table presents certain information relating to comparable leases to the 1140 Avenue of the Americas Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/ Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
1120 Avenue of the Americas New York, NY	1951/2005	21	415,000	99.2%	0.1 miles	Bank Hapoalim, B.M	January 2016 / 16 Yrs	47,005	$70.00	Gross
1065 Avenue of the Americas New York, NY	1958/NAP	34	536,524	86.5%	0.3 miles	Schireson Associates	April 2016 / 7 Yrs	7,558	$87.00	Gross
1065 Avenue of the Americas New York, NY	1958/NAP	34	536,524	86.5%	0.3 miles	XP Securities	March 2016 / 10 Yrs	7,558	$87.50	Gross
1350 Avenue of the Americas New York, NY	1966/NAP	35	424,000	93.7%	0.5 miles	Entercom Communications	April 2016 / 5 Yrs	3,391	$80.00	Gross
1370 Avenue of the Americas New York, NY	1971/2002	35	339,000	92.3%	0.6 miles	Andor Capital Management	October 2015 / 10.43 Yrs	10,269	$96.00	Gross

(1)	Information obtained from the appraisal and a third party market research report.

The Borrower. The borrower is ARC NYC1140SIXTH, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1140 Avenue of the Americas Whole Loan. American Realty Capital New York City REIT, Inc. (“ARCNYC REIT”) is the 99.993% owner and general partner of New York City Operating Partnership, L.P. which is the guarantor of certain nonrecourse carveouts under the 1140 Avenue of the Americas Whole Loan.

The Sponsor. The sponsor is ARCNYC REIT. As of June 30, 2016, ARCNYC REIT reported total assets of approximately $804.8 million, and a net worth of approximately $563.5 million. Exclusive of the 1140 Avenue of the Americas Property, the ARCNYC REIT owns five properties consisting of 841,857 square feet in New York City.

The external advisor and sponsor of ARCNYC REIT is an affiliate of AR Global Investments, LLC (“AR Global”). In addition, the 1140 Avenue of the Americas Property is subject to an operating management agreement with a wholly-owned subsidiary of AR Global (the “Operator”) pursuant to which the Operator is responsible for the management of the 1140 Avenue of the Americas Property. Certain principals and affiliates of AR Global as well as the previous external advisor and sponsor of ARCNYC REIT are subject to litigation and governmental proceedings. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $342,123 for real estate taxes; $961,116 for existing tenant improvements (“TI”) and leasing commissions (“LC”) related to HWE New York LLC ($150,000 for TI and $78,009 for LC), Waterfall Asset Management ($316,360 for TI), and Upsilon Ventures ($52,933 for LC); $116,016 for ground rent; and $712,266 for free rent related to Upsilon Ventures LLC ($148,750) and Waterfall Asset Management ($563,516). The loan documents require monthly reserve deposits of one-twelfth of the estimated annual real estate taxes (currently equates to $171,061) and one-twelfth of the estimated annual ground rent (currently equates to $29,004). The loan documents do not require monthly escrows for insurance, provided that: (i) the blanket policy is acceptable to the lender and (ii) the borrower provides the lender with evidence of payment. Monthly collections for replacement reserves and TI/LC are waived unless a Reserve Funds Trigger Period (as defined below) has occurred and is continuing.

A “Reserve Funds Trigger Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio falling below 1.50x at any time; or (iii) the borrower defaulting under the management agreement beyond notice and cure periods. A Reserve Funds Trigger Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.52x for two consecutive calendar quarters; and with regard to clause (iii), upon the date the borrower has entered into a replacement management agreement with a qualified manager or the date on which the applicable default has been remedied to the lender’s satisfaction. Notwithstanding the foregoing, the borrower may avoid the existence of a Reserve Funds Trigger Period pursuant to clause (ii) above by (x) prior to the prepayment lockout period, posting a letter of credit with the lender in an amount (the “Reserve Funds Trigger Event DSCR Required Amount”) that when combined with the projected revenues of the 1140 Avenue of the Americas Mortgaged Property for the succeeding 12-month period achieves a debt service coverage ratio of at least 1.52x or (y) after the prepayment lockout date, prepaying the 1140 Avenue of the Americas Whole Loan in an amount equal to the Reserve Funds Trigger Event DSCR Required Amount in accordance with the related loan documents, which if prepaid prior to the prepayment open period, would include a payment equal to the greater of (A) 1% of the amount prepaid and (B) yield maintenance premium thereon.

Lockbox and Cash Management. The 1140 Avenue of the Americas Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The 1140 Avenue of the Americas Whole Loan also requires that all rents received by the borrower or the property manager be swept daily into the lockbox account. Prior to a Sweep Event Period (as defined below), all excess cash flow will be disbursed to the borrower. Upon a Sweep Event Period, excess cash flow will be held by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1140 AVENUE OF THE AMERICAS

A “Sweep Event Period” will commence upon any of the following: (i) the occurrence of an event of default; (ii) the debt service coverage ratio falling below 1.40x (a “DSCR Sweep Event Trigger”); or (iii) the borrower defaulting under the management agreement. A Sweep Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.42x for two consecutive calendar quarters; and with regard to clause (iii), upon the date the borrower has entered into a replacement management agreement with a qualified manager or the date on which the applicable default has been remedied to the lender’s satisfaction. Notwithstanding the foregoing, the borrower may avoid the existence of a DSCR Sweep Event Trigger pursuant to clause (ii) above by (x) prior to the prepayment lockout period, posting a letter of credit with the lender in an amount (the “DSCR Sweep Event Trigger Required Amount”) that when combined with the projected revenues of the 1140 Avenue of the Americas Mortgaged Property for the succeeding 12-month period achieve a debt service coverage ratio of at least 1.42x or (y) after the prepayment lockout date, prepaying the 1140 Avenue of the Americas Whole Loan in an amount equal to the DSCR Sweep Event Trigger Required Amount in accordance with the loan documents, which if prepaid prior to the prepayment open period, would include a payment equal to the greater of (A) 1% of the amount prepaid and (B) yield maintenance thereon.

Property Management. The 1140 Avenue of the Americas Property is managed by CBRE, Inc. for a fee of $0.34 per square foot for the first year for the loan term and subject to annual increases of 3.0%.

Assumption. The borrower has the right to transfer the 1140 Avenue of the Americas Property provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the proposed transferee is a qualified transferee as described in the 1140 Avenue of the Americas Whole Loan documents or is reasonably acceptable to the lender based upon, among other things, the lender reasonably determining that the proposed transferee and proposed guarantor satisfy the lender’s credit review and have an aggregate net worth of $175.0 million and liquidity of $7.5 million; (iii) unless the transferee is controlled and owned at least 51.0% by ARCNYC REIT or by a qualified equity holder as described in the 1140 Avenue of the Americas Whole Loan documents, the lender has received confirmation from each of DBRS, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C37 Certificates and similar confirmations from each rating agency rating any securities backed by any 1140 Avenue of the Americas Companion Loans with respect to the ratings of such securities; and (iv) unless the transferee is an affiliate of ARCNYC REIT, adequate transferee experience.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The 1140 Avenue of the Americas Property is currently subject to a ground lease between 67 West 44th St. Inc., (“Ground Lessee”), a predecessor-in-interest to the borrower, and 1140 Sixth Avenue LLC (as successor-in-interest to Phoenix Mutual Life Insurance Company) (“Ground Lessor”). The 1140 Avenue of the Americas ground lease, dated October 1, 1951, expires December 31, 2066. The original term of the ground lease was fifty years and three months, and was scheduled to expire December 31, 2016; however, the Ground Lessee has exercised its final option to renew the ground lease for a term of fifty years commencing January 1, 2017 and expiring December 31, 2066. The current annual rent is $348,047 with an increase on January 1, 2017 to $4,746,094 and an increase on January 1, 2042 to $5,062,500. The 1140 Avenue of the Americas Property cash flows have been underwritten at the initial renewal rent step rent of $4,746,094 (see “Cash Flow Analysis” section). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 1140 Avenue of the Americas Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premiums for all risk and business interruption coverage (exclusive of terrorism coverage) if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect). The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Hamptons AND Park Pointe

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Hamptons AND Park Pointe

The Hamptons
3070 South Nellis Boulevard
Las Vegas, NV 89121
LAS VEGAS
DOWNTOWN
Sunrise Manor
MUDDY MOUNTAINS
CLARK COUNTY
Winchester
Paradise
Whitney
LAS VEGAS STRIP
McCarran International Airport
Desert Wetlands Park
University of Nevada - Las Vegas
Desert Inn Rd
Flamingo Rd
Tropicana Ave
Sahara Ave
Charleston Blvd
Boulder Hwy
Nellis Blvd
Hollywood Blvd
Las Vegas
Los Angeles
San Francisco
Sacramento
Carson City
San Diego
Park Pointe
211 South La Fayette Park Place
Los Angeles, CA 90057
LOS ANGELES
Koreatown
Historic Filipinotown
Echo Park
Elysian Park
Dodger Stadium
Chinatown
Bunker Hill
Financial District
Civic Center
Downtown
Westlake
Pico-Union
Jewelry District
LOS ANGELES COUNTY
Lafayette Park
MacArthur Park
Hollywood Fwy
Harbor Fwy
Pasadena Fwy
Wilshire Blvd
Olympic Blvd
Beverly Blvd
Temple St
3rd St
Venice Blvd
Pico Blvd
METRO RED LINE
METRO PURPLE LINE
METRO RED/PURPLE LINES
BLUE EXPO LINES

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 & 8 – The Hamptons and Park Pointe(1)

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$26,800,000			Specific Property Type:	Various
Cut-off Date Balance:	$26,763,204			Location:	Various
% of Initial Pool Balance:	3.6%			Size:	Various
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit:	$46,064
Borrower Names(2):	Various			Year Built/Renovated:	Various/NAP
Sponsor(3):	J.K. Properties, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.2691%			Property Manager(5):	Various
Note Date:	October 11, 2016			4th Most Recent Occupancy(6):	79.8% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(6):	76.4% (12/31/2013)
Maturity Date:	November 6, 2026			2nd Most Recent Occupancy(6):	77.9% (12/31/2014)
IO Period:	None			Most Recent Occupancy(6):	83.4% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(6):	93.8% (Various)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(7):	$1,887,960 (12/31/2013)
Call Protection:	L(25),D(90),O(5)			3rd Most Recent NOI(7):	$1,949,597 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI(7):	$2,069,547 (12/31/2015)
Additional Debt:	None			Most Recent NOI(7):	$2,371,844 (TTM 8/31/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$4,398,502
				U/W Expenses:	$2,063,115
				U/W NOI(7):	$2,335,387
				U/W NCF(7):	$2,181,281
				U/W NOI DSCR(7):	1.47x
Escrows and Reserves(4):				U/W NCF DSCR(7):	1.38x
				U/W NOI Debt Yield(7):	8.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(7):	8.2%
Taxes	$78,791	$23,385	NAP	As-Is Appraised Value(8):	$40,800,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(8):	Various
Replacement Reserves	$0	$12,842	NAP	Cut-off Date LTV Ratio:	65.6%
Deferred Maintenance	$187,369	$0	NAP	LTV Ratio at Maturity or ARD:	52.7%

(1)	The Hamptons mortgage loan and the Park Pointe mortgage loan (collectively, “The Hamptons and Park Pointe Crossed Mortgage Loans”) are cross-collateralized and cross-defaulted with one another. All information herein represents The Hamptons mortgage loan and the Park Pointe mortgage loan presented as one mortgage loan, except as otherwise specified below. With respect to each of the Hamptons mortgage loan and the Park Pointe mortgage loan, the applicable loan-to-value ratios, debt service coverage ratios and debt yields for each such mortgage loan are based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by both mortgage loans. On an individual basis, without regard to the cross-collateralization feature, a related mortgage loan may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

(2)	See “The Borrowers” section.

(3)	J.K. Properties, Inc., the sponsor, is affiliated with the sponsor of the Studio Village Mortgage Loan, the Hollywood Pointe – Yucca Mortgage Loan, the Rose Terrace – Whittier Mortgage Loan, the Suntree Mortgage Loan, the Courtyard - Hawthorne Mortgage Loan, the Crosswinds Mortgage Loan and the Mountain Gate Mortgage Loan being contributed to WFCM 2016-C37.

(4)	See “Escrows” section.

(5)	See “Property Management” section.

(6)	See “Historical Occupancy” section.

(7)	The underwriting and financial information shown represents the Hamptons and Park Pointe Crossed Mortgage Loans in aggregate. See “Cash Flow Analysis – The Hamptons Property” and “Cash Flow Analysis – Park Pointe Property” sections.

(8)	See “Appraisal” section.

The Mortgage Loan. The Hamptons mortgage loan and the Park Pointe mortgage loan (collectively, “The Hamptons and Park Pointe Crossed Mortgage Loans”) are cross-collateralized and cross-defaulted with one another and are each evidenced by a single promissory note. The Hamptons mortgage loan is secured by a first mortgage encumbering a 492 unit multifamily garden property in Las Vegas, Nevada (the “Hamptons Property”), and the Park Pointe mortgage loan is secured by a first mortgage encumbering an 89 unit multifamily mid rise property in Los Angeles, California (the “Park Pointe Property”). The Hamptons and Park Pointe Crossed Mortgage Loans were originated on October 11, 2016 by Barclays Bank PLC. The Hamptons and Park Pointe Crossed Mortgage Loans had an aggregate original principal balance of $26,800,000, have an aggregate outstanding principal balance as of the Cut-off Date of $26,763,204 and accrue interest at a rate of 4.2691% per annum. The Hamptons and Park Pointe Crossed Mortgage Loans had an initial term of 120 months, have a remaining term of 119 months as of the Cut-off Date and require payments of principal and interest based on a 30-year amortization schedule through the term of the Hamptons and Park Pointe Crossed Mortgage Loans. The Hamptons and Park Pointe Crossed Mortgage Loans mature on November 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Hamptons AND Park Pointe

The following table presents certain information relating to The Hamptons Property and the Park Pointe Property:

Property Name	Location	Cut-off Date Balance	% of Crossed Cut- off Date Balance%	Occupancy	Net Rentable Area (Units)	Year Built	As-Is Appraised Value	Allocated LTV
The Hamptons	Las Vegas, NV	$17,875,423	66.8%	92.9%	492	1989	$24,600,000	72.7%
Park Pointe	Los Angeles, CA	$8,887,780	33.2%	98.9%	89	1971	$16,200,000	54.9%
Total/Weighted Average		$26,763,204	100.0%	93.8%	581		$40,800,000	65.6%

Following the lockout period, the borrowers have the right to defease The Hamptons and Park Pointe Crossed Mortgage Loans in whole, but not in part (except as otherwise stated in the “Partial Release” section), on any date before July 6, 2026. In addition, The Hamptons and Park Pointe Crossed Mortgage Loans are prepayable without penalty on or after July 6, 2026.

Sources and Uses – The Hamptons

Sources			Uses
Original whole loan amount	$17,900,000	88.9%	Loan payoff(1)	$19,878,040	98.7%
Sponsor’s new cash contribution	2,238,330	11.1	Reserves	188,228	0.9
			Closing costs	72,062	0.4
Total Sources	$20,138,330	100.0%	Total Uses	$20,138,330	100.0%

(1)	The Hamptons Property was previously securitized in the JPMCC 2007-LDPX transaction.

Sources and Uses – Park Pointe

Sources			Uses
Original whole loan amount	$8,900,000	100.0%	Loan payoff(1)	$6,911,052	77.7%
			Reserves	77,933	0.9
			Closing costs	140,138	1.6
			Return of equity	1,770,878	19.9
Total Sources	$8,900,000	100.0%	Total Uses	$8,900,000	100.0%

(1)	The Park Pointe Property was previously securitized in the JPMCC 2006-LDP9 transaction.

The Property. The Hamptons Property was constructed in 1989 and consists of 492 units in 39 two and three-story walk-up garden style apartment buildings situated on a 24.1-acre site located in Las Vegas, Nevada. The Hamptons Property features a recreation center, outdoor and indoor pools, a spa, tennis court, a clubhouse with a business center and a leasing office. The sponsor has reported approximately $300,000 of investment into The Hamptons Property since 2012, which includes new exterior painting, plumbing and electrical work, landscaping and pavement repairs. Parking is provided via 372 open parking spaces and 492 covered parking spaces throughout The Hamptons Property, resulting in a parking ratio of approximately 1.8 spaces per unit. Since 2013, net operating income has increased from $1.2 million to $1.6 million as of August 31, 2016 driven by the recent renovations and general improvement in the overall market. The sponsor has owned The Hamptons Property since 2001. As of August 20, 2016, The Hamptons Property was 92.9% occupied.

The Park Pointe Property was constructed in 1971 and consists of an 89-unit three-story mid-rise style apartment building situated on a 0.8-acre site located in Los Angeles, California. The Park Pointe Property features a recreation center, outdoor pool, laundry room, private balconies and on-site management. The sponsor has reported approximately $321,000 of investments into the Park Pointe Property since 2012, which includes carpeting, counter tops, appliances, fixtures and other building and land improvements. Parking is provided via 94 parking spaces in a semi-subterranean parking garage, resulting in a parking ratio of approximately 1.1 spaces per unit. The sponsor has owned the Park Pointe Property since 2002. As of August 31, 2016, the Park Pointe Property was 98.9% occupied. Since 2012, occupancy has ranged between 93.5% and 98.9% averaging 95.7%. Additionally, net operating income has increased from $715,084 in 2013 to $782,100 as of August 31, 2016, consistent with the increase in occupancy.

The Park Pointe Property is subject to the rent stabilization ordinance of the Los Angeles municipal code, which limits the annual allowable rent increase at the Park Pointe Property. The annual allowable rent increase is based on the consumer price index average for the Los-Angeles-Long Beach-Anaheim metropolitan statistical area for a 12-month period ending September 30th of each year and must be between 3.0% and 8.0%.

The following tables present certain information relating to the unit mix at The Hamptons Property and the Park Pointe Property:

Apartment Unit Summary – The Hamptons Property (1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
One Bedroom / One Bath	140	28.5%	674	$550
Two Bedroom / Two Bath	282	57.3%	970	$640
Three Bedroom / Three Bath	70	14.2%	1,098	$769
Total/Weighted Average	492	100.0%	904	$631(2)

(1)	Information obtained from the underwritten rent roll.

(2)	Total/Weighted Average for Average Monthly Rent per Unit is weighted by occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Hamptons AND Park Pointe

Apartment Unit Summary – Park Pointe Property (1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
Studio - Small	5	5.6%	600	$848
Studio	16	18.0%	650	$1,050
Studio - Large	3	3.4%	750	$1,186
One Bedroom / One Bath	65	73.0%	850	$1,174
Total/Weighted Average	89	100.0%	797	$1,135(2)

(1)	Information obtained from the underwritten rent roll.

(2)	Total/Weighted Average for Average Monthly Rent per Unit is weighted by occupied unit.

The following table presents historical occupancy percentages at The Hamptons Property and the Park Pointe Property:

Historical Occupancy – The Hamptons Property

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	12/31/2015(1)(2)	8/20/2016(2)(3)
77.3%	73.4%	74.5%	81.0%	92.9%

(1)	Information obtained from the borrower.

(2)	According to the sponsor, Historical Occupancy has increased from 2012 to August 20, 2016 due to the sponsor investing approximately $300,000 in The Hamptons Property and overall submarket vacancy decreasing from 6.1% to 3.3%.

(3)	Information obtained from the underwritten rent roll.

Historical Occupancy – Park Pointe Property

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	8/31/2016(2)
93.5%	93.1%	96.6%	96.5%	98.9%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Hamptons Property and the Park Pointe Property:

Cash Flow Analysis – The Hamptons Property

	2013	2014	2015	TTM 8/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent(1)	$2,453,038	$2,535,167	$2,803,530	$3,007,611	$3,458,952	107.3%	$7,030
Grossed Up Vacant Space	0	0	0	0	283,740	8.8	577
Other Income(2)	158,965	163,074	175,319	215,415	219,551	6.8	446
Less Vacancy & Credit Loss	0	0	0	0	(739,218)(3)	(22.9)	(1,502)
Effective Gross Income	$2,612,002	$2,698,241	$2,978,849	$3,223,025	$3,223,025	100.0%	$6,551

Total Operating Expenses	$1,439,126	$1,457,251	$1,658,468	$1,633,281	$1,629,562	50.6%	$3,312

Net Operating Income(4)	$1,172,876	$1,240,990	$1,320,381	$1,589,744	$1,593,463	49.4%	$3,239
Capital Expenditures	0	0	0	0	131,856	4.1	268
Net Cash Flow	$1,172,876	$1,240,990	$1,320,381	$1,589,744	$1,461,607	45.3%	$2,971

NOI DSCR	1.11x	1.17x	1.25x	1.50x	1.50x
NCF DSCR	1.11x	1.17x	1.25x	1.50x	1.38x
NOI DY	6.6%	6.9%	7.4%	8.9%	8.9%
NCF DY	6.6%	6.9%	7.4%	8.9%	8.2%

(1)	Historical Base Rent is net of vacancy and credit loss.

(2)	Other Income consists of laundry, parking revenue, storage, phone, cable and other miscellaneous income.

(3)	The underwritten economic vacancy is 18.7%. The Hamptons Property was 92.9% physically occupied as of August 20, 2016.

(4)	According to the sponsor, Net Operating Income has increased from 2013 to TTM August 31, 2016 due to the sponsor investing approximately $300,000 in The Hamptons Property and overall submarket vacancy decreasing from 6.1% to 3.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Hamptons AND Park Pointe

Cash Flow Analysis – Park Pointe Property

	2013	2014	2015	TTM 8/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent(1)	$1,016,949	$1,068,655	$1,090,260	$1,138,370	$1,198,687	102.0%	$13,468
Grossed Up Vacant Space	0	0	0	0	13,200	1.1	148
Other Income(2)	47,687	32,994	29,972	23,412	25,458	2.2	286
Less Vacancy & Credit Loss	0	0	0	0	(61,867)(3)	(5.3)	(695)
Effective Gross Income	$1,064,636	$1,101,649	$1,120,232	$1,161,783	$1,175,477	100.0%	$13,208

Total Operating Expenses	$349,552	$393,042	$371,066	$379,683	$433,553	36.9%	$4,871

Net Operating Income	$715,084	$708,607	$749,166	$782,100	$741,924	63.1%	$8,336
Capital Expenditures	0	0	0	0	22,250	1.9	250
Net Cash Flow	$715,084	$708,607	$749,166	$782,100	$719,674	61.2%	$8,086

NOI DSCR	1.36x	1.35x	1.42x	1.49x	1.41x
NCF DSCR	1.36x	1.35x	1.42x	1.49x	1.37x
NOI DY	8.0%	8.0%	8.4%	8.8%	8.3%
NCF DY	8.0%	8.0%	8.4%	8.8%	8.1%

(1)	Historical Base Rent is net of vacancy and credit loss.

(2)	Other Income consists of laundry, parking revenue, storage, phone, cable and other miscellaneous income.

(3)	The underwritten economic vacancy is 5.0%. The Park Pointe Property was 98.9% physically occupied as of August 31, 2016.

Appraisal. As of the appraisal valuation date of April 19, 2016, The Hamptons Property had an “as-is” appraised value of $24,600,000. As of the appraisal valuation date of May 2, 2016, the Park Pointe Property had an “as-is” appraised value of $16,200,000.

Environmental Matters. According to a Phase I environmental assessment dated May 4, 2016, there was no evidence of any recognized environmental conditions at The Hamptons Property. According to a Phase I environmental assessment dated May 16, 2016, there was no evidence of any recognized environmental conditions at the Park Pointe Property.

Market Overview and Competition. The Hamptons Property is located approximately 10.0 miles southeast of the Las Vegas central business district. Primary access to The Hamptons Property is provided by U.S. Route 95 and Interstate 515. According to a third party research report, The Hamptons Property is located within the East submarket of Las Vegas metropolitan area which had a 2016 third quarter submarket vacancy of 2.6%. The 2016 estimated population within a one-, three- and five-mile radius of The Hamptons Property is 29,230, 194,905 and 450,558, respectively; the 2016 estimated average household income within the same radii is $41,856, $51,536 and $49,113, respectively.

The Park Pointe Property is located in the neighborhood of Westlake, Los Angeles between Koreatown to the west and downtown Los Angeles to the east. Primary access to the Park Pointe Property is provided by State Highway 101. According to a third party research report, the Park Pointe Property is located within the Wilshire/Westlake submarket of Los Angeles metropolitan area which had a 2016 third quarter submarket vacancy of 4.1%. The 2016 estimated population within a one-, three- and five-mile radius of the Park Pointe Property is 112,238, 604,847 and 1,214,969, respectively; the 2016 estimated average household income within the same radii is $45,381, $53,250 and $59,053, respectively.

The following table presents certain information relating to comparable multifamily properties for The Hamptons Property and the Park Pointe Property:

Competitive Set – The Hamptons Property(1)

						Average Rent (per unit)
	Location	Distance to Subject	Property Type	Number of Units	Studio	1 BR	2 BR	3 BR	Overall Average Rent PSF	Total Occupancy
The Hamptons (Subject)	Las Vegas, NV	--	Garden	492	NAP	$550	$640	$769	$0.70	92.9%
Villa Del Rio	Las Vegas, NV	0.9 miles	Garden	168	NAP	$665	$760-825	$939	$0.85	96.0%
Sunrise Springs	Las Vegas, NV	1.0 miles	Garden	192	NAP	$712	$956	$999	$1.03	96.0%
Silverwood	Las Vegas, NV	0.1 miles	Garden	296	NAP	$657	$824	$902	$0.90	95.0%
Stonegate	Las Vegas, NV	0.5 miles	Garden	440	NAP	$684-$694	$779-$814	NAP	$0.86	97.0%
Eastgate	Las Vegas, NV	0.1 miles	Garden	320	NAP	$704	$843-879	NAP	$0.75	98.0%
Oasis Meadows	Las Vegas, NV	0.1 miles	Garden	383	NAP	$745	$905	$1,080	$0.85	91.0%
Sanoma Hills	Las Vegas, NV	2.0 miles	Garden	340	NAP	$550	$640-$665	$775	$0.75	97.0%
Weighted Average						$652	$787	$894	$0.82	95.1%

(1)	Information obtained from the appraisal and the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Hamptons AND Park Pointe

Competitive Set – Park Pointe Property(1)

						Average Rent (per unit)
	Location	Distance to Subject	Property Type	Number of Units	Studio	1 BR	2 BR	Overall Average Rent PSF	Total Occupancy
Park Pointe (Subject)	Los Angeles, CA	--	Mid Rise	89	$848-$1,186	$1,174	NAP	$1.42	98.9%
349 South La Fayette	Los Angeles, CA	0.2 miles	Garden	120	$998	$1,181	NAP	$1.85	96.0%
Century House	Sherman Oaks, CA	14.9 miles	Walk-up	72	NAV	NAV	NAV	NAV	100.0%
Emerald Terrace	Los Angeles, CA	0.7 miles	Mid/High Rise	302	$1,190-$1,543	$1,488-$1,543	$2,032-$2,042	$2.31	95.0%
Villa Del Rey	Alhambra, CA	8.5 miles	Walk-up	109	NAV	NAV	NAV	NAV	96.0%
220 S Commonwealth	Los Angeles, CA	0.5 miles	Walk-up	24	NAV	NAV	NAV	NAV	100.0%
The Esquire	Los Angeles, CA	0.1 miles	Mid/High Rise	117	NAV	NAV	NAV	NAV	97.0%
Weighted Average					$1,219	$1,377	$2,037	$2.05	96.5%

(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrowers. The borrower for The Hamptons mortgage loan is Hampton Apts., Inc., a Nevada corporation. The borrower for the Park Pointe mortgage loan is 211 S. La Fayette Park Place, Inc., a California corporation. J.K. Properties, Inc. is the guarantor of certain nonrecourse carveouts under The Hamptons and Park Pointe Crossed Mortgage Loans.

The Sponsor. The sponsor of The Hamptons and Park Pointe Crossed Mortgage Loans is J.K. Properties, Inc., which is wholly owned by Haresh Jogani. Through J.K. Properties, Inc. and other entities, Haresh Jogani began acquiring multi-family residential properties in 1995 aiming to acquire income-producing real estate opportunities offering significant profit potential. Haresh Jogani has maintained a portfolio of over 17,000 units over the past 18 years in Southern California, Nevada, Arizona and Texas comprising 170 apartment communities. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The mortgage loan documents provide for upfront escrows in the amount of $78,791 for real estate taxes and $187,369 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $23,385 for real estate taxes and $12,842 for replacement reserves. The loan documents do not require ongoing monthly reserves for insurance so long as The Hamptons Property and the Park Pointe Property are insured via an acceptable blanket or umbrella insurance policy that meets the requirements set forth in the mortgage loan documents.

Lockbox and Cash Management. Upon the occurrence and during the continuance of a Triggering Event Period (as defined below), The Hamptons and Park Pointe Crossed Mortgage Loans require that the borrowers establish lockbox accounts, that the borrowers or property managers deposit all rents into such lockbox accounts and that such funds be swept to the lender-controlled cash management accounts. During a Triggering Event Period (as defined below), all excess cash flow after payment of all sums due and payable under the mortgage loan documents and all operating expenses will be retained by the lender as additional collateral.

A “Triggering Event Period” will commence upon the earliest of any of the following: (i) the occurrence and continuance of an event of default or (ii) the trailing 12-month debt service coverage ratio falling below 1.10x for any two consecutive calendar quarters. A Triggering Event Period will be cured, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters.

Property Management. The Hamptons Property is managed by Anza Management Company and the Park Point Property is managed by J.K. Residential Services, Inc., an affiliate of the borrower.

Assumption. The borrowers have a one-time right to transfer The Hamptons Property and the Park Pointe Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (iii) in the event that in connection with such transfer, the manager will not thereafter continue to manage The Hamptons Property or the Park Pointe Property, then a replacement manager must be acceptable to the lender and (iv) if required by the lender, the lender has received confirmation from Fitch, Moody’s and DBRS that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C37 Certificates.

Partial Release. The borrowers may obtain the release of either The Hamptons Property or the Park Pointe Property after the lockout period with the payment of a defeasance deposit equal to 115% of the remaining principal amount of the applicable note plus the sum of the applicable expenses required under the loan documents provided (i) the debt service coverage ratio for the remaining property is greater than the greater of (a) the debt service coverage ratio for the 12 calendar months at loan origination and (b) the debt service ratio including the property to be released for the 12 calendar months prior to the release; (ii) the loan to value ratio for the remaining property is no greater than the lesser of (x) the loan to value ratio at loan closing and (y) the loan to value ratio including the property to be released immediately prior to the release and (iii) the debt yield for the remaining property is greater than the greater of (a) the debt yield ratio at the origination date of The Hamptons and Park Pointe Crossed Mortgage Loans and (b) the debt yield including the property to be released immediately prior to the release.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Hamptons AND Park Pointe

Terrorism Insurance. The mortgage loan documents require an “all risk” insurance policy to be maintained by the borrowers to provide coverage for terrorism in an amount equal to the full replacement cost of The Hamptons Property and the Park Pointe Property, as well as business income insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hampton Inn Tropicana

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hampton Inn Tropicana

NORTH LAS VEGAS
Summerlin
LAS VEGAS
Sunrise Manor
Winchester
Spring Valley
Paradise
Enterprise
HENDERSON
Desert Inn Rd.
Somerset Shopping Center
Las Vegas Convention Center
TRUMP INTERNATIONAL HOTEL LV
Industrial Rd.
Las Vegas Blvd.
ENCORE LAS VEGAS
L.V. CONV. CENTER
Fashion Show Mall
WYNN LAS VEGAS
Wynn Las Vegas Golf Club
Wynn Esplanade
LAS VEGAS MONORAIL
TREASURE ISLAND
The Grand Canal Shoppes
MIRAGE-TREASURE ISLAND TRAM
MARDI GRAS HOTEL & CASINO
Outdoor Gondola Rides
THE VENETIAN
Sands Expo and Convention Center
THE MIRAGE
Madam Tussauds LV
Twain Ave
CASINO ROYAL
HARRAH'S LAS VEGAS
The Forum Shops at Caesars
HARRAH'S/ THE LINQ
THE LINQ
The Colosseum
O'Shea's Casino
HOLIDAY INN CLUB LAS VEGAS
Paradise Rd.
RIO HOTEL AND CASINO
GOLD COAST
Las Vegas Strip
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/ CAESAR'S PALACE
The Meridian Luxury Condos
Flamingo Rd.
THE CROMWELL
WESTIN
PALMS CASINO RESORT
Via Bellagio
Grand Bazaar Shops
Flamingo Rd.
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
BALLY'S
Fountains at Bellagio
Valley View Blvd.
BALLAGIO
PARIS LAS VEGAS
BALLY'S/ PARIS LAS VEGAS
15
Miracle MileShops
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
PLANET HOLLYWOOD
HARD ROCK HOTEL & CASINO
VDARA HOTEL & SPA
The Shops at Crystals
Harmon Ave.
Harmon Ave.
ARIA RESORT & CASINO
Veer Towers
Harley Davidson Cafe
Panorama Towers
CITY CENTER
Polo Towers
THE SIGNATURE @ MGM GRAND
WYNDHAM GRAND DESERT
ALEXIS PARK
UNLV
Aria Convention Center
MANDARIN ORIENTAL
Hawaiian Marketplace
Grand Garden Arena
LAS VEGAS
MONTE CARLO
Hard Rock Cafe LV
Conference Center
Industrial Rd.
Frank Sinatra Dr.
Rue de Monte Carlo
Showcase Mall
MGM Shops
T-Mobile Arena
NEW YORK NEW YORK
MGM GRAND
MGM GRAND
Koval Ln.
Tropicana Ave.
EXCALIBUR-LUXOR-MANDALAY BAY TRAM
David Copperfield Theatre
Tropicana Ave.
HOOTERS CASINO HOTEL
EXCALIBUR HOTEL & CASINO
THE NEW TROPICANA
Las Vegas Freeway
Reno Ave.
Reno Ave.
Titanic
Hampton Inn Tropicana
4975 South Dean Martin Drive
Las Vegas, NV 89103
LUXOR HOTEL & CASINO
Las Vegas Blvd. South
Giles St.
Mandalay Place
Hacienda Ave.
Mandalay Bay Theatre
MANDALAY BAY
McCarran International Airport
Mandalay Bay Event Center
North Conv. Center
FOUR SEASONS
Shark Reef Aquarium at Mandalay Bay
15
South Convention Center
Russell Rd.
Welcome to Las Vegas Sign

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Hampton Inn Tropicana

Loan Information				Property Information
Mortgage Loan Seller:		Barclays Bank PLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):		NR/NR/NR		Property Type:	Hospitality
Original Principal Balance:		$25,475,000		Specific Property Type:	Limited Service
Cut-off Date Balance:		$25,443,445		Location:	Las Vegas, NV
% of Initial Pool Balance:		3.4%		Size:	322 Rooms
Loan Purpose:		Acquisition		Cut-off Date Balance Per Room:	$79,017
Borrower Name:		LV Trop Partners LLC		Year Built/Renovated:	1998/2015
Sponsor:		Newcastle Properties, LLC; Driftwood Hospitality Management		Title Vesting:	Fee
Mortgage Rate:		4.835%		Property Manager:	Self-managed
Note Date:		October 21, 2016		4th Most Recent Occupancy (As of):	60.8% (12/31/2012)
Anticipated Repayment Date:		NAP		3rd Most Recent Occupancy (As of):	67.7% (12/31/2013)
Maturity Date:		November 6, 2026		2nd Most Recent Occupancy (As of):	71.1% (12/31/2014)
IO Period:		None		Most Recent Occupancy (As of):	77.8% (12/31/2015)
Loan Term (Original):		120 months		Current Occupancy (As of):	81.7% (9/30/2016)
Seasoning:		1 month
Amortization Term (Original):		360 months		Underwriting and Financial Information:
Loan Amortization Type:		Amortizing Balloon
Interest Accrual Method:		Actual/360		4th Most Recent NOI (As of):	$1,722,485 (12/31/2013)
Call Protection:		L(25),D(90),O(5)		3rd Most Recent NOI (As of):	$2,136,571 (12/31/2014)
Lockbox Type:		Hard/Springing Cash Management		2nd Most Recent NOI (As of):	$3,014,537 (12/31/2015)
Additional Debt:		None		Most Recent NOI (As of):	$3,487,339 (TTM 9/30/2016)
Additional Debt Type:		NAP
				U/W Revenues:	$10,557,900
				U/W Expenses:	$7,348,017
				U/W NOI:	$3,209,884
				U/W NCF:	$2,787,568
Escrows and Reserves(1):				U/W NOI DSCR:	1.99x
				U/W NCF DSCR:	1.73x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.6%
Taxes	$24,351	$12,175	NAP	U/W NCF Debt Yield:	11.0%
Insurance	$0	Springing	NAP	Appraised Value(2):	$38,300,000
FF&E Reserve	$0	$35,193	NAP	Appraisal Valuation Date(2):	September 29, 2016
Deferred Maintenance	$13,125	$0	NAP	Cut-Off Date LTV Ratio(2):	66.4%
PIP Reserve	$7,935,000	$0	NAP	LTV Ratio at Maturity or ARD(2):	54.4%

(1)	See “Escrows” section.

(2)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated based on the “as-is” appraised value which assumes the upcoming PIP expenditure was reserved at closing. The appraiser concluded to an “as-complete” value of $41,000,000 as of October 1, 2018, which assumes the completion of a property improvement plan for which $7,935,000 was reserved. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “as-complete” appraised value are 62.1% and 50.8%, respectively.

The Mortgage Loan. The mortgage loan (the “Hampton Inn Tropicana Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in a limited service hotel located in Las Vegas, Nevada (the “Hampton Inn Tropicana Property”). The Hampton Inn Tropicana Mortgage Loan was originated on October 21, 2016 by Barclays Bank PLC. The Hampton Inn Tropicana Mortgage Loan had an original principal balance of $25,475,000, has an outstanding principal balance as of the Cut-off Date of $25,443,445 and accrues interest at an interest rate of 4.835% per annum. The Hampton Inn Tropicana Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Hampton Inn Tropicana Mortgage Loan matures on November 6, 2026.

Following the lockout period, the borrower has the right to defease the Hampton Inn Tropicana Mortgage Loan in whole, but not in part, on any date before July 6, 2026. In addition, the Hampton Inn Tropicana Mortgage Loan is prepayable in whole, but not in part, without penalty on or after July 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hampton Inn Tropicana

Sources and Uses

Sources			Uses
Original loan amount	25,475,000	63.8%	Purchase price(1)	28,900,000	72.4%
Sponsor’s new cash equity	14,460,162	36.2	Reserves	7,972,476	20.0
			Closing costs	3,062,686	7.7
Total Sources	$ 39,935,162	100.0%	Total Uses	$ 39,935,162	100.0%

(1)	The Hampton Inn Tropicana Property was previously securitized in the WBCMT 2006-C25 transaction.

The Property. The Hampton Inn Tropicana Property consists of a six-story, limited-service hotel comprising 322 guestrooms located in Las Vegas, Nevada. Situated on a 4.57-acre parcel, the Hampton Inn Tropicana Property was originally constructed in 1998 with a separate meeting facility known as the Hampton Inn Event Center constructed in 2002 and most recently renovated in 2015 included in the collateral. Occupancy, ADR, RevPAR and NOI have steadily increased as a result of over $2.9 million in capital expenditures since 2011, including lobby renovations and guestroom upgrades according to the appraisal. Coinciding with a new franchise agreement with Hilton Franchise Holding LLC (“Hilton”), the sponsor has renovations planned through a property improvement plan (“PIP”) totaling approximately $7.9 million ($24,643 per room) which has been reserved. These renovations include upgrades to the interior and exterior of the Hampton Inn Tropicana Property to conform to Hilton Worldwide brand standards. The franchise agreement with Hilton expires approximately five years beyond the loan term in October 2031.

The Hampton Inn Tropicana Property contains 181 king guestrooms, 134 double guestrooms, 6 one-bedroom suites and one conference suite. All of the guestrooms are equipped with a telephone with voicemail, a clock radio, a flat-screen television, a safe, an iron, a coffeemaker and a hairdryer. The Hampton Inn Tropicana Property offers 8,440 square feet of meeting space which can be divided into eight separate spaces, the largest of which can accommodate 500 guests. The Hampton Inn Tropicana Property offers more meeting space than any of the primary competitors identified by the appraisal, which have spaces that range from 200 square feet to 2,600 square feet. Other amenities at the Hampton Inn Tropicana Property include an outdoor swimming pool and whirlpool, a fitness center, a business center, a sundry shop, a guest laundry room and vending areas. The Hampton Inn Tropicana Property also includes a breakfast dining area with 72 seats offering complimentary breakfast service and a full service bar. The Hampton Inn Tropicana Property offers complimentary parking and contains a total of 341 dedicated parking spaces in an adjacent three-story parking garage, accounting for a parking ratio of approximately 1.1 space per room. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hampton Inn Tropicana Property:

Cash Flow Analysis

	2013	2014	2015	TTM 9/30/2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	67.7%	71.1%	77.8%	81.7%	80.0%
ADR	$82.42	$88.30	$95.84	$99.11	$99.11
RevPAR	$50.94	$62.74	$74.58	$80.96	$79.29

Room Revenue	$6,555,178	$7,373,616	$8,764,795	$9,541,521	$9,344,249	88.5%	$29,019
F&B Revenue	725,044	845,756	1,009,233	1,085,897	1,063,446	10.1	3,303
Other Revenue(1)	127,357	210,946	215,951	153,376	150,205	1.4	466
Total Revenue	$7,407,579	$8,430,318	$9,989,979	$10,780,794	$10,557,900	100.0%	$32,789

Total Department Expenses	2,621,882	3,007,537	3,174,129	3,376,280	3,299,475	31.3	10,247
Gross Operating Profit	$4,785,697	$5,422,781	$6,815,850	$7,404,514	$7,258,425	68.7%	$22,542

Total Undistributed Expenses	2,793,043	3,024,276	3,547,184	3,666,318	3,812,985	36.1	11,842
Profit Before Fixed Charges	$1,992,654	$2,398,505	$3,268,666	$3,738,196	$3,445,440	32.6%	$10,700

Total Fixed Charges	270,169	261,934	254,129	250,857	235,556	2.2	732

Net Operating Income(2)	$1,722,485	$2,136,571	$3,014,537	$3,487,339	$3,209,884	30.4%	$9,969
FF&E	0	0	0	0	422,316	4.0	1,312
Net Cash Flow	$1,722,485	$2,136,571	$3,014,537	$3,487,339	$2,787,568	26.4%	$8,657

NOI DSCR	1.07x	1.33x	1.87x	2.17x	1.99x
NCF DSCR	1.07x	1.33x	1.87x	2.17x	1.73x
NOI DY	6.8%	8.4%	11.8%	13.7%	12.6%
NCF DY	6.8%	8.4%	11.8%	13.7%	11.0%

(1)	Other Revenue includes sundry shop revenue, cancellation fees, telephone charges, guest laundry, and other minor collections.

(2)	Net Operating Income has increased from 2013 to TTM 9/30/2016 as a result of over $2.9 million in capital expenditures invested in the Hampton Inn Tropicana Property according to the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hampton Inn Tropicana

The Appraisal. As of the appraisal valuation date of September 29, 2016, the Hampton Inn Tropicana Property had an “as is” appraised value of $38,300,000 which assumes the upcoming PIP expenditure was reserved at closing . The appraiser concluded to an “as-complete” value of $41,000,000 as of October 1, 2018, which assumes the completion of a property improvement plan for which $7,935,000 was reserved.

Environmental Matters. According to the Phase I environmental assessment dated October 3, 2016, there was no evidence of any recognized environmental conditions at the Hampton Inn Tropicana Property.

Market Overview and Competition. The Hampton Inn Tropicana Property is located in Las Vegas, Nevada, approximately one half mile west of the Las Vegas Strip. The Hampton Inn Tropicana Property is located immediately off Interstate 15 which runs from San Diego, California to the US/Canada border. The neighborhood is characterized by restaurants, casinos, hotels, and retail outlets along the primary thoroughfares, with residential areas located along the secondary roadways. Additionally, the T-Mobile Arena (“TMA”), a $375 million, multi-use event center owned and operated by MGM Resorts, opened in April 2016 located along Tropicana Avenue, between the Hampton Inn Tropicana Property and the Las Vegas Strip. The TMA can seat up to 20,000 people and hosts a variety of events including concerts, sporting events and other special events. In June 2016, the NHL awarded Las Vegas an expansion franchise which is expected to compete beginning in the 2017/18 NHL season and play its home games in the TMA. Additionally, McCarran International Airport is located approximately two miles from the Hampton Inn Tropicana Property which serves over 40 million passengers annually and is accessible through a free shuttle running from the Hampton Inn Tropicana Property.

The Hampton Inn Tropicana Property is located in the Las Vegas/Clark County market. The market’s demand mix comprises 54.7% commercial, 29.8% leisure and 15.5% meeting and group comparable with The Hampton Inn Tropicana Property’s demand of 50.0% commercial, 30.0% leisure and 20.0% meeting and group. According to the appraisal, the market benefits from high tourism levels year-round with over 42.3 million visitors and approximately 47.9 million total room nights occupied in 2015. In addition, the market has seen annual employment and population growth each year since 2011 with major employers including MGM Resorts International, Caesars Entertainment Corporation, Nellis and Creech Air Force Bases and Wynn Resorts.

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hampton Inn Tropicana			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
08/31/2016 TTM	84.4%	$101.49	$85.61	82.8%	$99.52	$82.41	98.2%	98.1%	96.3%
12/31/2015 TTM	76.7%	$96.98	$74.40	78.1%	$95.49	$74.57	101.8%	98.5%	100.2%
12/31/2014 TTM	74.2%	$ 89.22	$66.17	71.2%	$87.86	$62.57	96.0%	98.5%	94.6%

(1)	Information obtained from third party hospitality report dated September 26, 2016. The competitive set includes the following hotels: Courtyard Las Vegas South, DoubleTree Las Vegas Airport, Hampton Inn Suites Las Vegas Airport, Holiday Inn Express Las Vegas South, Fairfield Inn & Suites Las Vegas South, Four Points by Sheraton Las Vegas Flamingo, La Quinta Inns & Suites Las Vegas Airport South, Hilton Garden Inn Las Vegas Strip South, Fairfield Inn Las Vegas Airport and Hyatt Place Las Vegas.

The Borrower. The borrower is LV Trop Partners LLC, a Nevada limited liability company and single purpose entity with an independent director. John E. Gross is the guarantor of certain nonrecourse carve-outs under the Hampton Inn Tropicana Mortgage Loan.

The Sponsor. The Sponsors are Newcastle Properties, LLC (“Newcastle”) and Driftwood Hospitality Management (“Driftwood”). Newcastle is a real estate investment, management, leasing and advisory company and sponsor of numerous real estate ventures. John E. Gross is the Chief Executive Officer and Principal of Newcastle. Since 1980, John E. Gross has been involved in the acquisition, ownership, development, management, leasing and financing of diverse properties across the United States. This includes a geographically diverse portfolio comprised of 110 properties in excess of 6.2 million square feet. Driftwood operates and develops hotels throughout the United States and Latin America. Driftwood’s portfolio includes over 40 hotels and more than 8,000 rooms in markets around the United States and Costa Rica.

Escrows. The Hampton Inn Tropicana Mortgage Loan documents require upfront escrows in the amount of $24,351 for real estate taxes, $13,125 for required repairs and $7,935,000 for a PIP Reserve. The Hampton Inn Tropicana Mortgage Loan documents also require monthly escrows in the amount of $12,175 for taxes and $35,193 for FF&E during the first year of the loan term. After the first year of the loan term, the monthly FF&E reserve will be an amount equal to one-twelfth of (i) 2.0% of the projected annual gross income during year two of the loan term, (ii) 3.0% of the projected annual gross income during year three of the loan term, and (iii) 4.0% of the projected annual gross income or an amount reasonably determined by the lender and permitted under the Hampton Inn Tropicana Mortgage Loan documents during year four of the term and thereafter. The Hampton Inn Tropicana Mortgage Loan documents do not require monthly escrows for insurance premiums as long as the Hampton Inn Tropicana Property is insured via an acceptable blanket insurance policy.

Lockbox and Cash Management. The Hampton Inn Tropicana Mortgage Loan requires a lender-controlled hard lockbox account, which is already in place, and that the borrower and property manager deposit all credit card payments directly into the lockbox account. The loan documents also require that the borrower or property manager deposit into the lockbox account no later than one business day after receipt all gross income from operations and all other revenue of any kind from the Hampton Inn Tropicana Property.  Prior to the occurrence of a Trigger Period (as defined below), all funds on deposit in the lockbox account are to be disbursed to the borrower. During a Trigger Period, all cash flow is to be swept to a lender-controlled cash management account. Upon the occurrence and continuance of (i) a Low DSCR Period (as defined below) or (ii) an event of default, all excess funds in the cash management account are to be swept to a lender controlled sub-account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hampton Inn Tropicana

A “Trigger Period” will commence upon the earlier of (i) the occurrence of an event of default; or (ii) the debt service coverage ratio being less than 1.20x at the end of any trailing 12-month period. A Trigger Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.20x at the end of any trailing 12-month period.

A “Low DSCR Period” will commence on the last day of the second consecutive calendar quarter for which the debt service coverage ratio is less than 1.20x and ends on the last day of any two consecutive calendar quarters thereafter for each of which the debt service coverage ratio is greater than or equal to 1.25x.

Property Management. The Hampton Inn Tropicana Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Hampton Inn Tropicana Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C37 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None Permitted.

Ground Lease. None.

Terrorism Insurance. The Hampton Inn Tropicana Mortgage Loan documents require that an “all risk” insurance policy be maintained by the borrower that provides coverage for terrorism in an amount equal to the full replacement cost of the Hampton Inn Tropicana Property, as well as business interruption coverage covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FREMAUX TOWN CENTER

DICK'S
SPORTING GOODS

GRAND OPENING
Michaels
the arts and crafts store

Town Center Parkway
Springs at Fremaux Town Center
296 Multi-Family Units
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BEST BUY
LONGHORN
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10

T·J·maxx

VICTORIA'S
SECRET
VICTORIA'S
SECRET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FREMAUX TOWN CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FREMAUX TOWN CENTER

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New Iberia
Thibodaux
Houma
Gulf of Mexico

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 - Fremaux Town Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$25,000,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$24,700,712			Location:	Slidell, LA
% of Initial Pool Balance:	3.3%			Size:	397,493 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$181.45
Borrower Name:	Fremaux Town Center SPE, LLC			Year Built/Renovated:	2014/NAP
Sponsors(2):	Various			Title Vesting:	Fee
Mortgage Rate:	3.699%			Property Manager:	Self-managed
Note Date:	June 9, 2016			4th Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(4):	NAV
Maturity Date:	June 11, 2026			2nd Most Recent Occupancy(4):	NAV
IO Period:	None			Most Recent Occupancy (As of)(4):	91.3% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	93.4% (5/24/2016)
Seasoning:	6 months
Amortization Term (Original):	300 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(5):	NAV
Call Protection:	L(35),GRTR 1% or YM(81),O(4)			3rd Most Recent NOI(5):	NAV
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI(5):	NAV
Additional Debt(1):	Yes			Most Recent NOI (As of):	$5,582,822 (TTM 8/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$9,050,800
				U/W Expenses:	$2,578,047
				U/W NOI:	$6,472,753
Escrows and Reserves(3):				U/W NCF:	$5,932,001
				U/W NOI DSCR(1):	1.44x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.32x
Taxes	$507,691	$63,462	NAP	U/W NOI Debt Yield(1):	9.0%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	8.2%
Replacement Reserves	$0	$4,970	NAP	As-Is Appraised Value:	$115,000,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 28, 2016
Free Rent	$44,448	$0	NAP	Cut-off Date LTV Ratio(1):	62.7%
Existing TI/LC	$475,335	$0	NAP	LTV Ratio at Maturity or ARD(1):	45.2%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Fremaux Town Center Whole Loan (as defined below) as of the Cut-off Date.

(2)	See “Sponsors” section.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Fremaux Town Center Mortgage Loan”) is part of a whole loan (the “Fremaux Town Center Whole Loan”) that is evidenced by three pari passu promissory notes (Notes A-1, A-2 and A-3) secured by a first mortgage encumbering an anchored retail property located in Slidell, Louisiana (the “Fremaux Town Center Property”). The Fremaux Town Center Whole Loan was originated on June 9, 2016 by Wells Fargo Bank, National Association. The Fremaux Town Center Whole Loan had an original principal balance of $73,000,000, has an outstanding principal balance as of the Cut-off Date of $72,126,079 and accrues interest at an interest rate of 3.699% per annum. The Fremaux Town Center Whole Loan had an initial term of 120 months, has a remaining term of 114 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule through the term of the Fremaux Town Center Whole Loan. The Fremaux Town Center Whole Loan matures on June 11, 2026.

Note A-1, which will be contributed to the WFCM 2016-C37 Trust, had an original principal balance of $25,000,000, has an outstanding principal balance as of the Cut-off Date of $24,700,712 and represents the controlling interest in the Fremaux Town Center Whole Loan. The non-controlling Note A-2, which had an original principal balance of $30,000,000, was contributed to the MSC 2016-BNK2 securitization trust. The non-controlling Note A-3, which had an original principal balance of $18,000,000, is expected to be contributed to a future securitization trust. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Fremaux Town Center Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FREMAUX TOWN CENTER

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$25,000,000	WFCM 2016-C37	Yes
A-2	$30,000,000	MSC 2016-BNK2	No
A-3	$18,000,000	Wells Fargo Bank, National Association	No
Total	$73,000,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to prepay the Fremaux Town Center Whole Loan in whole, but not in part, on any date before March 11, 2026, provided that the borrower pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. The lockout period will expire on or after June 11, 2019.

Sources and Uses

Sources			Uses
Original whole loan amount	$73,000,000	99.3%	Loan payoff	$71,163,492	96.8%
Sponsor’s new cash contribution	498,618	0.7	Reserves	1,027,474	1.4
			Closing costs	1,307,652	1.8
Total Sources	$73,498,618	100.0%	Total Uses	$73,498,618	100.0%

The Property. The Fremaux Town Center Property comprises 397,493 square feet of a larger 631,643 square foot retail power center built in two phases in 2014 and 2015 and located in Slidell, Louisiana, approximately 33 miles northeast of the New Orleans, Louisiana central business district. The Fremaux Town Center Property is anchored by Dillard’s (not part of the collateral), Kohl’s, Dick’s Sporting Goods, LA Fitness, Best Buy, TJ Maxx and Michaels with other major tenants including ULTA, PetSmart, Off Broadway and Forever 21. The Fremaux Town Center Property is also tenanted by a mix of lifestyle and restaurant tenants including Ann Taylor Loft, Chico’s, Francesca’s, Victoria’s Secret, Charlotte Russe, Torrid, Journey’s, BJ’s Restaurant & Brewhouse, Cheddar’s, Longhorn Steakhouse and Red Robin. The Fremaux Town Center Property is situated on a 58.3-acre parcel and contains 3,418 surface parking spaces, resulting in a parking ratio of 8.6 spaces per 1,000 square feet of rentable area. As of May 24, 2016, the Fremaux Town Center Property was 93.4% occupied by 51 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FREMAUX TOWN CENTER

The following table presents certain information relating to the tenancy at the Fremaux Town Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenant – Not Part of Collateral
Dillard’s	NR/NR/NR	128,000	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants
LA Fitness	NR/NR/NR	41,000	10.3%	$14.50	$594,500	8.3%	NAV	NAV	8/31/2029
Dick’s	NR/NR/NR	45,000	11.3%	$10.50	$472,500	6.6%	NAV	NAV	1/31/2025
Best Buy	BBB-/Baa1/BBB-	30,000	7.5%	$12.35	$370,500	5.2%	NAV	NAV	1/31/2025
TJ Maxx	NR/A2/A+	26,000	6.5%	$9.50	$247,000	3.4%	$310	4.4%	3/31/2024
Michaels	NR/Ba2/B+	21,513	5.4%	$11.25	$242,021	3.4%	$106	14.6%	4/30/2024
Kohl’s	BBB/Baa2/BBB	(3)	(3)	(3)	$140,000	2.0%	NAV	NAV	1/31/2035
Total Anchor Tenants(3)		163,513	41.1%	$11.78	$2,066,521	28.8%

Major Tenants
Forever 21	NR/NR/NR	16,900	4.3%	$19.23	$325,000	4.5%	$149	12.9%	1/31/2026
Off Broadway	NR/NR/NR	17,024	4.3%	$19.00	$323,456	4.5%	$85	28.8%	1/31/2026
PetSmart	NR/B1/B+	14,463	3.6%	$15.90	$229,962	3.2%	NAV	NAV	3/31/2024
ULTA	NR/NR/NR	10,000	2.5%	$19.22	$192,153	2.7%	NAV	NAV	4/30/2024
Pier One	NR/NR/NR	9,002	2.3%	$20.00	$180,040	2.5%	NAV	NAV	2/28/2026
Five Below	NR/NR/NR	8,024	2.0%	$21.88	$175,604	2.5%	NAV	NAV	1/31/2026
Total Major Tenants		75,413	19.0%	$18.91	$1,426,215	19.9%

Non-Major Tenants(4)		132,246	33.3%	$24.83	$3,671,060	51.2%

Occupied Collateral Total(3)(4)		371,172	93.4%	$17.87	$7,163,796	100.0%

Vacant Space		26,321	6.6%

Collateral Total		397,493	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales for TJ Maxx are for the trailing 12-month period ending January 31, 2016; sales for Michaels are for the trailing 12-month period ending December 31, 2015; and sales for Off Broadway and Forever 21 are based on the trailing 11-month period, annualized, ending August 31, 2016.

(3)	Kohl’s is a leased fee tenant, owns its improvements and has no associated square footage. The aggregate Annual U/W Base Rent associated with Kohl’s was excluded from the Annual U/W Base Rent PSF calculations.

(4)	Non-Major Tenants and Occupied Collateral Total includes (i) three leased fee tenants (in addition to Kohl’s) that own their improvements and have no associated square footage and (ii) management office space that has no associated lease or Annual U/W Base Rent. The aggregate Annual U/W Base Rent associated with the three leased fee tenants ($425,000) and the square footage associated with the management office (483 SF) were excluded from the Annual U/W Base Rent PSF calculations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FREMAUX TOWN CENTER

The following table presents certain information relating to the lease rollover schedule at the Fremaux Town Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	6	21,799	5.5%	21,799	5.5%	$574,218	8.0%	$26.34
2020	4	10,860	2.7%	32,659	8.2%	$275,375	3.8%	$25.36
2021	1	3,745	0.9%	36,404	9.2%	$93,625	1.3%	$25.00
2022	1	7,500	1.9%	43,904	11.0%	$110,000	1.5%	$14.67
2023	0	0	0.0%	43,904	11.0%	$0	0.0%	$0.00
2024(4)	10	86,526	21.8%	130,430	32.8%	$1,440,326	20.1%	$15.32
2025	11	106,651	26.8%	237,081	59.6%	$1,652,691	23.1%	$15.50
2026	13	88,108	22.2%	325,189	81.8%	$1,865,085	26.0%	$21.17
Thereafter(4)(5)(6)	6	45,983	11.6%	371,172	93.4%	$1,152,475	16.1%	$15.99
Vacant	0	26,321	6.6%	397,493	100.0%	$0	0.0%	$0.00
Total/Weighted Average(4)(5)(6)	52	397,493	100.0%			$7,163,796	100.0%	$17.87

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Includes Longhorn Steakhouse, which is a leased fee tenant, owns its improvements and has no attributed square footage. Longhorn Steakhouse’s U/W Rent of $115,000 was excluded from the Weighted Average Annual U/W Base Rent PSF calculation.

(5)	Includes Capital One, Cheddar’s and Kohl’s, which are leased fee tenants, own their improvements and have no attributed square footage. The aggregate U/W Rent associated with these three tenants of $425,000 was excluded from the Weighted Average Annual U/W base rent PSF calculation.

(6)	Includes management space totaling 483 square feet, which has no associated lease or U/W Base Rent. The square footage associated with the management space was excluded from the Weighted Average Annual U/W Base Rent PSF calculation.

The following table presents historical occupancy percentages at the Fremaux Town Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(2)	5/24/2016(3)
NAV	NAV	NAV	91.3%	93.4%

(1)	Historical occupancy prior to 2015 is not available, as the Fremaux Town Center Property was built in two phases in 2014 and 2015.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FREMAUX TOWN CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Fremaux Town Center Property:

Cash Flow Analysis(1)

	TTM 8/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,608,553(2)	$7,163,796(2)	79.2%	$18.02
Grossed Up Vacant Space	0	1,032,858	11.4	2.60
Total Reimbursables	1,429,202	1,887,004	20.8	4.75
Other Income	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	(1,032,858)(3)	(11.4)	(2.60)
Effective Gross Income	$8,037,755	$9,050,800	100.0%	$22.77

Total Operating Expenses	$2,454,934	$2,578,047	28.5%	$6.49

Net Operating Income	$5,582,822(2)	$6,472,753(2)	71.5%	$16.28
TI/LC	0	481,128	5.3	1.21
Capital Expenditures	0	59,624	0.7	0.15
Net Cash Flow	$5,582,822	$5,932,001	65.5%	$14.92

NOI DSCR(4)	1.25x	1.44x
NCF DSCR(4)	1.25x	1.32x
NOI DY(4)	7.7%	9.0%
NCF DY(4)	7.7%	8.2%

(1)	Historical financials prior to TTM 8/31/2016 are not available, as the Fremaux Town Center Property was built in two phases in 2014 and 2015.

(2)	U/W Base Rent and U/W Net Operating Income are higher than TTM 8/31/2016 as the Fremaux Town Center Property was built in two phases in 2014 and 2015. Twenty-seven tenants accounting for 42.4% of U/W Base Rent have signed new leases and taken occupancy since October 2015.

(3)	The underwritten economic vacancy is 12.6%. The Fremaux Town Center Property was 93.4% physically occupied as of September 22, 2016.

(4)	The debt service coverage ratios and debt yields are based on the Fremaux Town Center Whole Loan.

Appraisal. As of the appraisal valuation date of April 28, 2016, the Fremaux Town Center Property had an “as-is” appraised value of $115,000,000. The appraiser also concluded to an “as-stabilized” value of $120,000,000 as of March 1, 2017, which equates to an “as-stabilized” Cut-off Date LTV Ratio of 60.1%.

Environmental Matters. According to a Phase I environmental site assessment dated May 2, 2016, there was no evidence of any recognized environmental conditions at the Fremaux Town Center Property.

Market Overview and Competition. The Fremaux Town Center Property is situated at the southwest corner of Interstate 10 and Fremaux Avenue in the city of Slidell, Louisiana, approximately 33 miles northeast of the New Orleans, Louisiana central business district. The city of Slidell is located within St. Tammany Parish and according to the appraisal, is the largest city on the northeastern shore of Lake Pontchartrain, serving as one of the primary economic hubs of the broader parish. Health care represents Slidell’s largest employment sector, accounting for approximately 25% of total employment in the city. Among the top employers in the surrounding area are Slidell Memorial Hospital, Ochsner Medical Center Northshore and Louisiana Medical Center. The Fremaux Town Center Property is situated along Interstate 10, which according to a third-party market research provider, has a daily traffic count of approximately 78,360.

The neighborhood surrounding the Fremaux Town Center Property is centered around Interstate 10 and comprises commercial, residential and small clusters of light industrial uses. A number of retail and office developments are situated along Interstate 10, the largest of which is the Fremaux Town Center Property. Interstate 10 connects with Gause Boulevard, one of Slidell’s primary commercial corridors, which includes a wide variety of local and national retailers. According to the appraisal, as of 2015, the estimated population and household income within a five-mile radius of the Fremaux Town Center Property was 79,623 and $79,149, respectively.

According to a third-party market research report, the Fremaux Town Center Property is located within the St. Tammany Parish submarket, which accounts for approximately 18.2% of the overall New Orleans retail market. As of the second quarter of 2016, the submarket reported total inventory of 944 retail properties totaling approximately 13.9 million square feet with a 6.2% vacancy rate. The appraisal concluded to the following market rents for the Fremaux Town Center Property, all on a triple-net basis: $10.50 per square foot for anchor spaces; $14.50 per square foot for the LA Fitness space; $11.00 per square foot for junior anchor spaces over 20,000 square foot; $18.00 per square foot for junior anchor spaces less than 20,000 square foot; and $20.00 to $25.00 per square foot for inline spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FREMAUX TOWN CENTER

The following table presents certain information relating to comparable properties to the Fremaux Town Center Property:

Competitive Set(1)

	Fremaux Town Center (Subject)	River Chase	Stirling Slidell Center	The Village at Northshore	Midtown Square
Location	Slidell, LA	Covington, LA	Slidell, LA	Slidell, LA	Slidell, LA
Distance from Subject	--	30.2 miles	9.6 miles	5.7 miles	1.8 miles
Property Type	Anchored Retail Center	Anchored Retail Center	Anchored Retail Center	Anchored Retail Center	Anchored Retail Center
Year Built/Renovated	2014/NAP	2004/NAP	2003/NAP	1988/1993	1976/1999
Anchors	Dillard’s (non-collateral), Kohl’s, Dick’s, LA Fitness, Best Buy, TJ Maxx, Michaels	Belk, JCPenney, Marshalls, Michaels, Cost Plus, Ulta, Ross Dress for Less, Best Buy, Hollywood Theaters	Target, Ross Dress for Less, Shoe Carnival, Party City, Academy Sports, PetSmart	Toys R Us, Marshalls, Bed Bath & Beyond, Jo-Ann, Dollar Tree	Hobby Lobby, Harbor Freight Tools, Office Depot, Stage
Total GLA	397,493 SF	488,000 SF	350,194 SF	114,638 SF	153,000 SF
Total Occupancy	93.4%	100.0%	91.4%	96.7%	100.0%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Fremaux Town Center SPE, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Fremaux Town Center Whole Loan. The guarantors of certain nonrecourse carveouts under the Fremaux Town Center Whole Loan are CBL & Associates Limited Partnership (“CBL”) and seven executives of Stirling Properties: Martin A. Mayer; Lewis W. Stirling, III; Grady K. Brame; George T. Underhill, IV; Jeffrey L. Marshall; Paul M. Mastio; and Donna F. Taylor.

The Sponsor. The sponsors are CBL and seven executives of Stirling Properties: Martin A. Mayer; Lewis W. Stirling, III; Grady K. Brame; George T. Underhill, IV; Jeffrey L. Marshall; Paul M. Mastio; and Donna F. Taylor. CBL is a real estate investment trust listed on the New York Stock Exchange and is one of the largest mall REITs in the United States with ownership or management interests in more than 140 properties including enclosed malls and open-air centers. Based in Covington, Louisiana, Stirling Properties is a regionally-focused full-service commercial real estate firm. Stirling Properties was founded in 1975 and currently owns and manages a portfolio of 89 retail properties totaling approximately 11.4 million square feet, with approximately 72.7% of the portfolio in the state of Louisiana. CBL’s parent company is subject to ongoing litigation. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $507,691 for real estate taxes, $44,448 for future rent credits or abatements reserves and $475,335 for existing tenant improvement and leasing commission (“TI/LC”) obligations ($205,975 for Albasha and $269,360 for Chico’s).

The loan documents provide for ongoing monthly escrows of $63,462 for taxes, $4,970 for replacement reserves and commencing in June 2023, $135,000 for TI/LCs. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with evidence that the Fremaux Town Center Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management. The Fremaux Town Center Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower will deposit all rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all cash flow is distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” means the occurrence of (i) an event of default or (ii) the debt service coverage ratio falling below 1.20x (based on 25-year amortization). A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default and with respect to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.25x (based on 25-year amortization) for two consecutive calendar quarters.

Property Management. The Fremaux Town Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Fremaux Town Center Whole Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage the Fremaux Town Center Property, then a replacement management agreement with a qualified manager must be executed acceptable to lender; (iii) the transferee must not have been a party to any bankruptcy action within the previous seven years and there is no material litigation or regulatory action pending against the transferee unreasonable to lender; and (iv) the transferee is a qualified transferee meeting the requirements set forth in the loan documents or the lender receives rating agency confirmation from DBRS, Fitch and Moody’s that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C37 certificates and similar confirmations from each rating agency rating any securities backed by any of the Fremaux Town Center Companion Loans with respect to the ratings of such securities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FREMAUX TOWN CENTER

Partial Release. Not permitted.

Additional Indebtedness. None.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Fremaux Town Center Property, as well as business interruption insurance covering no less than an amount equal to 100% of the projected gross income from the Fremaux Town Center Property on an actual loss sustained basis for a period beginning on the date of business interruption and continuing until the restoration of the Fremaux Town Center Property is completed, or the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm and Flood Insurance. The loan documents require windstorm and flood insurance covering the full replacement cost of the Fremaux Town Center Property during the loan term.  At the time of loan closing, the Fremaux Town Center Property had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 (THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIDWEST INDUSTRIAL PORTFOLIO

RMP
ROLLED METAL PRODUCTS

LABRIOLA
LABRIOLA
LABRIOLA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIDWEST INDUSTRIAL PORTFOLIO

WISCONSIN
ILLINOIS
Pleasant Prairie
Zion
Harvard
Lindenhurst
Waukegan
Gurnee
McHenry
Grayslake
Woodstock
North Chicago
Mundelein
Crystal Lake
Buffalo Grove
Highland Park
Huntley
Algonquin
Palatine
Arlington Heights
Glencoe
Lake Michigan
Hampshire
Hoffman Estates
Evanston
ELGIN
Schaumburg
Des Plaines
Skokie
Chicago O'Hare Intl. Airport
Carol Stream
Oak Park
St. Charles
CHICAGO
Wheaton
Broadview
Cicero
AURORA
Downers Grove
Midway Airport
NAPERVILLE
Bridgeview
Bolingbrook
Alsip
Oswego
Yorkville
Orland Park
Hammond
Plainfield
Tinley Park
Gary
JOLIET
Hobart
Chicago Heights
New Lenox
IND.

Hartford
Slinger
Jackson
Grafton
Cedarburg
Richfield
Germantown
Mequon
Brown Deer
Bayside
Fox Point
Merton
Menomonee Falls
Whitefish Bay
Sussex
Glendale
Hartland
Shorewood
MILWAUKEE
Pewaukee
Delafield
Wauwatosa
Brookfield
Downtown
Waukesha County Airport
Wales
Waukesha
West Allis
Lake Michigan
New Berlin
St. Francis
Cudahy
Greenfield
General Mitchell International Airport
Muskego
Franklin
South Milwaukee
Mukwonago
Big Bend
Oak Creek
Wind Lake
Potter Lake
Tichigan
Caledonia
Wind Point
East Troy
Waterford

Midwest Industrial Portfolio

1	3701 West 128th Place	Alsip, IL
2	3801-3831 Hawthorne Court	Waukegan, IL
3	6601-6669 West Mill Road	Milwaukee, WI
4	8301 West Parkland Court	Milwaukee, WI
5	1602 Corporate Drive	Warrensburg, MO
6	4081 Ryan Road	Gurnee, IL
7	8585 South 77th Avenue	Bridgeview, IL
8	999 Raymond Street	Elgin, IL
9	2000 South 25th Avenue	Broadview, IL
10	461 North Third Avenue	Des Plaines, IL
11	12550 Lombard Lane	Alsip, IL

Minneapolis
Milwaukee
Detroit
Chicago
Cleveland
Kansas City
Warrensburg

Plattsburg
Kansas City International Airport
Smithville
Excelsior Springs
Carrollton
Richmond
Lansing
Gladstone
Liberty
Lexington
KANSAS CITY
INDEPENDENCE
KANSAS CITY
Grain Valley
Shawnee
OVERLAND PARK
Blue Springs
Odessa
Concordia
OLATHE
Grandview
LEE'S SUMMIT
Belton
Raymore
Warrensburg
Spring Hill
Holden
University of Central Missouri
Whiteman Air Force Base
Harrisonville
MISSOURI
Paola
KANSAS
Garden City
Windsor
Clinton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – Midwest Industrial Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance(1):	$23,100,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance(1):	$23,100,000			Location:	Various – See Table
% of Initial Pool Balance:	3.1%			Size:	1,255,014 SF
Loan Purpose(2):	Acquisition			Cut-off Date Balance Per SF(1):	$30.68
Borrower Name(3):	GFG CI-1 LLC			Year Built/Renovated:	Various – See Table
Sponsors:	GFH Capital, Limited; Brennan Investment Group			Title Vesting:	Fee
Mortgage Rate:	4.763%			Property Manager:	Self-managed
Note Date:	November 21, 2016			4th Most Recent Occupancy (As of)(5):	81.8% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(5):	94.9% (12/31/2013)
Maturity Date:	December 6, 2026			2nd Most Recent Occupancy(As of)(5):	94.9% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy(As of)(5):	93.4% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(5):	90.7% (11/15/2016)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(6):	$3,077,831 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of)(6):	$3,067,389 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(6):	$3,509,323 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(6):	$3,916,045 (TTM 6/30/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$5,992,154
				U/W Expenses:	$2,208,494
				U/W NOI:	$3,783,660
Escrows and Reserves(4):				U/W NCF:	$3,364,371
				U/W NOI DSCR(1):	1.57x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.39x
Taxes	$374,833	$116,397	NAP	U/W NOI Debt Yield(1):	9.8%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	8.7%
Replacement Reserves	$0	Springing	$617,940	As-Is Appraised Value:	$53,990,000
TI/LC Reserves	$0	$19,130	$753,008	As-Is Appraisal Valuation Date:	Various
Deferred Maintenance	$2,599,530	$0	NAP	Cut-off Date LTV Ratio(1):	71.3%
Broadview Property Repairs	$250,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	65.5%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt based on the funded outstanding principal balance of the Midwest Industrial Portfolio Whole Loan (as defined below) as of the Cut-off Date.
(2)	See “Sources and Uses” section.
(3)	See “The Borrowers” section.
(4)	See “Escrows” section.
(5)	See “Historical Occupancy” section.
(6)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Midwest Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Midwest Industrial Portfolio Whole Loan”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) that are secured by a first mortgage encumbering 11 industrial properties located in Illinois, Missouri and Wisconsin (the “Midwest Industrial Portfolio Properties”). The Midwest Industrial Portfolio Whole Loan was originated on November 21, 2016 by Barclays Bank PLC. The Midwest Industrial Portfolio Whole Loan had an original principal balance of $38,500,000, has an outstanding principal balance as of the Cut-off Date of $38,500,000 and accrues interest at an interest rate of 4.763% per annum. The Midwest Industrial Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments of the Midwest Industrial Portfolio Whole Loan. The Midwest Industrial Portfolio Whole Loan matures on December 6, 2026.

The Midwest Industrial Portfolio Mortgage Loan, evidenced by the controlling Note A-1, which will be contributed to the WFCM 2016-C37 Trust, had an original principal balance of $23,100,000 and has an outstanding principal balance as of the Cut-off Date of $23,100,000. The non-controlling Note A-2, with an original principal balance of $15,400,000, is currently held by Barclays Bank PLC and is expected to be contributed to a future trust or trusts. The lender provides no assurances that the non-securitized pari passu note will not be split further.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIDWEST INDUSTRIAL PORTFOLIO

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$23,100,000	WFCM 2016-C37	Yes
A-2	$15,400,000	Barclays Bank PLC	No
Total	$38,500,000

Following the lockout period, the borrowers have the right to defease the Midwest Industrial Portfolio Whole Loan in whole, or in part (see “Partial Release” section), on any date before September 6, 2026. In addition, the Midwest Industrial Portfolio Whole Loan is prepayable without penalty on or after September 6, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 21, 2019.

Sources and Uses

Sources			Uses
Original loan amount	$38,500,000	65.1%	Purchase price(1)	$53,266,000	90.0%
Sponsor’s new cash contribution	17,829,324	30.1	Reserves	3,224,363	5.4
Other Sources	2,853,446	4.8	Closing costs	2,692,407	4.5
Total Sources	$59,182,770	100.0%	Total Uses	$59,182,770	100.0%

(1)	Two of the Midwest Industrial Portfolio Properties were acquired by Brennan (as defined below) in April 2015 and January 2016 and will be contributed to the JV partnership with GFH (as defined below) as part of the acquisition financing.

The Properties. The Midwest Industrial Portfolio Properties comprise 11 industrial properties totaling 1,255,014 square feet. Eight of the Midwest Industrial Portfolio Properties are located throughout the Chicago, Illinois metropolitan statistical area; one of the Midwest Industrial Portfolio Properties is located in the Kansas City, Missouri metropolitan statistical area; and two of the Midwest Industrial Portfolio Properties are located in the Milwaukee, Wisconsin metropolitan statistical area. The Midwest Industrial Portfolio Properties are geographically diverse as the properties are located in eight different submarkets. Built between 1956 and 1998, the Midwest Industrial Portfolio Properties range in size from 54,308 square feet to 217,500 square feet and feature clear heights ranging from 10 feet to 25 feet.

Four of the Midwest Industrial Portfolio Properties (25.8% of net rentable area) are 100% occupied by single tenants including the 1602 Corporate Drive Property, the 8585 South 77th Avenue Property, the 12550 Lombard Lane Property and the 999 Raymond Street Property; while the seven remaining Midwest Industrial Portfolio Properties (74.2% of net rentable area) are multi-tenanted and feature two to 21 tenant spaces. The Midwest Industrial Portfolio Properties feature an average remaining lease term of 5.9 years. The two largest tenants by net rentable area, Labriola, Inc. and Swisher Acquisition, Inc., have lease terms extending through March 2026 and March 2035; respectively and Labriola, Inc.’s leased space serves as its headquarters and its main production facility. Other than Labriola, Inc., no tenant accounts for more than 7.5% of underwritten base rent or 8.5% of net rentable area. The Midwest Industrial Portfolio Properties contain tenants from a variety of businesses and services including food production, consumer goods and industrial equipment and supplies. As of November 15, 2016, the Midwest Industrial Portfolio Properties were 90.7% occupied by 42 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIDWEST INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the Midwest Industrial Portfolio Properties:

Property Name – Location	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
3701 West 128th Place – Alsip, IL	Warehouse	$6,950,000	18.1%	100.0%	1975/1995	217,500	$8,900,000	78.1%
3801-3831 Hawthorne Court - Waukegan, IL	Warehouse	$6,050,000	15.7%	78.6%	1974/NAP	194,708	$8,700,000	69.5%
6601-6669 West Mill Road - Milwaukee, WI	Warehouse	$5,200,000	13.5%	75.2%	1987/NAP	126,335	$6,870,000	75.7%
8301 West Parkland Court – Milwaukee, WI	Warehouse	$4,500,000	11.7%	100.0%	1981/NAP	119,000	$6,020,000	74.8%
1602 Corporate Drive - Warrensburg, MO	Warehouse	$3,550,000	9.2%	100.0%	1998/NAP	107,228	$4,700,000	75.5%
8585 South 77th Avenue – Bridgeview, IL	Warehouse	$2,550,000	6.6%	100.0%	1959/NAP	75,000	$3,500,000	72.9%
999 Raymond Street – Elgin, IL	Warehouse	$2,450,000	6.4%	100.0%	1972/NAP	87,075	$3,170,000	77.3%
4081 Ryan Road – Gurnee, IL	Warehouse	$2,300,000	6.0%	70.2%	1995/NAP	75,000	$4,100,000	56.1%
461 North Third Avenue – Des Plaines, IL	Warehouse	$1,900,000	4.9%	100.0%	1967/NAP	79,322	$2,730,000	69.6%
12550 Lombard Lane – Alsip, IL	Warehouse	$1,800,000	4.7%	100.0%	1963/NAP	54,308	$2,400,000	75.0%
2000 South 25th Avenue – Broadview, IL	Warehouse	$1,250,000	3.2%	82.2%	1956/NAP	119,538	$2,900,000	43.1%
Total/Weighted Average		$38,500,000	100.0%	90.7%		1,255,014	$53,990,000	71.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIDWEST INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the tenancy at the Midwest Industrial Portfolio Properties:

Major Tenants

Tenant Name	Property Name – Location	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Labriola, Inc.	3701 West 128th Place – Alsip, IL	NR/NR/NR	177,500	14.1%	$4.36	$773,176	15.0%	3/31/2026(2)
State of Wisconsin, DOC	6601-6669 West Mill Road - Milwaukee, WI	NR/NR/NR	24,500	2.0%	$15.73	$385,385	7.5%	2/28/2023(3)
Micron Metal Finishing LLC	8585 South 77th Avenue - Bridgeview, IL	NR/NR/NR	75,000	6.0%	$4.78	$358,216	7.0%	12/31/2020(4)
Swisher Acquisition, Inc.	1602 Corporate Drive - Warrensburg, MO	NR/NR/NR	107,228	8.5%	$3.20	$343,332	6.7%	3/31/2035
Ludlow Manufacturing, Inc.	3801-3831 Hawthorne Court - Waukegan, IL	NR/NR/NR	72,150	5.7%	$4.24	$306,176	6.0%	8/31/2018(5)
Tri Dim Filter	999 Raymond Street - Elgin, IL	NR/NR/NR	87,075	6.9%	$3.15	$274,286	5.3%	12/31/2019(6)
Vector Technologies LTD	8301 West Parkland Court – Milwaukee, WI	NR/NR/NR	42,000	3.3%	$5.36	$225,120	4.4%	12/31/2026(7)
Complete Warehouse and Distribution, LLC	8301 West Parkland Court – Milwaukee, WI	NR/NR/NR	57,000	4.5%	$3.84	$219,094	4.3%	2/29/2024
Oakley Signs & Graphics LLC	461 North Third Avenue – Des Plaines, IL	NR/NR/NR	42,997	3.4%	$4.99	$214,724	4.2%	12/31/2019(8)
Spectrum Metals/Rolled Metal	12550 Lombard Lane – Alsip, IL	NR/NR/NR	54,308	4.3%	$3.75	$203,574	4.0%	9/30/2025
Total Major Tenants			739,758	58.9%	$4.47	$3,303,082	64.2%

Non-Major Tenants			398,583	31.8%	$4.62	$1,841,615	35.8%

Occupied Collateral Total			1,138,341	90.7%	$4.52	$5,144,697	100.0%

Vacant Space			116,673	9.3%

Collateral Total			1,255,014	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2017 totaling $30,130.
(2)	Labriola, Inc. has three, 5-year lease renewal options and holds a right of first refusal under its lease to purchase the 3701 West 128th Place Property in the event the borrower elects to sell the 3701 West 128th Place Property at any time during the term of the lease.
(3)	State of Wisconsin, DOC (Department of Corrections) has two, 5-year lease renewal options.
(4)	Micron Metal Finishing, LLC has one, 7-year lease renewal option and holds a right of first refusal under its lease to purchase the 8585 South 77th Avenue Property in the event the borrower elects to sell the 8585 South 77th Avenue Property at any time during the term of the lease.
(5)	Ludlow Manufacturing, Inc. has two, 3-year lease renewal options.
(6)	Tri Dim Filter has one, 5-year lease renewal option.
(7)	Vector Technologies LTD has two, 5-year lease renewal options and a one-time right to terminate its lease on December 31, 2020 with notice on or before July 4, 2020 and a termination fee of $456,729.
(8)	Oakley Signs & Graphics has one, 5-year lease renewal option and holds a right of first refusal under its lease to purchase the 461 North Third Avenue Property in the event the borrower elects to sell the 461 North Third Avenue Property at any time during the term of the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIDWEST INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Midwest Industrial Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	1	3,600	0.3%	3,600	0.3%	$22,490	0.4%	$6.25
2017	10	121,414	9.7%	125,014	10.0%	$546,747	10.6%	$4.50
2018	8	223,348	17.8%	348,362	27.8%	$1,052,446	20.5%	$4.71
2019	10	212,704	16.9%	561,066	44.7%	$791,633	15.4%	$3.72
2020	5	93,923	7.5%	654,989	52.2%	$476,172	9.3%	$5.07
2021	2	20,816	1.7%	675,805	53.8%	$105,530	2.1%	$5.07
2022	0	0	0.0%	675,805	53.8%	$0	0.0%	$0.00
2023	1	24,500	2.0%	700,305	55.8%	$385,385	7.5%	$15.73
2024	1	57,000	4.5%	757,305	60.3%	$219,094	4.3%	$3.84
2025	1	54,308	4.3%	811,613	64.7%	$203,574	4.0%	$3.75
2026	2	219,500	17.5%	1,031,113	82.2%	$998,296	19.4%	$4.55
Thereafter	1	107,228	8.5%	1,138,341	90.7%	$343,332	6.7%	$3.20
Vacant	0	116,673	9.3%	1,255,014	100.0%	$0	0.0%	$0.00
Total/Weighted Average	42	1,255,014	100.0%			$5,144,697	100.0%	$4.52

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Midwest Industrial Portfolio Properties:

Historical Occupancy

12/31/2012(1)(2)(3)	12/31/2013(1)(2)(3)	12/31/2014(1)(2)	12/31/2015(1)(2)(4)	11/15/2016(4)(5)
81.8%	94.9%	94.9%	93.4%	90.7%

(1)	Information obtained from the borrower.
(2)	Occupancy does not include 1602 Corporate Drive and 8301 West Parkland Court which were purchased by the seller in April 2015 and January 2016.
(3)	Occupancy increased from 12/31/2012 to 12/31/2013 primarily due to Ludlow Manufacturing, Inc., which began its lease in February 2013 for 72,150 square feet (5.7% of net rentable area).
(4)	Occupancy decreased from 12/31/2015 to 11/15/2016 primarily due to three tenants vacating 41,254 square feet (3.3% of net rentable area) of space at the end of their lease terms in August 2016 and September 2016.
(5)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIDWEST INDUSTRIAL PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Midwest Industrial Portfolio Properties:

Cash Flow Analysis(1)

	2013(2)	2014(2)	2015(2)	TTM 6/30/2016(2)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,708,710	$4,927,921	$5,264,683	$5,289,576	$5,144,697(1)	85.9%	$4.10
Grossed Up Vacant Space	0	0	0	0	531,356	8.9	0.42
Total Reimbursables(3)	613,019	558,412	572,177	879,101	1,043,593	17.4	0.83
Other Income	51,788	57,862	34,376	36,572	24,311	0.4	0.02
Less Vacancy & Free Rent	0	0	0	0	(751,803)(4)	(12.5)	(0.60)
Effective Gross Income	$5,373,517	$5,544,194	$5,871,236	$6,205,249	$5,992,154	100.0%	$4.77

Total Operating Expenses	$2,295,686	$2,476,805	$2,361,913	$2,289,205	$2,208,494	36.9%	$1.76

Net Operating Income	$3,077,831	$3,067,389	$3,509,323	$3,916,044	$3,783,660	63.1%	$3.01
TI/LC	0	0	0	0	213,294	3.6	0.17
Capital Expenditures	0	0	0	0	205,995	3.4	0.16
Net Cash Flow	$3,077,831	$3,067,389	$3,509,323	$3,916,044	$3,364,371	56.1%	$2.68

NOI DSCR(5)	1.28x	1.27x	1.45x	1.62x	1.57x
NCF DSCR(5)	1.28x	1.27x	1.45x	1.62x	1.39x
NOI DY(5)	8.0%	8.0%	9.1%	10.2%	9.8%
NCF DY(5)	8.0%	8.0%	9.1%	10.2%	8.7%

(1)	U/W Base Rent includes contractual rent steps through October 2017 totalling $30,130.

(2)	Certain assumptions were made for 1602 Corporate Drive and 8301 West Parkland Court, which were purchased by the seller in April 2015 and January2016.

(3)	The increase in Total Reimbursables from 2015 to TTM 6/30/2016 is primarily due to Complete Warehouse and Distribution, LLC and Vector Technologies LTD starting triple-net leases January 2016 and December 2016, respectively.

(4)	The underwritten economic vacancy is 11.1%. The Midwest Industrial Portfolio Properties are 90.7% occupied as of November 15, 2016.

(5)	The debt service coverage ratios and debt yields are based on the Midwest Industrial Portfolio Whole Loan.

Appraisal. As of the appraisal valuation dates ranging from September 12, 2016 to September 20, 2016, the Midwest Industrial Portfolio Properties had an “as-is” appraised value of $53,990,000.

Environmental Matters. According to Phase I environmental site assessments dated from September 14, 2016 to September 21, 2016, there was evidence of recognized environmental conditions (“RECs”) at three of the Midwest Industrial Portfolio Properties including 999 Raymond Street, 461 North Third Avenue and 2000 South 25th Avenue. Based on the results of subsurface investigations for 999 Raymond Street and 461 North Third Avenue, summarized in a Phase II environmental site assessments dated October 28, 2016, no further investigation was recommended.

The majority of historical industrial operations at the 2000 South 25th Avenue Property were conducted prior to the onset of modern environmental regulations and waste management practices. Based on the duration of operations by Boyar Schultz Division from at least 1969 to 1986 and the likely use of hazardous substances and petroleum products, a REC was recognized. Based on the results of a subsurface investigation summarized in a Phase II environmental site assessment dated November 16, 2016, there is evidence of impacts to the subsurface as a potential consequence of the historical industrial operations at the 2000 South 25th Avenue Property and recommended further investigation. The 2000 South 25th Avenue Property loan documents require that the borrower will enroll the 2000 South 25th Avenue Property into the Illinois Environmental Protection Agency (“IEPA”) Site Remediation Program within 60 days after loan closing and will complete all environmental remedial work necessary to obtain a no further remediation (“NFR”) determination from the IEPA. The borrower has entered into an escrow agreement with the seller whereby the seller has agreed to place $220,000 in escrow to be released to the seller once it delivers the NFR or, if that is not achieved by December 2017, released to the borrower to fund the completion of the work.  If the seller has exercised its right to complete the remediation work and for any reason the total cost to complete the remediation work exceeds the amount placed in escrow, the seller is responsible, at its sole cost and expense, to pay any outstanding costs.

Market Overview and Competition. Eight of the Midwest Industrial Portfolio Properties are located within the Chicago Industrial market, which has experienced a steady decline in vacancy from 11.5% in 2011 to 6.9% in 2016. Additionally, according to the appraisal, the Chicago Industrial market has experienced positive absorption over the same time period. The Chicago Industrial market is divided into 26 submarkets, and the Midwest Industrial Portfolio Properties are located within six of these submarkets. According to the appraisal, the submarket vacancy rates ranged from 7.3% to 12.0% and market rents ranging from $4.53 per square foot to $5.71 per square foot.

Two of the Midwest Industrial Portfolio Properties are located in the Milwaukee/Madison Industrial market which has experienced a steady decline in vacancy from 7.8% in 2012 to 5.2% in 2015. Additionally, according to the appraisal, the Milwaukee/Madison Industrial market has experienced positive absorption over the same time period and asking rents have increased from $3.91 per square foot to $4.02 per square foot. One of the Midwest Industrial Portfolio Properties is located in the Kansas City Industrial market, which has experienced a steady decline in vacancy from 7.1% in 2012 to 5.8% in 2015. Additionally, according to the appraisal, the Kansas City Industrial market has experienced positive absorption over the same time period and asking rents have increased from $3.71 per square foot to $3.88 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIDWEST INDUSTRIAL PORTFOLIO

The Borrower. The borrower is GFG CI-1 LLC, a Delaware limited liability company with two independent directors. GFG CI-1 LLC has master leased the Midwest Industrial Portfolio Properties to a Shari’ah compliant master lessee affiliated with the sponsor. The master lessee is structured as a special purpose entity. The master lessee’s interest in the master lease and all rents are assigned to the lender. The sponsors have a 100% ownership interest in the master lessee. The master lease is subordinate to the Midwest Industrial Portfolio Whole Loan. Michael Brennan and Scott McKibben, both individual principals of Brennan Investment Group, are the guarantors of certain nonrecourse carveouts under the Midwest Industrial Portfolio Whole Loan. See “Description of the Mortgage Pool – Shari’ah Compliant Loan” in the Preliminary Prospectus.

The Sponsors. The sponsors are Brennan Investment Group (“Brennan”) and GFH Capital, Limited (“GFH”). Brennan is a Chicago-based private real estate investment firm which acquires, develops and operates industrial properties throughout the United States. Since 2010, Brennan has acquired a portfolio of over 24 million square feet spanning 22 states with the majority located in the Midwest. Brennan owns 145 properties in the Midwest inclusive of over 16 million square feet. Michael Brennan, the Chairman and Managing Principal of Brennan has managed over $10 billion in industrial real estate transactions over his career. Scott McKibben, the Chief Investment Officer and Managing Principal of Brennan, is responsible for industrial property transactions in the Midwestern United States with a focus on Chicago. Scott McKibben has completed the acquisition and development of approximately $3 billion in office and industrial properties throughout his career. Mr. McKibben has three properties over which he had controlling interest that went through foreclosure processes and two with debt forgiveness.  See “Description of the Mortgage Pool – Non-Recourse Carveout Limitations” and “Description of the Mortgage Pool – Loan Purpose: Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

GFH, formerly known as Injazat Capital, is a Middle Eastern financial group established by the Islamic Corporation for the Development of the Private Sector. GFH, based out of Bahrain, focuses on wealth management, commercial banking, asset management and real estate development. GFH is listed on a number of international stock exchanges, including the Bahrain Stock Exchange, Kuwait Stock Exchange and the Dubai Financial Market. GFH has undertaken and structured investments of more than $8.0 billion in over 40 companies across 25 countries.

Escrows. The loan documents provide for upfront reserves in the amount of $374,833 for real estate taxes, $2,599,530 for deferred maintenance and $250,000 for repairs at 2000 South 25th Avenue – Broadview, IL property required by the Village of Broadview, Illinois. The loan documents provide for ongoing monthly escrows of $116,397 for real estate taxes, $19,130 for TI/LC reserves (capped at $753,008) and beginning on the payment date in January 2018, $17,165 for replacement reserves (capped at $617,940). The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing and (ii) borrower provides the lender with evidence that the Midwest Industrial Portfolio Properties are insured via an acceptable blanket insurance policy and such policy is in full force and effect.

Lockbox and Cash Management. The Midwest Industrial Portfolio Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay rent payments directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business day of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Management Period, all excess funds are swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) on payment dates before January 6, 2022, the amortizing debt service coverage ratio for the trailing 12-month period being less than 1.25x at the end of any calendar quarter; or (iii) on payment dates on or after January 6, 2022, the amortizing debt service coverage ratio for the trailing 12-month period being less than 1.15x at the end of any calendar quarter. A Cash Management Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.25x for one calendar quarter or the borrower posts cash or a letter of credit acceptable to the lender in an amount which would result in the amortizing debt service coverage ratio being equal to or greater than 1.25x; and with regard to clause (iii), upon the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters or the borrower posts cash or a letter of credit acceptable to the lender in an amount which would result in the amortizing debt service coverage ratio being equal to or greater than 1.20x.

Property Management. The Midwest Industrial Portfolio Properties are managed by Brennan Management LLC, an affiliate of the borrower.

Assumption. The borrower has a right to transfer the Midwest Industrial Portfolio Properties, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) the lender has received confirmation from Moody’s, Fitch and DBRS that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C37 Certificates and similar confirmations from each rating agency rating any securities backed by any Midwest Industrial Portfolio Pari Passu Companion Loan with respect to the ratings of such securities.

Partial Release. Following the lockout period, the borrower is permitted to partially release any of the Midwest Industrial Portfolio Properties, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) the defeasance of an amount of principal equal to 115% of the released property’s allocated loan amount; (iii) the principal balance is reduced by an amount that would result in the underwritten debt service coverage ratio of the remaining Midwest Industrial Portfolio Properties following the release being no less than the greater of (a) 1.39x and (b) the underwritten debt service coverage ratio of the Midwest Industrial Portfolio Properties immediately prior to the release if less than 1.64x; (iv) the principal balance is reduced by an amount that would result in a loan-to-value ratio of the remaining Midwest Industrial Portfolio Properties following the release being no more

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIDWEST INDUSTRIAL PORTFOLIO

than the greater of (a) 75.0% and (b) the loan-to-value ratio of the Midwest Industrial Portfolio Properties immediately prior to the release; (v) rating agency confirmation from Moody’s, Fitch and DBRS that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C37 Certificates and similar confirmations from each rating agency rating any securities backed by any Midwest Industrial Portfolio Pari Passu Companion Loan with respect to the ratings of such securities; and (vi) the lender receives a legal opinion that the release satisfies REMIC requirements.

Free Release. The borrower is permitted to obtain the release of a vacant parcel at the 1602 Corporate Drive property (the “1602 Corporate Release Parcel”), subject to the satisfaction of certain conditions contained in the loan agreement, including but not limited to (i) no event of default has occurred and is continuing; (ii) release will not adversely affect the use, operations, or access to the remaining property; (iii) release conforms to REMIC requirements; (iv) evidence that the remaining 1602 Corporate Drive property will be in compliance with all applicable legal and zoning requirements; and (v) the loan to value ratio for the remaining 1602 Corporate Drive property is in compliance with all REMIC requirements. As of the appraisal valuation date of September 14, 2016, the excess land parcel had an appraised value of $340,000; however, this was excluded from the “as-is” appraised values of the 1602 Corporate Drive property and the Midwest Industrial Portfolio Properties.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Midwest Industrial Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – The Lodge & Waterfall Park Apartments Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$22,900,000			Specific Property Type:	Garden
Cut-off Date Balance:	$22,900,000			Location:	Houston, TX
% of Initial Pool Balance:	3.1%			Size:	634 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit:	$36,120
Borrower Names:	JAW The Lodge Holding LLC; JAW Waterfall Park Holding LLC			Year Built/Renovated:	1979/2016
Sponsor(1):	Emery Jakab			Title Vesting:	Fee
Mortgage Rate:	4.980%			Property Manager:	Self-managed
				4th Most Recent Occupancy:	NAV
Note Date:	November 15, 2016			3rd Most Recent Occupancy (As of):	95.5% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	94.8% (12/31/2014)
Maturity Date:	December 6, 2026			Most Recent Occupancy (As of):	89.8% (12/31/2015)
IO Period:	24 months			Current Occupancy (As of):	92.4% (9/30/2016)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months			4th Most Recent NOI (As of):	$1,702,947 (12/31/2013)
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,974,319 (12/31/2014)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,294,415 (12/31/2015)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$2,497,386 (TTM 9/30/2016)
Lockbox Type:	Springing
Additional Debt:	None			U/W Revenues:	$5,638,897
Additional Debt Type:	NAP			U/W Expenses:	$3,169,761
				U/W NOI:	$2,469,136
				U/W NCF:	$2,310,636
				U/W NOI DSCR:	1.68x
Escrows and Reserves:				U/W NCF DSCR:	1.57x
				U/W NOI Debt Yield:	10.8%
Type:	Initial	Monthly	Cap (If Any)
Taxes	$510,666	$42,555	NAP	U/W NCF Debt Yield:	10.1%
Insurance	$300,212	$28,592	NAP	As-Is Appraised Value:	$37,210,000
Replacement Reserves	$0	$13,208	NAP	As-Is Appraisal Valuation Date:	September 27, 2016
Deferred Maintenance	$45,875	$0	NAP	Cut-off Date LTV Ratio:	61.5%
Other(2)	$3,170,000	$0	NAP	LTV Ratio at Maturity or ARD:	53.2%

(1)	See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.
(2)	Other escrows include $3,170,000 for planned interior and exterior renovations at The Lodge & Waterfall Park Portfolio Properties (as defined below).

The mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering two Class B, garden-style multifamily properties located in Houston, Texas (the “The Lodge & Waterfall Park Apartments Portfolio Properties”). The Lodge & Waterfall Park Apartments Portfolio mortgage loan was originated on November 15, 2016 by Rialto Mortgage Finance, LLC. The Lodge & Waterfall Park Apartments Portfolio mortgage loan had an original principal balance of $22,900,000, has an outstanding principal balance as of the Cut-off Date of $22,900,000 and accrues interest at an interest rate of 4.980% per annum. The Lodge & Waterfall Park Apartments Portfolio mortgage loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Lodge & Waterfall Park Apartments Portfolio mortgage loan matures on December 6, 2026.

Following the lockout period, the borrower has the right to defease The Lodge & Waterfall Park Apartments Portfolio mortgage loan in whole, but not in part, on any date before September 6, 2026. In addition, The Lodge & Waterfall Park Apartments Portfolio mortgage loan is prepayable without any penalty on or after September 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE LODGE & WATERFALL PARK APARTMENTS PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$22,900,000	100.0%	Loan payoff(1)	$16,422,191	71.7%
			Reserves	4,026,752	17.6
			Closing costs	475,206	2.1
			Return of equity	1,975,850	8.6
Total Sources	$22,900,000	100.0%	Total Uses	$22,900,000	100.0%

(1)	The Lodge & Waterfall Park Apartments Portfolio mortgage loan was previously securitized in WFRBS 2013-C12.

The Lodge & Waterfall Park Apartments Portfolio Properties are comprised of two Class B, garden-style multifamily properties totaling 634 units located within one-half mile of each other in Houston, Texas approximately 12 miles southwest from the Houston central business district.

The Lodge property is a 340-unit, Class B garden-style multifamily property consisting of 37, two-story residential buildings totaling 278,986 square feet of net rentable area. The improvements were constructed in phases with Phase I (north phase) being completed in 1979 and Phase II (south phase) completed in 1983. The improvements are situated on an 11.9-acre site and include 544 surface parking spaces (1.6 spaces per unit). The unit mix consists of 218 one-bedroom/one-bathroom units and 122 two-bedroom/two-bathroom units. According to the rent roll dated September 30, 2016, The Lodge property was 90.6% occupied. Community amenities include gated access, a clubhouse, fitness center, business center, a playground, and two pools. Unit amenities include fully equipped kitchens, ceiling fans, washers and dryer connections in all units, and fireplaces in some units.

The Waterfall Park property is a 294-unit, Class B garden-style multifamily property consisting of 24, two-story residential buildings totaling 266,578 square feet of net rentable area. Situated on a 10.6-acre site, the improvements were constructed in 1979 and include 470 surface parking spaces (1.6 spaces per unit). The unit mix consists of 40 one-bedroom/one-bathroom units, 48 two-bedroom/one-bathroom units, 160 two-bedroom/two-bathroom units, and 46 three-bedroom/two-bathroom units. According to the rent roll dated September 30, 2016, the Waterfall Park property was 94.6% occupied. Community amenities include gated access, a clubhouse, fitness center, a playground, and pool. Unit amenities include fully equipped kitchens, ceiling fans, washers and dryer connections in all units, and fireplaces in some units.

Since acquisition of The Lodge & Waterfall Park Apartments Portfolio Properties, the borrower has invested an additional $4.5 million ($7,103 per unit) to improve common areas, the exteriors and interiors of The Lodge & Waterfall Park Apartments Portfolio Properties. Common area improvements were made to landscaping and the leasing offices/fitness center while exterior improvements included upgrades to the swimming pools, roofs, siding, signage, boiler rooms and HVAC systems. Interior renovations consisted of new appliances, carpet, tile, blinds and window coverings. The borrower plans to invest an additional $3.2 million ($4,979 per unit) to The Lodge & Waterfall Park Apartments Portfolio Properties for interior and exterior improvements. The entire renovation budget was reserved at closing.

The following table presents certain information relating to the unit mix of The Lodge & Waterfall Park Apartments Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Balance	Year Built/Renovated	# of Units	Occupancy %	Appraised Value	Allocated LTV
The Lodge – Houston, TX	$11,480,000	1979/2016	340	90.6%	$18,660,000	61.5%
Waterfall Park – Houston, TX	$11,420,000	1979/2016	294	94.6%	$18,550,000	61.6%
Total/Weighted Average	$22,900,000		634	92.4%	$37,210,000	61.5%

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
1 Bedroom / 1 Bathroom - The Lodge	218	34.4%	735	$626
2 Bedroom / 2 Bathroom - The Lodge	122	19.2%	973	$736
1 Bedroom / 1 Bathroom - Waterfall Park	40	6.3%	643	$584
2 Bedroom / 1 Bathroom - Waterfall Park	48	7.6%	732	$675
2 Bedroom / 2 Bathroom - Waterfall Park	128	20.2%	933	$719
2 Bedroom / 2 Bathroom - NEW - Waterfall Park	32	5.0%	933	$810
3 Bedroom / 2 Bathroom - Waterfall Park	46	7.3%	1,227	$940
Total/Weighted Average	634	100.0%	861	$699

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE LODGE & WATERFALL PARK APARTMENTS PORTFOLIO

The following table presents historical occupancy percentages at The Lodge & Waterfall Park Apartments Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	9/30/2016(2)
NAV	95.5%	94.8%	89.8%	92.4%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Lodge & Waterfall Park Apartments Portfolio Properties:

Cash Flow Analysis

	2013	2014	2015	TTM 9/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$3,751,140	$4,002,970	$4,370,925	$5,211,351	$4,901,400	86.9%	$7,731
Grossed Up Vacant Space	0	0	0	0	459,060	8.1	724
Concessions	(195)	0	(900)	(61,000)	(65,600)	(1.2)	(103)
Other Income(1)	668,360	820,109	919,844	877,580	877,580	15.6	1,384
Less Vacancy & Credit Loss	(13,998)	(23,068)	(18,270)	(514,834)	(533,543)(2)	(9.5)	(842)
Effective Gross Income	$4,405,307	$4,800,011	$5,271,599	$5,513,097	$5,638,897	100.0%	$8,894

Total Operating Expenses	$2,702,360	$2,825,692	$2,977,184	$3,015,711	$3,169,761	56.2%	$5,000

Net Operating Income	$1,702,947	$1,974,319	$2,294,415	$2,497,386	$2,469,136	43.8%	$3,895
Capital Expenditures	0	0	0	0	158,500	2.8	250
Net Cash Flow	$1,702,947	$1,974,319	$2,294,415	$2,497,386	$2,310,636	41.0%	$3,645

NOI DSCR	1.16x	1.34x	1.56x	1.70x	1.68x
NCF DSCR	1.16x	1.34x	1.56x	1.70x	1.57x
NOI DY	7.4%	8.6%	10.0%	10.9%	10.8%
NCF DY	7.4%	8.6%	10.0%	10.9%	10.1%

(1)	Other Income consists of administration fees, application fees, late fees, forfeited deposits, month-to-month premiums, lease breakage fees and washer & dryer income.

(2)	The underwritten economic vacancy is 11.2%. The Lodge & Waterfall Park Apartments Portfolio Properties were 92.4% occupied as of September 30, 2016.

The following table presents certain information relating to some comparable multifamily properties for The Lodge & Waterfall Park Apartments Portfolio Properties:

Competitive Set(1)

						Average Rent (per unit)
	Location	Distance to Subject	Property Type	Number of Units	Studio	1 BR	2 BR	3 BR	Overall Average PSF	Total Occupancy
The Lodge & Waterfall Park (Subject)	Houston, TX	--	Garden	634	NAP	$670-$755(2)	$710-$830(2)	$1,050(2)	$0.91-$0.92	92.4%
The Sebring	Houston, TX	0.4 miles	Garden	204	$535-$600	$599-$645	$735-$790	$950-$990	$0.91	98.0%
EL Paraiso	Houston, TX	0.3 miles	Garden	372	NAP	$550	$650-$750	$875	$0.81	92.0%
Emerald Isle	Houston, TX	1.1 miles	Garden	157	NAP	$520-$580	$640-$890	$890	$0.77	94.0%
Summerfield	Houston, TX	1.4 miles	Garden	110	NAP	$525	$625-$675	$800	$0.70	99.0%
Summer Creek	Houston, TX	1.4 miles	Garden	264	NAP	$689	$819-$1,029	$1,079	$0.83	98.0%

(1)	Information obtained from the October 14, 2016 appraisals.

(2)	The concluded rents reflect the planned renovations at The Lodge & Waterfall Park Apartments Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – 80 Park Plaza

Loan Information				Property Information
	Mortgage Loan Seller:	Ladder Capital Finance LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type:	Office
	Original Principal Balance(1):	$21,000,000		Specific Property Type:	CBD
	Cut-off Date Balance(1):	$21,000,000		Location:	Newark, NJ
	% of Initial Pool Balance:	2.8%		Size:	960,689 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF(1):	$138.44
	Borrowers(2):	Various		Year Built/Renovated:	1979/2015
	Sponsors(3):	Elchonon Schwartz; Simon Glick		Title Vesting:	Fee
	Mortgage Rate:	4.450%		Property Manager:	Nightingale Realty, LLC
	Note Date:	September 30, 2016		4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
	Anticipated Repayment Date:	NAP		3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
	Maturity Date:	October 6, 2026		2nd Most Recent Occupancy (As of)(8):	100.0% (12/31/2014)
	IO Period:	36 months		Most Recent Occupancy (As of)(8):	85.8% (12/31/2015)
	Loan Term (Original):	120 months		Current Occupancy (As of):	85.8% (7/19/2016)
	Seasoning:	2 months
	Amortization Term (Original):	360 months		Underwriting and Financial Information:
	Loan Amortization Type:	Interest-only, Amortizing Balloon
	Interest Accrual Method:	Actual/360		4th Most Recent NOI:	$8,866,667 (12/31/2013)
	Call Protection:	L(26),D(90),O(4)		3rd Most Recent NOI (As of):	$8,956,493 (12/31/2014)
	Lockbox Type:	Hard/Upfront Cash Management		2nd Most Recent NOI (As of):	$9,413,563 (12/31/2015)
	Additional Debt(1)(4):	Yes		Most Recent NOI (As of):	$9,647,342 (TTM 5/31/2016)
	Additional Debt Type(1)(4):	Pari Passu; Future Mezzanine
				U/W Revenues:	$24,135,155
				U/W Expenses:	$11,627,672
				U/W NOI(9):	$12,507,483
				U/W NCF:	$12,199,014
	Escrows and Reserves:			U/W NOI DSCR(1):	1.56x
				U/W NCF DSCR(1):	1.52x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	9.4%
Taxes	$906,128	$302,043	NAP	U/W NCF Debt Yield(1):	9.2%
Insurance	$35,304	$17,652	NAP	As-Is Appraised Value:	$177,400,000
Replacement Reserve(5)	$4,500,000	Springing	$1,000,000	As-Is Appraisal Valuation Date:	August 1, 2016
TI/LC(6)	$1,500,000	Springing	$1,000,000	Cut-off Date LTV Ratio(1):	75.0%
Unfunded TI/LC Funds(7)	$1,422,745	$0	NAP	LTV Ratio at Maturity or ARD(1):	65.6%

(1)	All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 80 Park Plaza Whole Loan (as defined below).
(2)	Borrowers are 80 Park Plaza SPE LLC; Quentin 80 Park Plaza LLC; Jo-Ash 80 Park Plaza LLC as tenants in common.
(3)	The sponsor was a key principal with respect to four loan defaults from 2009 to 2014. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.
(4)	Future mezzanine debt is permitted subject to the following conditions: (i) no event of default has occurred and is continuing; (ii) execution of an intercreditor agreement reasonably satisfactory to the lender; (iii) the combined amortizing debt service coverage ratio will be equal to or greater than 1.50x; (iv) the combined loan-to-value ratio will be equal to or less than 75.0%; (v) the net cash flow debt yield will be equal to or greater than 10.0% and (vi) the mezzanine loan documents are reasonably acceptable to the lender.
(5)	If the replacement reserve balance falls below $250,000 the borrowers are required to deposit $16,012 monthly until the funds on deposit in the replacement reserve account are equal to or greater than $1,000,000.
(6)	If the TI/LC reserve falls below $1,000,000 the borrowers are required to deposit $40,029 monthly until the funds on deposit in the TI/LC account are equal to or greater than $1,000,000 (the “Leasing Reserve Cap”). At any time PSEG Services Corporation (including any subsequent occupant of the PSEG space, “PSEG”) is not controlled and 51% owned by an entity that has a senior unsecured credit rating of at least “BBB-” by S&P (and its equivalent or higher by each other rating agency), the borrowers are required to deposit $80,057 each month into the TI/LC account (such amount is not subject to the Leasing Reserve Cap and is in addition to the $40,029 monthly deposit, if applicable). At any time PSEG is not controlled and 51% owned by an entity that has a senior unsecured credit rating of at least “BB” by S&P (and its equivalent or higher by each other rating agency), the borrowers are required to deposit $160,115 each month into the TI/LC account (such amount is not subject to the Leasing Reserve Cap and as applicable, is in addition to the $40,029 monthly deposit and the $80,057 deposit described in the prior sentence).
(7)	The Unfunded TI/LC Funds are unfunded obligations to PSEG Services Corporation for their lease renewal.
(8)	See “Historical Occupancy” table.
(9)	See “Cash Flow Analysis” table.

The 80 Park Plaza mortgage loan is part of a whole loan (the “80 Park Plaza Whole Loan”) that is evidenced by five pari passu promissory notes (Notes A-1, A-2, A-3, A-4A, and A-4B) and secured by a first mortgage encumbering the fee interest in a 960,689 square foot, Class A office building (“The 80 Park Plaza Property”) located in the Newark, New Jersey central business district. The 80 Park Plaza Whole Loan was originated on September 30, 2016 by Ladder Capital Finance LLC and Citigroup Global Markets Realty Corp. The 80 Park Plaza Whole Loan had an original principal balance of $133,000,000, has an outstanding principal balance as of the Cut-off Date of $133,000,000 and accrues interest at an interest rate of 4.450% per annum. The 80 Park Plaza Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 PARK PLAZA

the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 80 Park Plaza Whole Loan matures on October 6, 2026.

The 80 Park Plaza Mortgage Loan, evidenced by Note A-4A, which will be contributed to the WFCM 2016-C37 Trust, had an original principal balance of $21,000,000, has an outstanding principal balance as of the Cut-off Date of $21,000,000, representing a non-controlling note. The controlling Note A-1 and non-controlling Note A-2 were contributed to the CGCMT 2016-C3 Trust and had an aggregate original principal balance of $50,000,000. The non-controlling Note A-3, with an original principal balance of $41,500,000, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to the CD 2016-CD2 Trust. The non-controlling Note A-4B, with an original principal balance of $20,500,000, is currently held by Ladder Capital Finance VI TRS LLC and is expected to be contributed to the JPMCC 2016-JP4 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 80 Park Plaza Whole Loan” in the Preliminary Prospectus.

The 80 Park Plaza Property was developed as a build-to-suit in 1979 to serve as the headquarters for Public Service Enterprise Group (“PSEG”). The 80 Park Plaza Property includes both a 26-story office tower and a three-story plaza building which is used as PSEG’s walk-in customer service center. Building amenities include a full service cafeteria with executive dining, a fitness center, a conference room and a 70,000 sq. ft. data center. The two buildings are connected via a two-story, enclosed pedestrian bridge. The 80 Park Plaza Property currently serves as the headquarters of PSEG which has been in Newark since the company’s inception in 1903.

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Piece
Note A-1	$25,000,000	CGCMT 2016-C3	Yes
Note A-2	$25,000,000	CGCMT 2016-C3	No
Note A-3	$41,500,000	CD 2016-CD2	No
Note A-4A	$21,000,000	WFCM 2016-C37	No
Note A-4B	$20,500,000	JPMCC 2016-JP4	No
Total	$133,000,000

Sources and Uses

Sources			Uses
Whole loan amount	$133,000,000	71.6%	Purchase price	$174,500,000	93.9%
Sponsor contributed equity	50,500,000	27.2	Reserves	8,364,176	4.5
Other Sources(1)	2,355,765	1.3	Closing costs	2,991,588	1.6
Total Sources	$185,855,765	100.0%	Total Uses	$185,855,765	100.0%

(1)	Other sources are comprised of seller credits and deposits.

The following table presents certain information relating to the tenancy at the 80 Park Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
PSEG Services Corporation	BBB+/NR/BBB+	824,124	85.8%	$17.52	$14,438,859	100.0%	9/30/2030(2)
Total Major Tenants		824,124	85.8%	$17.52	$14,438,859	100.0%

Occupied Collateral Total		824,124	85.8%	$17.52	$14,438,859	100.0%

Vacant Space		136,565	14.2%

Collateral Total		960,689	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	PSEG Services Corporation has two, five-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 PARK PLAZA

The following table presents certain information relating to the lease rollover schedule at the 80 Park Plaza Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter(2)	1	824,124	85.8%	824,124	85.8%	$14,438,859(4)	100.0%	$17.52
Vacant	0	136,565	14.2%	960,689	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	960,689	100.0%			$14,438,859	100.0%	$17.52

(1)	Information obtained from the underwritten rent roll.
(2)	PSEG Services Corporation’s lease expiration of September 30, 2030 extends beyond the maturity date of the 80 Park Plaza Whole Loan of October 6, 2026.
(3)	Weighted Average Annual U/W Base Rent excludes vacant space.
(4)	Annual U/W Base Rent includes straight line rent through the term of the loan.

The following table presents historical occupancy percentages at the 80 Park Plaza Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(2)	7/19/2016(2)(3)
100.0%	100.0%	100.0%	85.8%	85.8%

(1)	Information obtained from the borrower.
(2)	The 80 Park Plaza Property was 100% occupied until October 2015, when PSEG Services Corporation vacated the top 5 floors in conjunction with a 15-year lease extension bringing the occupancy down to 85.8%.
(3)	Information obtained from the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 PARK PLAZA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 80 Park Plaza Property:

Cash Flow Analysis

	2013	2014	2015	TTM 5/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,928,829	$8,974,084	$9,821,028	$11,232,600	14,438,859(1)	59.8%	$15.03(1)
Grossed Up Vacant Space	0	0	0	0	4,096,950	17.0	4.26
Total Reimbursables	10,479,296	10,714,894	10,364,439	9,923,181	9,696,296	40.2	10.09
Other Income	0	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(4,096,950)(2)	(17.0)	(4.26)
Effective Gross Income	$19,408,125	$19,688,978	$20,185,467	$21,155,781	$24,135,155	100.0%	$25.12

Total Operating Expenses	$10,541,458	$10,732,485	$10,771,904	$11,508,439	$11,627,672	48.2%	$12.10

Net Operating Income	$8,866,667	$8,956,493	$9,413,563	$9,647,342	$12,507,483(3)	51.8%	$13.02
TI/LC	0	0	0	0	308,469	1.3	0.32
Capital Expenditures	0	0	0	0	0	0.0	0.00
Net Cash Flow	$8,866,667	$8,956,493	$9,413,563	$9,647,342	$12,199,014	50.5%	$12.70

NOI DSCR(4)	1.10x	1.11x	1.17x	1.20x	1.56x
NCF DSCR(4)	1.10x	1.11x	1.17x	1.20x	1.52x
NOI DY(4)	6.7%	6.7%	7.1%	7.3%	9.4%
NCF DY(4)	6.7%	6.7%	7.1%	7.3%	9.2%

(1)	U/W Base Rent includes straight line rent through the term of the loan.
(2)	The underwritten economic vacancy is 14.5%. Occupancy at the 80 Park Plaza Property was 85.8%, as of July 19, 2016. See “Historical Occupancy” section.
(3)	The increase in Net Operating Income from TTM 5/31/2016 to U/W is primarily due to PSEG Services Corporation’s rent increasing from $10.89 per square foot to $15.00 per square foot in October 2015 and then to $15.30 per square foot in October 2016 and straight line rent of $1,829,762.
(4)	Debt service coverage ratios and debt yields are based on the 80 Park Plaza Whole Loan.

The following table presents certain information relating to comparable office leases for the 80 Park Plaza Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type

Gateway Center 1 Newark, NJ	1971/NAP	26	466,919	85.0%	0.3 miles	Salber	March 2015/ 5.3 years	4,400	$31.00	Gross
One Newark Center Newark, NJ	1992/NAP	22	418,027	93.6%	0.1 miles	Connell Foley	January 15/ 10.8 years	12,600	$31.00	Gross
National Newark Building Newark, NJ	1930/NAP	33	591,931	53.4%	0.2 miles	PAETEC Communications	September 14/ 5 years	15,436	$25.00	Gross
Riverfront Plaza Newark, NJ	1989/NAP	19	446,625	78.0%	0.2 miles	Lewis Brisbois Bisgaard	February 14/ 7.3 years	7,856	$29.00	Gross

(1)	Information obtained from the appraisal and third party research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – Redwood MHC Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Manufactured Housing Community
Original Principal Balance(1):	$20,600,000			Specific Property Type(6):	Various
Cut-off Date Balance(1):	$20,600,000			Location(6):	Various – See Table
% of Initial Pool Balance:	2.7%			Size:	4,007 Pads
Loan Purpose:	Refinance			Cut-off Date Balance Per Pad(1):	$23,958
Borrower Names(2):	Various			Year Built/Renovated:	Various – See Table
Sponsor(3):	Ross H. Partrich			Title Vesting:	Fee
Mortgage Rate:	4.114%			Property Manager:	Self-managed
Note Date:	September 6, 2016			4th Most Recent Occupancy (As of)(7):	NAV (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	73.3% (12/31/2013)
Maturity Date:	September 6, 2026			2nd Most Recent Occupancy (As of):	74.6% (12/31/2014)
IO Period:	30 months			Most Recent Occupancy (As of):	73.6% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	70.9% (7/18/2016)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$7,767,948 (12/31/2013)
Call Protection:	L(27),D(89),O(4)			3rd Most Recent NOI (As of):	$7,597,616 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$7,841,666 (12/31/2015)
Additional Debt(1)(4):	Yes			Most Recent NOI (As of):	$7,860,403 (TTM 6/30/2016)
Additional Debt Type(1)(4):	Pari Passu; Future Mezzanine
				U/W Revenues:	$14,797,750
				U/W Expenses:	$6,919,649
Escrows and Reserves(5):				U/W NOI:	$7,878,101
				U/W NCF:	$7,677,751
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.41x
Taxes	$303,973	$101,324	NAP	U/W NCF DSCR(1):	1.38x
Insurance	$0	(5)	NAP	U/W NOI Debt Yield(1):	8.2%
Replacement Reserves	$0	$16,757	$804,340	U/W NCF Debt Yield(1):	8.0%
Deferred Maintenance	$1,000,000	$0	NAP	As-Is Appraised Value(8):	$133,710,000
Environmental Reserve	$42,000	$0	NAP	As-Is Appraisal Valuation Dates(8):	Various
Michigan CapEx Reserve	$900,000	$0	NAP	Cut-off Date LTV Ratio(1):	71.8%
Manufactured Homes Reserve	$1,000,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	61.5%

(1)	All statistical information related to balances per pad, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Redwood MHC Portfolio Whole Loan (as defined below).
(2)	The borrowers are: El Frontier Associates, LLC; Town & Country Associates, LLC; Weststar Associates, LLC; Cedar Grove Associates, LLC; Evergreen Associates, LLC; Green Acres Associates, LLC; Highland Associates, LLC; Avalon Associates, LLC; Camp Inn Associates, LLC; Winter Paradise Associates, LLC; Lexington MHC, LLC; St. Clement’s Crossing Associates, LLC; Suburban Associates, LLC; Algoma Associates, LLC; Colonial Acres Associates, LLC; Colonial Manor Associates, LLC; Twenty-Nine Pines Associates, LLC; and Hunter’s Chase MHC, LLC. Each of the borrowers is a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Redwood MHC Portfolio Whole Loan. Ross H. Partrich is the guarantor of certain nonrecourse carve-outs under the Redwood MHC Portfolio Whole Loan.
(3)	The sponsor reported commercial mortgage loans that resulted in the delivery of deeds in lieu of foreclosure. See “Description of Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.
(4)	The loan documents permit mezzanine financing from an institutional lender subject to: (i) no event of default under the related loan documents has occurred and is continuing; (ii) a maximum combined loan-to-value ratio equal to the lesser of 75.0% and the loan-to-value ratio upon origination of the Redwood MHC Portfolio Whole Loan; (iii) a minimum combined amortizing debt service coverage ratio equal to the greater of 1.25x and the amortizing debt service coverage ratio upon origination of the Redwood MHC Portfolio Whole Loan; (iv) the lender’s review and approval of (a) the terms and conditions of the mezzanine loan and the mezzanine loan documents and (b) the structure of the mezzanine borrower; (v) if required under the pooling and servicing agreement, the receipt of a rating agency confirmation from each of the applicable rating agencies that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C37 certificates or any other securities evidencing an interest in a Redwood MHC Portfolio Companion Loan; and (vi) the execution of an intercreditor agreement acceptable to the lender.
(5)	The loan documents do not require monthly escrows for insurance, provided that (i) a blanket insurance policy acceptable to the lender is in place and (ii) the borrower provides the lender with evidence of payment five days prior to the due date.
(6)	See “Property Information” table.
(7)	See “Historical Occupancy” table.
(8)	As of the appraisal valuation dates between August 1, 2016 and August 5, 2016, the Redwood MHC Portfolio Properties had an aggregate “as-is” appraised value of $133,710,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Redwood MHC Portfolio

The Redwood MHC Portfolio mortgage loan is part of a whole loan (the “Redwood MHC Portfolio Whole Loan”) that is evidenced by three pari passu promissory notes (Notes A-1, A-2, and A-3) and secured by a first mortgage encumbering the fee interests in 18 manufactured housing community and recreational vehicle community properties located across seven states (the “Redwood MHC Portfolio Properties”). The Redwood MHC Portfolio Whole Loan was originated on September 6, 2016 by Ladder Capital Finance LLC. The Redwood MHC Portfolio Whole Loan had an original principal balance of $96,000,000, has an outstanding principal balance as of the Cut-off Date of $96,000,000 and accrues interest at an interest rate of 4.114% per annum. The Redwood MHC Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments for the first 30 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Redwood MHC Portfolio Whole Loan matures on September 6, 2026.

The Redwood MHC Portfolio mortgage loan, evidenced by Note A-1, which will be contributed to the WFCM 2016-C37 Trust, had an original principal balance of $20,600,000, has an outstanding principal balance as of the Cut-off Date of $20,600,000, and represents a controlling note. The non-controlling Note A-2, with an original principal balance of $38,400,000, is held by Ladder Capital Finance LLC or an affiliate and is expected to be contributed to the WFCM 2016-LC25 Trust. The non-controlling Note A-3, with an original principal balance of $37,000,000, is expected to be contributed to the JPMCC 2016-JP4 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Redwood MHC Portfolio Whole Loan” in the Preliminary Prospectus.

The Redwood MHC Portfolio Properties consist of 18 manufactured housing and recreational vehicle community properties containing 4,007 pads located in Connecticut (four properties), Michigan (three properties), Arizona (three properties), Maryland (three properties), Florida (three properties), Minnesota (one property) and Ohio (one property). The Redwood MHC Portfolio Properties were built between 1935 and 1994. The Redwood MHC Portfolio Properties range in size from 49 pad sites to 797 pad sites, with monthly rents ranging from $259 to $621. As of July 18, 2016, the Redwood MHC Portfolio Properties were 70.9% occupied.

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Piece
Note A-1	$20,600,000	WFCM 2016-C37	Yes
Note A-2	$38,400,000	WFCM 2016-LC25	No
Note A-3	$37,000,000	JPMCC 2016-JP4	No
Total	$96,000,000

Following the lockout period, the borrower has the right to defease the Redwood MHC Portfolio Whole Loan in whole or, in connection with the release of an individual property, in part (see “Partial Release” section), on any due date before June 6, 2026. In addition, the Redwood MHC Portfolio Whole Loan is prepayable without penalty commencing on June 6, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) September 6, 2019. It is anticipated that the Redwood MHC Portfolio mortgage loan will be the last note securitized of the Redwood MHC Portfolio Whole Loan.

Sources and Uses

Sources			Uses
Original Whole Loan amount	$96,000,000	100.0%	Loan payoff(1)	$73,052,958	76.1%
			Reserves	3,245,973	3.4
			Closing costs	2,090,447	2.2
			Return of equity	17,610,622	18.3
Total Sources	$96,000,000	100.0%	Total Uses	$96,000,000	100.0%

(1)	The Redwood MHC Portfolio Properties were previously un-crossed and securitized in the LBUBS 2006-C6 and LBUBS 2006-C7 transactions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Redwood MHC Portfolio

The following table presents certain information relating to the Redwood MHC Portfolio Properties:

Property Information(1)

Property Name	City, State	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Pads	Appraised Value	Allocated LTV
Camp Inn(2)	Frostproof, FL	$15,288,000	15.9%	77.3%	1972/NAP	797	$20,800,000	73.5%
Town & Country Estates	Tucson, AZ	$8,946,000	9.3%	79.4%	1971/NAP	320	$13,130,000	68.1%
St. Clements Crossing	Lexington Park, MD	$7,947,000	8.3%	95.7%	1968/2002	186	$11,600,000	68.5%
Algoma	Rockford, MI	$7,688,000	8.0%	74.2%	1980/NAP	322	$10,000,000	76.9%
Suburban Estates	Lexington Park, MD	$7,561,000	7.9%	97.7%	1970/NAP	132	$10,240,000	73.8%
Colonial Acres	Portage, MI	$7,169,500	7.5%	45.3%	1965/NAP	612	$11,070,000	64.8%
Twenty Nine Pines	Oakdale, MN	$6,637,000	6.9%	90.3%	1975/NAP	144	$8,310,000	79.9%
Evergreen Springs	Clinton, CT	$6,155,000	6.4%	96.1%	1935/NAP	102	$8,070,000	76.3%
Avalon(2)	Clearwater, FL	$5,805,000	6.0%	64.5%	1984/NAP	256	$7,740,000	75.0%
Lexington	Lexington Park, MD	$3,359,000	3.5%	89.5%	1980/NAP	76	$4,760,000	70.6%
Colonial Manor	Kalamazoo, MI	$3,152,500	3.3%	69.2%	1965/NAP	195	$5,240,000	60.2%
Green Acres	Westbrook, CT	$3,066,000	3.2%	96.9%	1955/NAP	64	$4,070,000	75.3%
Cedar Grove	Clinton, CT	$2,455,000	2.6%	98.3%	1950/NAP	60	$3,070,000	80.0%
Hunters Chase	Lima, OH	$2,424,000	2.5%	69.4%	1994/NAP	134	$3,270,000	74.1%
Highland Bluff	Branford, CT	$2,293,000	2.4%	89.8%	1950/NAP	49	$3,200,000	71.7%
Winter Paradise(2)	Hudson, FL	$2,287,500	2.4%	48.6%	1972/NAP	290	$3,090,000	74.0%
Weststar	Tucson, AZ	$1,982,500	2.1%	76.7%	1984/NAP	90	$3,290,000	60.3%
El Frontier	Tucson, AZ	$1,784,000	1.9%	46.6%	1964/NAP	178	$2,760,000	64.6%
Total/Weighted Average	$96,000,000		100.0%	70.9%		4,007	$133,710,000	71.8%

(1)	Based on the Redwood MHC Portfolio Whole Loan.

(2)	The Camp Inn, Avalon and Winter Paradise properties are recreational vehicle communities. The remainder of the Redwood MHC Portfolio Properties are manufactured housing communities.

The following table presents historical occupancy percentages at the Redwood MHC Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	7/18/2016(3)
NAV	73.3%	74.6%	73.6%	70.9%

(1)	Complete occupancy information was not provided for 2012.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Redwood MHC Portfolio Properties:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per Pad
Base Rent	$12,575,785	$12,829,506	$13,290,442	$13,390,552	$13,390,552	90.5%	$3,342
Grossed Up Vacant Space	0	0	0	0	5,917,724	40.0	1,477
Other Income	1,375,218	1,497,460	1,442,255	1,407,198	1,407,198	9.5	351
Less Vacancy & Credit Loss	0	0	0	0	(5,917,724)(1)	(40.0)	(1,477)
Effective Gross Income	$13,951,003	$14,326,966	$14,732,697	$14,797,750	$14,797,750	100.0%	$3,693

Total Operating Expenses	$6,183,055	$6,729,350	$6,891,031	$6,937,347	$6,919,649	46.8%	$1,727

Net Operating Income	$7,767,948	$7,597,616	$7,841,666	$7,860,403	$7,878,101	53.2%	$1,966
Capital Expenditures	0	0	0	0	200,350	1.4	50
Net Cash Flow	$7,767,948	$7,597,616	$7,841,666	$7,860,403	$7,677,751	51.9%	$1,916

NOI DSCR(2)	1.39x	1.36x	1.41x	1.41x	1.41x
NCF DSCR(2)	1.39x	1.36x	1.41x	1.41x	1.38x
NOI DY(2)	8.1%	7.9%	8.2%	8.2%	8.2%
NCF DY(2)	8.1%	7.9%	8.2%	8.2%	8.0%

(1)	The underwritten economic vacancy is 30.6%. The Redwood MHC Portfolio Properties were 70.9% physically occupied as of July 18, 2016.
(2)	The debt service coverage ratios and debt yields are based on the Redwood MHC Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – Ventron Georgia Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$17,500,000			Specific Property Type:	Garden
Cut-off Date Balance:	$17,500,000			Location:	Various – See Property Information Table
% of Initial Pool Balance:	2.3%			Size:	402 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit:	$43,532
Borrower Names:	Hampton Downs Atlanta Apartments LP; Harvard Place Atlanta Apartments LP			Year Built/Renovated:	Various – See Property Information Table
Sponsors:	Daniel Assouline; Michael Dadoun; Ronald Eisenberg			Title Vesting:	Fee
Mortgage Rate:	4.182%			Property Manager:	Self-managed
Note Date:	November 18, 2016			4th Most Recent Occupancy (2):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (2):	NAV
Maturity Date:	December 6, 2026			2nd Most Recent Occupancy (As of) (2):	85.5% (11/30/2014)
IO Period:	None			Most Recent Occupancy (As of):	91.1% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	94.3% (9/30/2016)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (2):	NAV
Call Protection(1):	L(24),D(92),O(4)			3rd Most Recent NOI (As of) (2):	$1,042,588 (TTM 11/30/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$1,411,046 (12/31/2015)
Additional Debt:	Yes			Most Recent NOI (As of):	$1,613,061 (TTM 9/30/2016)
Additional Debt Type:	Future Unsecured
				U/W Revenues:	$3,710,049
				U/W Expenses:	$1,829,786
				U/W NOI(3):	$1,880,263
				U/W NCF:	$1,749,613
Escrows and Reserves:				U/W NOI DSCR:	1.83x
				U/W NCF DSCR:	1.71x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.7%
Taxes	$40,706	$20,353	NAP	U/W NCF Debt Yield:	10.0%
Insurance	$99,102	$9,910	NAP	As-Is Appraised Value:	$27,550,000
Replacement Reserves	$400,000	$10,888	NAP	As-Is Appraisal Valuation Date:	October 10, 2016
Environmental	$60,000	$0	NAP	Cut-off Date LTV Ratio:	63.5%
Deferred Maintenance	$10,000	$0	NAP	LTV Ratio at Maturity or ARD:	50.8%

(1)	Following the lockout period, the borrowers are permitted, upon a third-party sale, to obtain the release of any of the Ventron Georgia Portfolio Properties from the lien of the related mortgage in connection with a partial defeasance, subject to certain conditions including: (i) partial defeasance of the Ventron Georgia Portfolio mortgage loan equal to 130% of the allocated loan amount for the released property; (ii) the loan-to-value ratio with respect to the remaining Ventron Georgia Portfolio Properties will be no greater than 70.0%; (iii) the amortizing debt service coverage ratio with respect to the remaining Ventron Georgia Portfolio Properties will be no less than the greater of (a) the debt service coverage ratio immediately prior to the release and (b) 1.25x; and (iv) the lender receives rating agency confirmation from DBRS, Fitch and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C37 certificates.

(2)	The sponsors purchased the Ventron Georgia Portfolio Properties in separate transactions in November 2014.

(3)	See “Cash Flow Analysis” table.

The Ventron Georgia Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering two garden-style multifamily properties, Harvard Place Apartments and Hampton Downs Apartments, totaling 402 units located in Morrow, Georgia and Lithonia, Georgia (the “Ventron Georgia Portfolio Properties”), respectively.

Built in 1989 and renovated in 2015, Hampton Downs Apartments is comprised of 202 units across 13 garden-style buildings and is situated on a 19.5-acre site. Community amenities include a swimming pool, free standing clubhouse/management office facility, business center, fitness center, playground and tennis court. Each unit features a range/oven with vent hood, a dishwasher, a refrigerator, washer/dryer connections and a private patio or balcony. Hampton Downs Apartments features 409 surface parking spaces, resulting in a parking ratio of 2.0 spaces per unit.

Hampton Downs Apartments is situated approximately one mile northeast of Interstate 75, and approximately 1.5 miles west of Interstate 675. National retailers located within a three-mile radius of the Hampton Downs property include Publix, Costco Wholesale, Home Depot, PetSmart, Ashley Furniture, Dollar General, and LA Fitness. According to a third party market research report, the 2016 estimated population within a three- and five-mile radius of the Hampton Downs property is 60,226 and 151,287, respectively and the 2016 estimated average household income within the same radii is $56,176 and $54,574, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

VENTRON GEORGIA PORTFOLIO

Built in 1985 and renovated in 2015, Harvard Place Apartments is comprised of 200 units across 14 two-story garden-style buildings and is situated on an 18.0-acre site. Community amenities include a swimming pool, a dog park, two playgrounds, and an outdoor sport court. Each unit features a range/oven with vent hood, a dishwasher, a garbage disposal, a refrigerator, a washer/dryer connection and a private patio of balcony. Harvard Place Apartments features 400 surface parking spaces, resulting in a parking ratio of 2.0 spaces per unit.

Harvard Place Apartments is located 15 miles east of the Atlanta central business district and is approximately 1.3 miles from Interstate 20. Harvard Place Apartments is located approximately 3.3 miles west of Turner Hill Marketplace, a 409,094 square foot shopping center that includes major tenants such as Walmart Supercenter, Sam’s Club, and Bed Bath & Beyond. Additional major retailers located within a four mile radius of Harvard Place property include Marshalls, Dollar Tree, Kroger, ALDI, and Walgreen’s. According to a third party market research report, the 2016 estimated population within a three- and five-mile radius is 58,057 and 142,054, respectively, and the 2016 estimated average household income within the same radii is $51,090 and $59,484, respectively.

Sources and Uses

Sources			Uses
Original loan amount	$17,500,000	100.0%	Loan payoff	$15,988,821	91.4%
			Reserves	609,808	3.5
			Closing costs	553,536	3.2
			Return of equity	347,834	2.0
Total Sources	$17,500,000	100.0%	Total Uses	$17,500,000	100.0%

Property Information

Property Name	City, State	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built / Renovated	Units	Appraised Value	Allocated LTV
Hampton Downs Apartments	Morrow, GA	8,850,000	50.6%	93.6%	1989 / 2015	202	13,400,000	66.0%
Harvard Place Apartments	Lithonia, GA	8,650,000	49.4%	95.0%	1985 / 2015	200	14,150,000	61.1%
Total / Weighted Average		17,500,000	100.0%	94.3%		402	27,550,000	63.5%

The following table presents certain information relating to the unit mix of the Ventron Georgia Portfolio Properties:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Market Rent per Unit
Hampton Downs Apartments 1 Bedroom / 1 Bath 2 Bedroom / 2 Bath	83 119	20.6% 29.6%	720 1,009	$692 $773

Harvard Place Apartments
1 Bedroom / 1 Bath 2 Bedroom / 2 Bath	48 119	11.9% 29.6%	740 1,005	$709 $817
3 Bedroom / 2 Bath	33	8.2%	1,240	$952

Total/Weighted Average	402	100.0%	935	$776

(1)	Information obtained from the underwritten rent roll as of September 30, 2016 and the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

VENTRON GEORGIA PORTFOLIO

The following table presents historical occupancy percentages at the Ventron Georgia Portolio:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	11/30/2014(1)(2)	12/31/2015(2)	9/30/2016(3) (4)
NAV	NAV	85.5%	91.1%	94.3%

(1)	The Sponsor purchased the Ventron Georgia Portfolio Properties in November 2014.

(2)	Information obtained from the borrower

(3)	Information obtained from the underwritten rent roll.

(4)	Occupancy excludes model units.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Ventron Georgia Portfolio Properties:

Cash Flow Analysis

	TTM 11/30/2014(1)	2015	TTM 9/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$2,718,242	$3,214,997	$3,489,511	$3,765,345	101.5%	$9,367
Other Income(2)	21,996	412,501	499,285	538,511	14.5	1,340
Less Vacancy & Credit Loss	0	(444,493)	(473,295)	(593,807)(3)	(16.0)	(1,477)
Effective Gross Income	$2,740,238	$3,183,005	$3,515,500	$3,710,049	100.0%	$9,229

Total Operating Expenses	$1,697,650	$1,771,959	$1,902,440	$1,829,786	49.3%	$4,552

Net Operating Income	$1,042,588	$1,411,046	$1,613,061	$1,880,263(4)	50.7%	$4,677
Capital Expenditures	0	0	0	130,650	3.5	325
Net Cash Flow	$1,042,588	$1,411,046	$1,613,061	$1,749,613	47.2%	$4,352

NOI DSCR	1.02x	1.38x	1.57x	1.83x
NCF DSCR	1.02x	1.38x	1.57x	1.71x
NOI DY	6.0%	8.1%	9.2%	10.7%
NCF DY	6.0%	8.1%	9.2%	10.0%

(1)	The sponsors purchased the Ventron Georgia Portfolio Properties in November 2014.

(2)	Other Income consists of collection fees, late fees, early termination fees, utility reimbursements, risk fee, and miscellaneous income.

(3)	The underwritten economic vacancy is 9.5%. The Ventron Georgia Portfolio Properties were 94.3% occupied as of September 30, 2016.

(4)	The increase in Net Operating Income from TTM 9/30/2016 to U/W is primarily due to an increase in rents and utility reimbursements from the TTM 9/30/2016 period to the annualized trailing three month period ending September 30, 2016.

Competitive Set (Hampton Downs)(1)

	Location	Distance to Subject	Number of Units	Average Rent per Unit	Total Occupancy
Hampton Downs Apartments (Subject)	Morrow, GA	--	202	$732(2)	93.6%(3)

Pines at South Lake	Morrow, GA	4.5 miles	93	$696	96.0%

Bridgewater at Mt. Zion	Stockbridge, GA	3.3 miles	200	$957	92.0%

Hidden Creek	Morrow, GA	0.6 miles	116	$788	98.0%

Regal Pointe	Morrow, GA	0.5 miles	121	$661	95.0%

Windsor Landing	Morrow, GA	3.5 miles	200	$725	100.0%

Magnolia Woods	Morrow, GA	1.5 miles	240	$728	78.0%

(1)	Information obtained from the appraisal.

(2)	Information based upon actual rents and occupied units according to the September 30, 2016 rent roll.

(3)	Occupancy excludes model units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

VENTRON GEORGIA PORTFOLIO

Competitive Set (Harvard Place)(1)

	Location	Distance to Subject	Number of Units	Average Rent per Unit	Total Occupancy
Harvard Place Apartments (Subject)	Lithonia, GA	--	200	$820(2)	95.0%(3)
Windward Forest	Lithonia, GA	0.2 miles	216	$705	94.0%

The Reserve	Lithonia, GA	1.4 miles	252	$744	94.0%

Oaks at Stonecrest	Lithonia, GA	1.8 miles	280	$675	67.0%

Woodcrest Village	Lithonia, GA	2.3 miles	344	$735	93.0%

The Park at Edinburgh	Lithonia, GA	2.6 miles	415	$834	92.0%

Arbor Crossing	Lithonia, GA	0.5 miles	240	$866	95.0%

(1)	Information obtained from the appraisal.

(2)	Information based upon actual rents and occupied units according to the September 30, 2016 rent roll.

(3)	Occupancy excludes model units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 16 – Cranberry Crossroads

Loan Information				Property Information
Mortgage Loan Seller:		Barclays Bank PLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):		NR/NR/NR		Property Type:	Office
Original Principal Balance:		$15,400,000		Specific Property Type:	Suburban
Cut-off Date Balance:		$15,400,000		Location:	Cranberry Township, PA
% of Initial Pool Balance:		2.1%		Size:	86,511 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF:	$178.01
Borrower:		Cranberry Crossroads LP		Year Built/Renovated:	2013/NAP
Sponsor:		Elmhurst Corporation		Title Vesting:	Fee
Mortgage Rate:		4.611%		Property Manager:	Self-managed
Note Date:		November 18, 2016		4th Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:		NAP		3rd Most Recent Occupancy (As of) (1):	4.5% (12/31/2013)
Maturity Date:		December 6, 2026		2nd Most Recent Occupancy (As of)(1):	44.6% (12/31/2014)
IO Period:		18 months		Most Recent Occupancy (As of)(1):	74.4% (12/31/2015)
Loan Term (Original):		120 months		Current Occupancy (As of)(1):	98.1% (10/20/2016)
Seasoning:		0 months
Amortization Term (Original):		360 months		Underwriting and Financial Information:
Loan Amortization Type:		Interest-only, Amortizing Balloon
Interest Accrual Method:		Actual/360		4th Most Recent NOI (As of) (2):	($160,387) (12/31/2013)
Call Protection:		L(24),D(92),O(4)		3rd Most Recent NOI (As of) (2):	($113,310) (12/31/2014)
Lockbox Type:		Springing		2nd Most Recent NOI (As of) (2):	$626,887 (12/31/2015)
Additional Debt:		None		Most Recent NOI (As of) (2):	$1,024,559 (TTM 8/31/2016)
Additional Debt Type:		NAP
				U/W Revenues:	$2,064,118
				U/W Expenses:	$562,187
				U/W NOI(2):	$1,501,930
				U/W NCF:	$1,372,679
Escrows and Reserves:				U/W NOI DSCR :	1.58x
				U/W NCF DSCR:	1.45x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.8%
Taxes	$36,934	$10,044	NAP	U/W NCF Debt Yield:	8.9%
Insurance(3)	$0	Springing	NAP	As-Is Appraised Value:	$21,100,000
Replacement Reserve(4)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 13, 2016
TI/LC	$0	$9,012	$432,555	Cut-off Date LTV Ratio:	73.0%
Rent Abatement Reserve	$119,585	$0	NAP	LTV Ratio at Maturity or ARD:	61.7%

(1)	The Cranberry Crossroads Property (as defined below) was constructed in 2013 and has steadily increased occupancy from 4.5% as of December 31, 2013 to 98.1% occupied as of October 20, 2016.

(2)	See “Cash Flow Analysis” section.

(3)	Ongoing reserves for insurance premiums are not required as long as (i) no event of default has occurred and is continuing and (ii) the Cranberry Crossroads Property is insured via an acceptable blanket insurance policy.

(4)	Beginning on January 6, 2019, the borrower will deposit $1,442 on each scheduled payment date.

The Cranberry Crossroads mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an 86,511 square foot Class-A office building (“the Cranberry Crossroads Property”) located at 2009 Mackenzie Way in Cranberry Township, PA (Pittsburgh metropolitan statistical area). The Cranberry Crossroads Property was built in 2013 and is situated on a 5.0-acre site with 343 surface parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 square feet of net rentable area. As of October 20, 2016, the Cranberry Crossroads Property was 98.1% leased by 11 tenants in diverse fields including, automotive, finance, insurance, engineering, manufacturing, and technology. The top three tenants, Regus Corporation, Farmers Insurance Exchange, and SR Snodgrass PC, occupy 43.6% of NRA and 45.0% of U/W base rent. These tenants all have at least one remaining renewal option to extend their term five years.

The Cranberry Crossroads Property is located in Butler County, PA, approximately 20 miles from the Pittsburgh central business district. It is served by Pittsburgh International Airport, which is approximately 25 miles southwest of the Cranberry Crossroads Property. The Cranberry Crossroads Property is located within close proximity of major retailers and amenities, including Dick’s Sporting Goods, Target, T. J. Maxx, Lowe’s, Staples and GetGo Gas Station, as well as two hotels, Pittsburgh Marriot North and Home2 Suites by Hilton. In addition, two major retail centers, Cranberry Commons and Cranberry Square, are located in the area and feature major tenants like Lowe’s, Kohl’s, Target, and Walmart. According to the appraisal, the 2015 population within a three- and five-mile radius of the Cranberry Crossroads was 33,514 and 68,487, respectively, while the average household income within the same radii was $126,758 and $128,551, respectively. As of the third quarter of 2016, the Cranberry Crossroads office submarket reported a total inventory of 6,405,937 square feet and vacancy of 4.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CRANBERRY CROSSROADS

Sources and Uses

Sources			Uses
Original loan amount	$15,400,000	100.0%	Loan Payoff	$14,948,774	97.1%
			Reserves	156,519	1.0
			Closing costs	258,095	1.7
			Return of Equity	36,612	0.2
Total Sources	$15,400,000	100.0%	Total Uses	$15,400,000	100.0%

The following table presents certain information relating to the tenancy at the Cranberry Crossroads Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenant
Regus Corporation(2)	NR/NR/NR	15,074	17.4%	$26.50	$399,461	18.9%	12/31/2024 (3)
Farmers Insurance Exchange	NR/A2/A+	11,943	13.8%	$24.00	$286,632	13.6%	6/30/2020 (4)
SR Snodgrass PC	NR/NR/NR	10,725	12.4%	$24.50	$262,763	12.5%	8/31/2026 (5)
Vert Markets(6)	NR/NR/NR	10,060	11.6%	$24.50	$246,470	11.7%	2/28/2022
Whitman, Requardt & Associates LLP	NR/NR/NR	8,646	10.0%	$24.75	$213,989	10.2%	5/31/2021
Total Major Tenants		56,448	65.2%	$24.97	$1,409,314	66.9%

Non-Major Tenants		28,431	32.9%	$24.58	$698,747	33.1%

Occupied Collateral Total		84,879	98.1%	$24.84	$2,108,061	100.0%

Vacant Space		1,632	1.9%

Collateral Total		86,511	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The Cranberry Crossroad loan is structured with a cash flow sweep 12 months in advance of either Regus Corporation’s termination option or lease expiration. Any funds collected with respect to the cash flow sweep will be returned to the borrower upon satisfactory renewal or replacement of the Regus Corporation lease.

(3)	Regus Corporation has the option to extend the term of the lease for one additional term of five years. In addition, the tenant shall have the right to terminate the lease effective on December 31, 2020 and pay a termination fee of approximately $494,812 ($32.83 PSF).

(4)	Farmers Insurance Exchange has the option to extend the term of the lease for two additional terms of five years. In addition, the tenant has a one-time right to terminate the lease effective on June 30, 2018 and pay a termination fee of approximately $374,055 ($31.32 PSF).

(5)	SR Snodgrass PC has the option to extend the term of the lease for one additional term of five years. In addition, the tenant has the one-time right to terminate the lease effective on August 31, 2023 and pay a termination fee of approximately (i) three months of base rent and (ii) unamortized costs totaling $267,334 ($24.93 PSF).

(6)	Vert Markets is entitled to $104,792 in abated rent and will commence paying full, unabated rent effective November 2021. At origination, a reserve in the amount of $104,792 was established to cover such abated rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CRANBERRY CROSSROADS

The following table presents certain information relating to the lease rollover schedule at the Cranberry Crossroads Property:

Lease Expiration Schedule (1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	1	6,156	7.1%	6,156	7.1%	$150,268	7.1%	$24.41
2020	4	29,727	34.4%	35,883	41.5%	$725,081	34.4%	$24.39
2021	2	12,052	13.9%	47,935	55.4%	$297,436	14.1%	$24.68
2022	1	10,060	11.6%	57,995	67.0%	$246,470	11.7%	$24.50
2023	1	1,085	1.3%	59,080	68.3%	$26,583	1.3%	$24.50
2024	1	15,074	17.4%	74,154	85.7%	$399,461	18.9%	$26.50
2025	0	0	0.0%	74,154	85.7%	$0	0.0%	$0.00
2026	1	10,725	12.4%	84,879	98.1%	$262,763	12.5%	$24.50
Thereafter	0	0	0.0%	84,879	98.1%	$0	0.0%	$0.00
Vacant	0	1,632	1.9%	86,511	100.0%	$0	0.0%	$0.00
Total/Weighted Average	11	86,511	100.0%			$2,108,061		$24.84

(1)	Information obtained from the underwritten rent roll.

(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent for Cranberry Crossroads represent the tenant’s average rent over the lease term. The tenant’s current in-place annual rent is $2,048,540 or $24.13 per square foot.

The following table presents historical occupancy percentages at the Cranberry Crossroads Property:

Historical Occupancy

12/31/2013(1)(3)	12/31/2014(1)(3)	12/31/2015(1)(3)	10/20/2016(2)(3)
4.5%	44.6%	74.4%	98.1%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	The Cranberry Crossroads Property was constructed in 2013 and has steadily increased occupancy from 4.5% as of December 31, 2013 to 98.1% occupied as of October 20, 2016.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Cranberry Crossroads Property:

Cash Flow Analysis

	2014	2015	TTM 8/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$235,974	$1,131,944	$1,537,260	$2,108,061(1)	102.1%	$24.37
Grossed Up Vacant Space	0	0	0	39,984	1.9	0.46
Total Reimbursables	0	4,154	16,456	24,711	1.2	0.29
Other Income	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(108,638)(2)	(5.3)	(1.26)
Effective Gross Income	$235,974	$1,136,098	$1,553,716	$2,064,118	100.0%	$23.86

Total Operating Expenses	$349,284	$509,211	$529,157	$562,187	27.2%	$6.50

Net Operating Income(3)	($113,310)	$626,887	$1,024,559	$1,501,930	72.8%	$17.36
TI/LC	0	0	0	111,949	5.4	1.29
Capital Expenditures	0	0	0	17,302	0.8	0.20
Net Cash Flow	($113,310)	$626,887	$1,024,559	$1,372,679	66.5%	$15.87

NOI DSCR	(0.12x)	0.66x	1.08x	1.58x
NCF DSCR	(0.12x)	0.66x	1.08x	1.45x
NOI DY	(0.7%)	4.1%	6.7%	9.8%
NCF DY	(0.7%)	4.1%	6.7%	8.9%

(1)	U/W Base Rent includes $59,521 of contractual rent steps through January 1, 2018.

(2)	The underwritten economic vacancy is 5.0%. The Cranberry Crossroads Property was 98.1% physically occupied as of October 20, 2016.

(3)	NOI has increased from 2013 to TTM 8/31/2016 as a result of the increase in occupancy following the Cranberry Crossroads Property construction in 2013. NOI has increased from TTM 8/31/2016 to U/W NOI as a result of three tenants that started their leases in 2016 representing 20,456 square feet (23.6% of net rentable area) and $493,106 of Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CRANBERRY CROSSROADS

Comparable Leases (1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
500 Cranberry Woods Drive, PA	2003/NAP	4	119,444	89%	0.7 miles	Aesynt, Inc.	6 Yrs.	102,000	$25.25	Gross
Cloverleaf Commons of Cranberry, PA	2014/NAP	3	63,000	65%	0.7 miles	Available	5 Yrs.	4,806	$25.00	Gross
Brush Creek Commons II, PA	2008/NAP	3	35,463	73%	1.1 miles	Available	5 Yrs.	9,546	$24.75	Gross
600 Cranberry Woods Drive, PA	2007/NAP	4	106,435	100%	0.8 miles	Confidential	5 Yrs.	3,817	$24.50	Gross
800 Cranberry Woods Drive, PA	1999/NAP	4	120,000	93%	0.8 miles	ERM Group Inc.	3 Yrs.	4,581	$23.50	Gross
8050 Row an Road, PA	2004/NAP	6	52,800	76%	1.2 miles	Federated Mutual Insurance Co.	5 Yrs.	1,777	$23.00	Gross

(1)	Information obtained from the appraisal and a third party market research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-C37	Transaction Contact Information

VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Barclays Capital Inc.

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

Brian La Belle	Tel. (212) 526-1809

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.